FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Alternatively, please click here http://www.bearstearns.com/prospectus/bsabs or visit the website www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$631,417,000
(Approximate)

Bear Stearns Asset Backed Securities I Trust 2007-HE5
Issuing Entity

Asset-Backed Certificates, Series 2007-HE5

EMC Mortgage Corporation
Sponsor and Master Servicer

Bear Stearns Asset Backed Securities I LLC
Depositor
________________

The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the base prospectus:

Class	Original Certificate Principal Balance(4)	Pass-Through Rate	Class	Original Certificate Principal Balance(4)	Pass-Through Rate
Class I-A-1	$132,679,000	(1)(2)	Class M-3	$ 8,977,000	(1)(2)(3)
Class I-A-2	$ 72,104,000	(1)(2)(3)	Class M-4	$10,640,000	(1)(2)(3)
Class I-A-3	$ 33,236,000	(1)(2)(3)	Class M-5	$ 9,975,000	(1)(2)(3)
Class I-A-4	$ 34,268,000	(1)(2)(3)	Class M-6	$ 4,987,000	(1)(2)(3)
Class II-A	$102,576,000	(1)(2)(3)	Class M-7	$ 9,310,000	(1)(2)(3)
Class III-A	$124,553,000	(1)(2)(3)	Class M-8	$ 7,647,000	(1)(2)(3)
Class M-1	$ 40,565,000	(1)(2)(3)	Class M-9	$ 9,310,000	(1)(2)(3)
Class M-2	$ 30,590,000	(1)(2)(3)

(1) The pass-through rates on these classes of certificates are adjustable rates as described under “Summary—Description of the Certificates—Pass-Through Rates” in this free writing prospectus.
(2) Subject to a cap as described in this free writing prospectus.
(3) Subject to a step-up if the optional termination right is not exercised.
(4)  Approximate. The initial certificate principal balance of each class is subject to a variance of plus or minus 10%.

The certificates represent interests in a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties.

Credit enhancement will be provided by:
• excess spread;
• overcollateralization;
• cross-collateralization;
• the interest rate swap agreement; and
• subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
The interest rate swap agreement will be between the supplemental interest trust trustee and ABN AMRO Bank N.V. for the benefit of the certificateholders.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about May 30, 2007.

Bear, Stearns & Co. Inc.
The date of this free writing prospectus is April 30, 2007
For use with the base prospectus dated March 14, 2007

TABLE OF CONTENTS

FREE WRITING PROSPECTUS
SUMMARY
TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
SERVICING OF THE MORTGAGE LOANS
DESCRIPTION OF THE CERTIFICATES
THE INTEREST RATE SWAP AGREEMENT
THE SWAP ADMINISTRATION AGREEMENT
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
LEGAL MATTERS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
AVAILABLE INFORMATION
INDEX OF DEFINED TERMS
SCHEDULE A
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT, AND TAX DOCUMENTATION PROCEDURES

PROSPECTUS
RISK FACTORS
DESCRIPTION OF THE SECURITIES
THE TRUST FUNDS
CREDIT ENHANCEMENT
STATIC POOL INFORMATION
SERVICING OF LOANS
THE AGREEMENTS
MATERIAL LEGAL ASPECTS OF THE LOANS
THE SPONSOR
THE DEPOSITOR
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
REPORTABLE TRANSACTIONS
STATE AND LOCAL TAX
CONSIDERATIONS
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN
INFORMATION BY REFERENCE
RATINGS
LEGAL INVESTMENT CONSIDERATIONS
PLAN OF DISTRIBUTION
GLOSSARY OF TERMS

Important Notice About Information Presented In This
Free Writing Prospectus And The Base Prospectus

We describe the certificates in two separate documents that provide varying levels of detail: (a) the base prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. The description of your certificates in this free writing prospectus is intended to enhance the related description in the base prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

Annex I and Schedule A are incorporated into and are a part of this free writing prospectus as if fully set forth in this free writing prospectus

Cross-references are included in this free writing prospectus and the base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page 2 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the base prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this free writing prospectus or under the caption “Glossary of Terms” in the base prospectus.

SUMMARY

•
This summary highlights selected information from this document but does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the base prospectus carefully.

•
Certain statements contained in or incorporated by reference in this free writing prospectus and the base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

Asset-Backed Certificates, Series 2007-HE5, represent beneficial ownership interests in an issuing entity that consists primarily of a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties and certain other assets described in this free writing prospectus.

Originators

The principal originators of the mortgage loans are: the Encore Credit division of Bear Stearns Residential Mortgage Corporation with respect to approximately 47.12%, 74.52% and 25.91% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and with respect to approximately 47.46% of the mortgage loans in the aggregate, Aegis Mortgage Corporation with respect to approximately 31.23%, 8.79% and 55.69% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and with respect to approximately 32.72% of the mortgage loans in the aggregate. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor and Mortgage Loan Sellers

EMC Mortgage Corporation, in its capacity as a mortgage loan seller, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell a portion of the mortgage loans to the depositor. The remainder of the mortgage loans will be sold directly to the depositor by Master Funding LLC, a special purpose entity that was established by EMC Mortgage Corporation, which, in turn, acquired those mortgage loans from EMC Mortgage Corporation.

Master Servicer

EMC Mortgage Corporation.

Trustee

LaSalle Bank National Association, a national banking association.

Issuing Entity

Bear Stearns Asset Backed Securities I Trust 2007-HE5, a New York common law trust.

Pooling and Servicing Agreement

The pooling and servicing agreement among EMC as seller, the master servicer, the depositor and the trustee, under which the issuing entity will be formed and will issue the certificates.

Cut-off Date

May 1, 2007.

Closing Date

On or about May 30, 2007.

The Mortgage Loans

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $672,377,746. The mortgage loans are fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties. We will divide the mortgage loans into three separate groups, loan group I, loan group II and loan group III. We refer to each group of mortgage loans as a loan group. The mortgage loans that we have allocated to loan group I are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan limits and the mortgage loans that we have allocated to loan group II and loan group III are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits.

The characteristics of the mortgage loans as described in this free writing prospectus and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.

All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in schedule A to this free writing prospectus are subject to a variance of plus or minus 10%.

The adjustable rate mortgage loans will adjust based on Six-Month LIBOR or One-Year LIBOR. The interest rate borne by these adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of two, three or five years. The interest rate borne by those adjustable rate mortgage loans that adjust based on One-Year LIBOR have an initial fixed-rate period of two or three years.

The interest rate borne by the adjustable rate mortgage loans will be adjusted in each case to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this free writing prospectus. As to each mortgage loan, the master servicer will be responsible for calculating and implementing interest rate adjustments.

Approximately 12.03%, 0.12% and 14.54% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 10.21% of the mortgage loans in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from two to ten years.

Total Pool

The following table summarizes the approximate characteristics of all of the mortgage loans in the issuing entity as of the cut-off date:

Number of mortgage loans	3,158
Percentage of mortgage loans with 100%
loan-to-value (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans).	2.98%
Aggregate principal balance	$672,377,746
Average principal balance	$212,913
Range of principal balances	$14,969 to $1,249,052
Range of mortgage rates	5.345% to 13.450%
Weighted average
mortgage rate	8.337%
Weighted average
original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	79.53%
Weighted average combined
original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	80.38%
Weighted average stated
remaining term to maturity	355 months
Range of stated remaining
terms to maturity	117 months to 359 months
Type of mortgaged properties
Single-family dwellings	84.43%
2-4 family dwellings	6.06%
Planned unit developments	7.00%
Condominiums	2.13%
Townhouse	0.39%
Owner-occupied	93.09%
State concentrations (greater than 5%)
California	24.93%
Florida	14.33%
Maryland	5.37%
First lien	99.12%
Second lien	0.88%
Balloon Loans	43.74%
Fixed Rate Loans	28.87%
Adjustable Rate Loans	71.13%
Weighted Average Gross Margin (per annum)*	5.685%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.692%
Weighted Average Periodic Cap (per annum)*	1.041%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	14.320%
Weighted Average Months to First Interest
Adjustment Date*	26 months
*Adjustable Rate Loans only

Loan Group I

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group I as of the cut-off date:

Number of mortgage loans	1,578
Percentage of mortgage loans with 100%
loan-to-value (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans).	3.72%
Aggregate principal balance	$366,588,173
Average principal balance	$232,312
Range of principal balances	$16,978 to $1,249,052
Range of mortgage rates	5.345% to 13.450%
Weighted average
mortgage rate	8.380%
Weighted average
original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	80.61%
Weighted average combined
original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	81.66%
Weighted average stated
remaining term to maturity	355 months
Range of stated remaining
terms to maturity	117 months to 359 months
Type of mortgaged properties
Single-family dwellings	84.31%
2-4 family dwellings	5.06%
Planned unit developments	8.17%
Condominiums	2.11%
Townhouse	0.34%
Owner-occupied	90.38%
State concentrations (greater than 5%)
California	28.96%
Florida	15.24%
Maryland	5.38%
First lien	98.86%
Second lien	1.14%
Balloon Loans	42.90%
Fixed Rate Loans	26.63%
Adjustable Rate Loans	73.37%
Weighted Average Gross Margin (per annum)*	5.623%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.678%
Weighted Average Periodic Cap (per annum)*	1.040%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	14.334%
Weighted Average Months to First Interest
Adjustment Date*	25 months
*Adjustable Rate Loans only

Loan Group II

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group II as of the cut-off date:

Number of mortgage loans	731
Percentage of mortgage loans with 100%
loan-to-value (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans).	1.09%
Aggregate principal balance	$138,100,644
Average principal balance	$188,920
Range of principal balances	$14,969 to $549,886
Range of mortgage rates	5.795% to 12.000%
Weighted average
mortgage rate	8.587%
Weighted average
original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	76.29%
Weighted average combined
original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	76.32%
Weighted average stated
remaining term to maturity	356 months
Range of stated remaining
terms to maturity	170 months to 359 months
Type of mortgaged properties
Single-family dwellings	87.55%
2-4 family dwellings	8.87%
Planned unit developments	2.28%
Condominiums	1.01%
Townhouse	0.28%
Owner-occupied	91.89%
State concentrations (greater than 5%)
California	22.81%
Florida	16.44%
Illinois	7.33%
Maryland	6.73%
Virginia	5.57%
First lien	98.71%
Second lien	1.29%
Balloon Loans	58.01%
Fixed Rate Loans	36.68%
Adjustable Rate Loans	63.32%
Weighted Average Gross Margin (per annum)*	5.695%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.569%
Weighted Average Periodic Cap (per annum)*	1.047%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	14.476%
Weighted Average Months to First Interest
Adjustment Date*	24 months
*Adjustable Rate Loans only

Loan Group III

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group III as of the cut-off date:

Number of mortgage loans	849
Percentage of mortgage loans with 100%
loan-to-value (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans).	2.92%
Aggregate principal balance	$167,688,930
Average principal balance	$197,513
Range of principal balances	$46,738 to $576,903
Range of mortgage rates	5.500% to 12.015%
Weighted average
mortgage rate	8.035%
Weighted average
original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	79.84%
Weighted average combined
original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	80.90%
Weighted average stated
remaining term to maturity	354 months
Range of stated remaining
terms to maturity	117 months to 359 months
Type of mortgaged properties
Single-family dwellings	82.11%
2-4 family dwellings	5.92%
Planned unit developments	8.34%
Condominiums	3.07%
Townhouse	0.57%
Owner-occupied	100.00%
State concentrations (greater than 5%)
California	17.85%
Florida	10.58%
Massachusetts	6.72%
New York	6.66%
First lien	100.00%
Balloon Loans	33.82%
Fixed Rate Loans	27.31%
Adjustable Rate Loans	72.69%
Weighted Average Gross Margin (per annum)*	5.814%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.811%
Weighted Average Periodic Cap (per annum)*	1.038%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	14.177%
Weighted Average Months to First Interest
Adjustment Date*	28 months
*Adjustable Rate Loans only

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it by the depositor of the mortgage loans, and receipt of, subject to further review by the custodian, the mortgage loan files and the exceptions to the mortgage loan files. If the trustee receives written notice that any mortgage loan is defective on its face or if a representation or warranty with respect to any mortgage loan is breached, the trustee, or the custodian on its behalf, will promptly notify the sponsor of such defect or breach. If the sponsor cannot or does not cure such defect or breach within 90 days from the date of notice and, in each case such defect materially and adversely affects the interests of the certificateholders in the mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan within 90 days of the date of notice; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The issuing entity will issue the senior certificates in three certificate groups. The Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates will represent interests principally in loan group I, and we sometimes refer to these certificates in this free writing prospectus collectively as the Class I-A Certificates. The Class II-A Certificates will represent interests principally in loan group II. The Class III-A Certificates will represent interests principally in loan group III. We sometimes refer to the Class I-A, Class II-A and Class III-A Certificates in this free writing prospectus collectively as the Class A Certificates or the senior certificates. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will each represent subordinated interests in the mortgage loans, and we sometimes refer to these certificates in this free writing prospectus collectively as the Class M Certificates or the subordinated certificates. We sometimes refer to the Class A Certificates and Class M Certificates in this free writing prospectus collectively as the offered certificates.

The issuing entity will also issue the Class R-1, Class R-2, Class R-3 and Class RX Certificates (also referred to in this free writing prospectus collectively as the Class R Certificates or the residual certificates), which represent the residual interests in the related real estate mortgage investment conduits established by the issuing entity, and the Class P Certificates and the Class CE Certificates, all of which we are not offering by this free writing prospectus. We sometimes refer to the Class A, Class M, Class R, Class P and Class CE Certificates collectively in this free writing prospectus as the certificates.

The last scheduled distribution date for the offered certificates (other than the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates) is the distribution date in May 2037. The last scheduled distribution date for the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates is the distribution date in February 2031, February 2036 and March 2037, respectively.

The aggregate principal balance of the mortgage loans reflected in this free writing prospectus may be greater than the sum of the aggregate certificate principal balance of the offered certificates and the overcollateralization amount because the certificate principal balances of the offered certificates are based on an expected aggregate stated principal balance of the mortgage loans as of the cut-off date.

However, the final certificate principal balances of the offered certificates will be based on the final aggregate principal balance of the mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool such that the aggregate principal balance of the mortgage loans will be equal to the sum of the aggregate certificate principal balance of the offered certificates and the overcollateralization amount.

Record Date

For each class of offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise, the record date will be the last business day of the month immediately preceding the applicable distribution date.

Denominations

For each class of offered certificates, minimum denominations of $100,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Registration of Offered Certificates

The issuing entity will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates — Book-Entry Registration” and “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” in this free writing prospectus.

Pass-Through Rates

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports as described under “Reports to Certificateholders” in this free writing prospectus. On any distribution date, the pass-through rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date, a specified margin as follows:

•	Class I-A-1 Certificates: ____% per annum.

•	Class I-A-2 Certificates: ____% per annum.

•	Class I-A-3 Certificates: ____% per annum.

•	Class I-A-4 Certificates: ____% per annum.

•	Class II-A Certificates: ____% per annum.

•	Class III-A Certificates: ____% per annum.

•	Class M-1 Certificates: ____% per annum.

•	Class M-2 Certificates: ____% per annum.

•	Class M-3 Certificates: ____% per annum.

•	Class M-4 Certificates: ____% per annum.

•	Class M-5 Certificates: ____% per annum.

•	Class M-6 Certificates: ____% per annum.

•	Class M-7 Certificates: ____% per annum.

•	Class M-8 Certificates: ____% per annum.

•	Class M-9 Certificates: ____% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods will be determined as described under “Description of the Certificates — Calculation of One-Month LIBOR” in this free writing prospectus.

On any distribution date, the pass-through rate for the offered certificates will be subject to an interest rate cap which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the pass-through rate for the Class I-A-2 Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class I-A-3 Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class I-A-4 Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class II-A Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class III-A Certificates as described above, to ____% per annum, and the margin applicable to the pass-through rate for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, as described above, to ____%, ____%, ____%, ____%, ____%, ____%, ____%, ____% and ____% per annum, respectively. Each such increased rate will remain subject to the related interest rate cap.

The interest rate cap for the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates is equal to the weighted average of the net mortgage rates of all of the group I mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus and adjusted for the actual number of days elapsed in the related accrual period.

The interest rate cap for the Class II-A Certificates is equal to the weighted average of the net mortgage rates of all of the group II mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus and adjusted for the actual number of days elapsed in the related accrual period.

The interest rate cap for the Class III-A Certificates is equal to the weighted average of the net mortgage rates of all of the group III mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus and adjusted for the actual number of days elapsed in the related accrual period.

The interest rate cap for the Class M Certificates is equal to the weighted average of the weighted average of the net mortgage rates of all of the mortgage loans in each loan group, weighted in proportion to the results of subtracting from the aggregate stated principal balance of each loan group, the certificate principal balance of the related senior certificates, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus and adjusted for the actual number of days elapsed in the related accrual period.

If on any distribution date, the pass-through rates for the offered certificates are limited to the related interest rate cap, the resulting interest shortfalls may be recovered by the holders of the offered certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the issuing entity, and to the extent there are amounts available under the interest rate swap agreement to pay amounts as described in this free writing prospectus.

We refer you to “Description of the Certificates—Distributions on the Certificates” and “—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Distribution Dates

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in June 2007 to the appropriate holders of record. If the 25th day of the month is not a business day, then the trustee will make distributions on the following business day.

Interest Payments

On each distribution date, holders of the offered certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

•	any interest due on any prior distribution date that was not paid, less

•	interest shortfalls allocated to such certificates.

Any interest due on a prior distribution date that was not paid on a prior distribution date will be payable from interest funds and excess cashflow in the case of the Class A Certificates and from excess cashflow in the case of the Class M Certificates, in each case as and to the extent described in this free writing prospectus.

The offered certificates may receive additional interest distributions from payments under the interest rate swap agreement as described below under “The Interest Rate Swap Agreement”.

The accrual period for the offered certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the offered certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Principal Payments

On each distribution date, holders of the offered certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

•	principal payments on the mortgage loans, and

•	until a specified overcollateralization level has been reached, interest payments on the mortgage loans not needed to pay interest on the certificates and monthly fees and expenses.

You are encouraged to review the priority of payments described under“Description of the Certificates — Distributions on the Certificates” in this free writing prospectus.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior certificates and subordinated certificates, the issuing entity has increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

The certificates designated as senior certificates will have a payment priority over the certificates designated as subordinated certificates. Among the classes of subordinated certificates:

•	the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-5 Certificates will have payment priority over the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-6 Certificates will have payment priority over the Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-7 Certificates will have payment priority over the Class M-8 Certificates and Class M-9 Certificates, and

•	the Class M-8 Certificates will have payment priority over the Class M-9 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses, first to reduce the amount of excess spread, second to reduce the overcollateralization amount, and third among the certificates, beginning with the class of subordinated certificates with the lowest payment priority, until the certificate principal balance of that subordinated class has been reduced to zero. We then allocate realized losses to the next most junior class of subordinated certificates, until the certificate principal balance of each class of subordinated certificates is reduced to zero. If none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this free writing prospectus.

We refer you to “Description of the Certificates—Distributions on the Certificates” in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the mortgage loans to generate more interest than is needed to pay interest on the offered certificates and certain issuing entity expenses because we expect the weighted average net interest rate of the mortgage loans, adjusted for net swap payments and swap termination payments payable to the swap provider, to be higher than the weighted average pass-through rate on the offered certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the aggregate certificate principal balance of the offered certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the offered certificates and issuing entity expenses will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization will be met.

We refer you to “Description of the Certificates — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Cross-Collateralization. The payment rules require that after the senior certificates relating to a loan group receive certain payments on each distribution date, available funds from that loan group otherwise allocable to such senior certificates will be allocated to the senior certificates relating to the other loan group or loan groups as described in this free writing prospectus. This feature is called “cross-collateralization.”

Interest Rate Swap Agreement. LaSalle Bank National Association, in its capacity as supplemental interest trust trustee, will enter into an interest rate swap agreement with ABN AMRO Bank N.V., in such capacity, the swap provider. The supplemental interest trust trustee will appoint LaSalle Bank National Association as swap administrator pursuant to the swap administration agreement to receive and distribute funds with regard to the interest rate swap agreement on behalf of the supplemental interest trust, whether payable by or to the swap provider pursuant to the interest rate swap agreement. On or before each distribution date commencing with the distribution date in June 2007 and ending with the distribution date in May 2012, the swap administrator will be obligated to make a fixed payment to the swap provider, and the swap provider will be obligated to make a floating payment to the swap administrator, on behalf of the supplemental interest trust, in each case as set forth in the interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment under the interest rate swap agreement exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders will be applied to make a net payment to the swap administrator for payment to the swap provider. To the extent that the floating payment under the interest rate swap agreement exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the swap administrator, and the swap administrator, pursuant to the swap administration agreement, will remit to holders of the offered certificates an amount necessary for certain distributions as described in this free writing prospectus.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required to make a swap termination payment to the swap provider, the issuing entity will be required to make a payment to the swap administrator in the same amount (other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which amount will be paid by the issuing entity on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to offered certificateholders, except in the case of certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, in which event payment of such amount by the issuing entity to the swap administrator will be subordinated to all distributions to the offered certificateholders. The obligations of the swap administrator to make a swap termination payment to the swap provider will be limited to the extent of funds received from the issuing entity for such purpose.

Except as described in the second preceding sentence, amounts payable by the issuing entity to the swap administrator for payment to the swap provider will be deducted from available funds before distributions to certificateholders.

We refer you to“The Interest Rate Swap Agreement” in this free writing prospectus.

Advances

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans (other than any balloon payments) in general to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Servicing Fee

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to 1/12 of the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Any interest shortfalls on the mortgage loans resulting from prepayments made during the related prepayment period that are being distributed to the certificateholders on that distribution date will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

Trustee Fee

The trustee will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to 1/12th of the trustee fee rate multiplied by the aggregate stated principal balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee fee rate will be 0.0045% per annum. The trustee will also be entitled to any amounts earned on permitted investments in the distribution account.

Optional Termination

At its option, the majority holder of the Class CE Certificates may purchase all of the remaining assets in the issuing entity when the principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity has declined to or below 10% of the principal balance of the mortgage loans as of the cut-off date. If the majority holder of the Class CE Certificates does not exercise such right, then the master servicer may purchase all of the remaining assets in the issuing entity when the principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity has declined to or below 5% of the principal balance of the mortgage loans as of the cut-off date. Such a purchase, in either case, will result in the early retirement of all the certificates.

Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (other than the reserve fund and, for the avoidance of doubt, the supplemental interest trust, the swap administration agreement, the swap account and the interest rate swap agreement) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The offered certificates (in each case exclusive of any right to receive amounts in respect of basis risk shortfall carry forward amounts as described in this free writing prospectus, and the right to receive, or the obligation to make, payments under the related notional principal contract component as described in this free writing prospectus) will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement.

Each of the Class R Certificates will represent the beneficial ownership of the sole class of “residual interests” in the related REMIC. The offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to“Federal Income Tax Consequences” in this free writing prospectus and“Material Federal Income Tax Considerations” in the base prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment” in this free writing prospectus and“Legal Investment Considerations” in the base prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to“ERISA Considerations” in this free writing prospectus and in the base prospectus.

Ratings

The classes of offered certificates listed below will not be offered unless they receive at least the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s” and Moody’s Investors Service, Inc., which we refer to as “Moody’s”.

Class	Standard & Poor’s Rating	Moody’s Rating
I-A-1	AAA	Aaa
I-A-2	AAA	Aaa
I-A-3	AAA	Aaa
I-A-4	AAA	Aaa
II-A	AAA	Aaa
III-A	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments

TRANSACTION STRUCTURE

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the base prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a certificate.

The subordinated certificates have a greater risk of loss than the senior certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination”. For purposes of this free writing prospectus, “subordinated classes” means:
•  with respect to the senior certificates: the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;
•  with respect to the Class M-1 Certificates: the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;
•  with respect to the Class M-2 Certificates: the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;
•  with respect to the Class M-3 Certificates: the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;
•  with respect to the Class M-4 Certificates: the Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;
•  with respect to the Class M-5 Certificates: the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;
•  with respect to the Class M-6 Certificates: the Class M-7, Class M-8 and Class M-9 Certificates;
•  with respect to the Class M-7 Certificates: the Class M-8 and Class M-9 Certificates; and
•  with respect to the Class M-8 Certificates: the Class M-9 Certificates.

We will provide credit enhancement for the certificates, first, by the right of the holders of the certificates to receive certain payments of interest and principal prior to the more subordinated classes and, second, by the allocation of realized losses on the mortgage loans to the certificates as described below. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of subordinated certificates, beginning with the class of subordinated certificates with the lowest payment priority, in each case until the certificate principal balance of that class has been reduced to zero, and fourth, to the Class A Certificates as described below. This means that with respect to the offered certificates, realized losses would first be allocated to the Class M-9 Certificates, and then to the other classes of Class M Certificates in reverse order of numerical designation until the certificate principal balance of each such class of Class M Certificates is reduced to zero, then to the related class or classes of Class A Certificates on a pro rata basis based on the certificate principal balance of each such class until the certificate principal balance of such class is reduced to zero, and then to the non-related class or classes of Class A Certificates on a pro rata basis based on the certificate principal balance of each such class until the certificate principal balance of such class is reduced to zero, as described in this free writing prospectus.
Accordingly, if the certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate certificate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.

You are encouraged to fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the mortgage loans.
See“Description of the Certificates” in this free writing prospectus.

Additional risks associated with the subordinated certificates
The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity on the subordinated certificates, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinated certificates, in reverse order of their numerical designation. As a result of such reductions, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount.

It is not expected that the subordinated certificates will be entitled to any principal distributions until at least June 2010 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by excess spread, overcollateralization, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Also, investors in the subordinate certificates should be aware that in cases where principal distributions are made sequentially to the subordinate certificates on or after the stepdown date, the most subordinate class of subordinate certificates then outstanding may receive more than such class’s pro rata share of principal for that distribution date. As a result, the certificate principal balance of the most subordinate class or classes of subordinate certificates may be reduced to zero prior to the more senior class or classes of subordinate certificates.

Credit enhancement may be inadequate to cover losses and/or to build overcollateralization
The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates and certain issuing entity expenses because we expect the weighted average interest rate on the mortgage loans, adjusted for any net swap payments and swap termination payments, to be higher than the weighted average pass-through rate on the offered certificates. If the mortgage loans generate more interest than is needed to pay interest on the offered certificates and issuing entity expenses, adjusted for any net swap payments and swap termination payments, we will use such “excess spread” to make additional principal payments on those offered certificates, which will reduce the total certificate principal balance of those offered certificates below the aggregate principal balance of the mortgage loans, until the required level of overcollateralization has been met. In addition, amounts payable to the trust under the interest rate swap agreement may be used to restore and maintain the required level of overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or that amounts payable under the interest rate swap agreement will be sufficient to maintain the required level of overcollateralization. As of the closing date it is expected that the required level of overcollateralization will be met.

The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

The related interest rate cap may reduce the yields on the offered certificates
The pass-through rates on the offered certificates are each subject to an interest rate cap as described in this free writing prospectus. If on any distribution date the pass-through rate for a class of offered certificates is limited to the related interest rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the related interest rate cap. If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the issuing entity and to the extent there are amounts available under the interest rate swap agreement to pay such amounts as described in this free writing prospectus.

See“Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The offered certificates may not always receive interest based on One- Month LIBOR plus the related margin
The offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. If the related interest rate cap is less than One-Month LIBOR plus the related margin, the interest rate on the offered certificates will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the related interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the related interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the related interest rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the offered certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the related interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall in respect of the offered certificates will be funded to the extent of payments, if any, received from the swap provider under the interest rate swap agreement. However, if payments under the interest rate swap agreement do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

In addition, although the offered certificates are entitled to payments under the interest rate swap agreement during periods of increased One-Month LIBOR rates, the swap provider will only be obligated to make such payments under certain circumstances.

We refer you to“The Interest Rate Swap Agreement” in this free writing prospectus for a discussion of the swap provider’s obligations to make payments under the interest rate swap agreement.
Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates
Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e. borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that: • the mortgaged properties fail to provide adequate security for the related mortgage loans, and

• the protection provided by the subordination of certain classes and the availability of overcollateralization are insufficient to cover any shortfall,

you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the issuing entity will experience. The issuing entity’s prepayment experience may be affected by many factors, including:

• general economic conditions,

• the level of prevailing interest rates,

• the availability of alternative financing, and

• homeowner mobility.

Certain of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, approximately 74.57%, 68.52% and 77.10% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 73.96% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the master servicer, please see “The Mortgage Pool — Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans, which may fluctuate significantly from time to time.

You are encouraged to note that:
•  if you purchase your certificates at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your certificates at a premium and principal is repaid on the mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

• if you purchase a certificate bearing interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the related interest rate cap;

•  since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

•  the overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the related classes of certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the related offered certificates; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, The sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any issuing entity, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to“The Mortgage Pool” and“Yield, Prepayment and Maturity Considerations” in this free writing prospectus and“Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the base prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

Mortgage loan modifications may affect the interest rate caps
Modifications of mortgage loans agreed to by the master servicer in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, may extend the final maturity of, or result in a allocation of a realized loss to, one or more classes of the related securities.

A reduction in certificate rating could have an adverse effect on the value of your certificates
The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
The sponsor and Master Funding LLC will each treat the transfer of its respective mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor or Master Funding LLC, as applicable, becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to such entity. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Approximately 28.96%, 22.81% and 17.85% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 24.93% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date are secured by mortgaged properties that are located in the state of California. Approximately 15.24%, 16.44% and 10.58% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 14.33% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date are secured by mortgaged properties that are located in the state of Florida. Property in those states or in any other region having a significant concentration of properties underlying the mortgage loans, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•  declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

•  any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:
•  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the issuing entity to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the issuing entity. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the master servicer to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the issuing entity to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the issuing entity and/or limit the master servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the issuing entity.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

Some of the mortgage loans provide for balloon payments at maturity
Approximately 42.90%, 58.01% and 33.82% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 43.74% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date, are balloon loans. These mortgage loans will require a substantial payment of principal, or a balloon payment, at their stated maturity in addition to their scheduled monthly payment. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions.

You may have difficulty selling your certificates
The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws
The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. Current or future military operations of the United States may increase the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. Shortfalls resulting from the application of the Relief Act or similar state or local laws may be paid out of excess cashflow. See “Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

The interest rate swap agreement and the swap provider
Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement and the swap administration agreement will be available as described in this free writing prospectus to pay any necessary interest carry forward amounts to the extent due to the interest portion of realized losses, to reimburse for certain interest shortfalls previously allocated to such certificates and any basis risk shortfalls, and, to the extent not covered by excess spread, amounts necessary to restore and maintain the required level of overcollateralization, each as described in this free writing prospectus. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur with respect to the interest rate swap agreement except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 4.9925% per annum (subject to a variance of plus or minus 1.00%). No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus, and other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee) will reduce amounts available for distribution to the offered certificateholders.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the issuing entity will be required to make a payment to the swap administrator in the same amount (other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the offered certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the offered certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the issuing entity before such effects are borne by the senior certificates, and one or more classes of subordinated certificates may suffer a loss as a result of such payment.

Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement will be used to pay any necessary interest carry forward amounts to the extent due to the interest portion of realized losses, to reimburse for certain interest shortfalls previously allocated to such certificates and any basis risk shortfalls and, to the extent not covered by the excess spread, to restore and maintain the required level of overcollateralization as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the certificates depend in part on payments to be received by the swap administrator, on behalf of the supplemental interest trust trustee, under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider.

Some of the mortgage loans are secured by second liens, which may result in increased losses with respect to these mortgage loans
Approximately 1.14% and 1.29% of the mortgage loans in loan group I and loan group II, respectively, and approximately 0.88% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, are secured by second liens, rather than first liens. The weighted average combined loan-to-value ratio at origination of such mortgage loans is approximately 98.05% and 99.38% with respect to such mortgage loans in loan group I and loan group II, respectively, and approximately 98.45% with respect to such mortgage loans in the aggregate. The related first lien may or may not be included in this mortgage pool. In the case of second liens, there is a possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In that case, the issuing entity, as holder of the junior mortgage, could incur a loss.

Some of the mortgage loans were originated simultaneously with second liens
With respect to approximately 5.75%, 0.29% and 6.06% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 4.71% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which may or may not be included in the issuing entity. The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately 79.66%, 69.56% and 80.76% with respect to such mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 79.89% with respect to such mortgage loans in the aggregate, and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately 97.89%, 81.62% and 98.29% with respect to such mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 97.81% with respect to such mortgage loans in the aggregate. With respect to these mortgage loans, the rate of delinquencies may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors are encouraged to also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender. In addition, a title insurance policy may not have been obtained with respect to some of these simultaneous second lien mortgage loans (although a title search will have been done with respect to the related first lien mortgage loan), which may increase the risk that adequate funds will not be received in connection with a foreclosure of such mortgage loan.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this free writing prospectus.

Recent developments in the residential mortgage market may adversely affect the market value of your securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.
Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.
You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

THE MORTGAGE POOL

  General

We have provided below and in Schedule A to this free writing prospectus information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the issuing entity. Prior to the closing date of May 30, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this free writing prospectus with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The characteristics of the mortgage loans as described in this free writing prospectus and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the issuing entity as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described in this free writing prospectus. If, as of the closing date, any material pool characteristic differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement, or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is May 1, 2007. All percentages of the mortgage loans are approximate percentages by principal balance as of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Each mortgage loan in the issuing entity will bear interest at a fixed rate or adjustable rate, is a conventional, closed-end sub-prime mortgage loan and will be secured by a first and/or second lien on the related mortgaged property and will be assigned to one of the three loan groups, each of which constitutes a separate sub-trust and is referred respectively to as Loan Group I, Loan Group II and Loan Group III in this free writing prospectus. The mortgage loans in Loan Group I are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan limits and the mortgage loans in Loan Group II and Loan Group III are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits. All of the mortgage loans we will include in the issuing entity will be fully amortizing or have a balloon payment.

The mortgage loans have original terms to maturity of not greater than 30 years, except with respect to approximately 0.83%, 0.69% and 0.30% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and approximately 0.67% of the mortgage loans in the aggregate, that amortize based on a 40-year scheduled maturity for the first ten years, and thereafter require reamortized mortgage payments which are scheduled to be paid over the remaining 20 years as described in the related mortgage note.

Approximately 73.37%, 63.32% and 72.69% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and approximately 71.13% of the mortgage loans in the aggregate, are adjustable rate mortgage loans. The interest rate borne by these adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of two, three or five years. The interest rate borne by those adjustable rate mortgage loans that adjust based on One-Year LIBOR have an initial fixed-rate period of two or three years. The interest rate borne by these adjustable rate mortgage loans, in each case, will be adjusted in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. The master servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

Approximately 12.03%, 0.12% and 14.54% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and approximately 10.21% of the mortgage loans in the aggregate will receive interest only for the initial period set forth in the related mortgage note, ranging from two to ten years.

Approximately 1.34%, 0.75% and 0.94% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and approximately 1.12% of the mortgage loans in the aggregate are assumable in accordance with the terms of the related mortgage note. The remainder of the mortgage loans contain due-on-sale clauses. We refer you to“Servicing of the Mortgage Loans—Collection and other Servicing Procedures”.

Six-Month LIBOR. Approximately 73.02%, 63.32% and 72.69% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and approximately 70.94% of the mortgage loans in the aggregate will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Six-Month LIBOR
Adjustment Date	2002	2003	2004	2005	2006	2007
January 1	2.03%	1.38%	1.22%	2.79%	4.71%	5.37%
February 1	2.08	1.35	1.21	2.97	4.82	5.40
March 1	2.04	1.34	1.17	3.19	4.98	5.33
April 1	2.36	1.23	1.16	3.39	5.14
May 1	2.12	1.29	1.38	3.41	5.22
June 1	2.08	1.21	1.60	3.54	5.39
July 1	1.95	1.12	1.89	3.73	5.59
August 1	1.87	1.21	1.93	3.95	5.51
September 1	1.80	1.20	1.98	4.00	5.42
October 1	1.71	1.14	2.20	4.27	5.38
November 1	1.60	1.23	2.32	4.47	5.37
December 1	1.47	1.27	2.63	4.63	5.33

One-Year LIBOR. Approximately 0.35% of the mortgage loans in Loan Group I, and approximately 0.19% of the mortgage loans in the aggregate, will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly in privately negotiated transactions. Subsequently, these mortgage loans were transferred to EMC. We refer you to“The Mortgage Pool—General Underwriting Guidelines”, “The Mortgage Pool—BSRM Underwriting Guidelines”, “The Mortgage Pool—Aegis Underwriting Guidelines and “Servicing of the Mortgage Loans” for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

The cut-off date pool principal balance is approximately $672,377,746, which is equal to the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The mortgage loans to be transferred by the depositor to the issuing entity on the closing date will consist of 3,158 mortgage loans, of which 1,578 of the mortgage loans are in Loan Group I with an aggregate principal balance of approximately $366,588,173, 731 of the mortgage loans are in Loan Group II with an aggregate principal balance of approximately $138,100,644 and 849 of the mortgage loans are in Loan Group III with an aggregate principal balance of approximately $167,688,930.

The current and historical delinquency disclosure included in this free writing prospectus regarding the mortgage loans, the representation of the sponsor with respect to the delinquency status of the mortgage loans and the representation of the sponsor with respect to the delinquency status of the static pool information of the sponsor and BSRM utilizes the OTS Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this free writing prospectus will use the OTS Method. See “The Trust Fund - Methods of Delinquency Calculation” in the base prospectus.

Loan-to-Value Ratio or Combined Loan-to-Value Ratio. With respect to any mortgage loan secured by a first lien, the loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property. With respect to any mortgage loan secured by a second lien, the combined loan-to-value ratio is equal to the principal balance of the mortgage loan plus the principal balance of any related senior mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans.

  Prepayment Charges on the Mortgage Loans

Any mortgage loan may be prepaid in full or in part at any time. In addition, approximately 74.57%, 68.52% and 77.10% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and approximately 73.96% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See “Material Legal Aspects of the Loans—Enforceability of Prepayment and Late Payment Fees” in the base prospectus.

In addition, the master servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof will have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the master servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow to the offered certificates from the pool assets.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

  Mortgage Loan Statistical Data

Schedule A to this free writing prospectus sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans, or of the mortgage loans in the related loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

  Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the issuing entity. The mortgage loans in each loan group will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement (referred to in this free writing prospectus as the Pooling and Servicing Agreement) with each loan group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with LaSalle Bank National Association, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

(a)  the original mortgage note, endorsed in blank, or without recourse in the following form: “Pay to the order of LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-HE5” with all intervening endorsements that show a complete chain of endorsement from the originators to the related seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)  the original recorded mortgage or a photocopy thereof to the extent provided in the Pooling and Servicing Agreement;

(c)  a duly executed assignment of the mortgage in blank, or to “LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-HE5”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the Pooling and Servicing Agreement;

(d)  all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e)  with respect to any first or second lien mortgage loan (other than any Piggyback Loan), the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance or, in the event such original title policy has not been received from the title insurer, such original policy will be delivered within one year of the closing date or, in the event such original title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and with respect to any Piggyback Loan, the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance issued as to the related first lien mortgage loan or, in lieu thereof, a lien search on the related property that was conducted in connection with the related first lien mortgage loan.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan will be registered electronically through the MERS® System and MERS will serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and will not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the trustee, to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the related seller, or (ii) with respect to any mortgage loan electronically registered through the MERS® System, the sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement with respect to itself and to Master Funding LLC, as of the closing date in respect of the mortgage loans. The depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

1.  the information set forth in the mortgage loan schedule attached to the mortgage loan purchase agreement is, true and correct in all material respects;

2.  immediately prior to the conveyance of the mortgage loans by the related seller to the depositor pursuant to the mortgage loan purchase agreement, the related seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority to sell or assign the same pursuant to the mortgage loan purchase agreement;

3.       the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

3.  the mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

4.  with respect to any first lien mortgage loan, a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related originator’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related originator and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan; and the originator is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable. With respect to any second lien mortgage loan, other than any Piggyback Loan that has an initial principal amount less than or equal to $200,000, (a) a lender’s title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related originator’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related originator and its successors and assigns; and the related originator is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related property;

5.  the terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the trustee, on behalf of the certificateholders; and

6.  at the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee or the custodian, as agent for the trustee, is required to notify the sponsor in writing. If the sponsor cannot or does not cure such omission or defect with respect to a missing or defective document, or if the sponsor does not cure such breach with respect to a breach of a representation or warranty, in each case within 90 days of its receipt of notice, the sponsor is required to repurchase the related mortgage loan from the issuing entity within 90 days from the date of notice at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate through and including the last day of the month of repurchase, plus any costs and damages incurred by the issuing entity in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the issuing entity and substitute in its place another mortgage loan of like characteristics. However, such substitution is only permitted within two years after the closing date. Notwithstanding anything to the contrary, if any such defect or breach would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach or defect was discovered.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the issuing entity to lose the status of its REMIC elections or otherwise subject the issuing entity to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

Originators

The principal originators of the mortgage loans are: the Encore Credit division of Bear Stearns Residential Mortgage Corporation with respect to approximately 47.12%, 74.52% and 25.91% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and with respect to approximately 47.46% of the mortgage loans in the aggregate, Aegis Mortgage Corporation with respect to approximately 31.23%, 8.79% and 55.69% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and with respect to approximately 32.72% of the mortgage loans in the aggregate. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

General Underwriting Guidelines

The following discussion provides a general description of the underwriting guidelines applicable to all of the mortgage loans, other than the mortgage loans originated by Bear Stearns Residential Mortgage Corporation and Aegis Mortgage Corporation.

The underwriting guidelines are primarily intended to assess the borrower’s ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the related mortgage loan. While the originator’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor’s credit history, repayment ability and debt service to income ratio as well as the type and use of the mortgaged property. Some of the mortgage loans bear higher rates of interest than mortgages loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the originators will represent these exceptions.

Each applicant completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The underwriting guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, market rent analysis based on the rental of comparable homes in the area. All appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The mortgage loans were originated consistent with and generally conform to the underwriting guidelines’ full/alternative documentation, stated income documentation and limited documentation residential loan programs. Under each of the programs, the originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service to income ratio, if required, to determine the applicant’s ability to repay the loan, and reviews the appraisal. In determining the ability of the applicant to repay the loan a qualifying rate has been created under the underwriting guidelines that generally is equal to the interest rate on that loan. The underwriting guidelines require that mortgage loans be underwritten in a standardized procedure that complies with applicable federal, state and local laws and regulations. The maximum amount loaned to a borrower and the maximum loan to value ratio allowed for that loan depends on, among other things, the purpose of the mortgage loan, a borrower’s credit history, homeownership history, mortgage payment history or rental payment history, repayment ability and debt service to income ratio, as well as the type and use of the property. With respect to purchase money, rate/term and cash out refinance loans secured by single family primary residences the following loan to value ratios and original principal balances are allowed: loan-to-value ratios at origination of up to 100% for A+ credit grade mortgage loans with original principal balances of up to $750,000, up to 100% for A credit grade mortgage loans secured by single family, primary residences with original principal balances of up to $500,000, up to 95% for A- and B credit grade mortgage loans secured by single family, primary residences with original principal balances of up to $500,000, up to 80% for C credit grade mortgage loans secured by single family, primary residences with original principal balances of up to $450,000 and up to 70% for C- credit grade mortgage loans secured by single family, primary residences with original principal balances up to $400,000. The maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

With respect to mortgage loans secured by investment properties, owner occupied loan-to-value ratios are reduced 10% for one-to-two family residences and by 15% for three-to-four family residences. Mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination. For cash out refinance loans, the maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

In evaluating the credit quality of the borrowers, the originator utilizes credit bureau risk scores. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner if the LTV is less than or equal to 95%. If the LTV is greater than 95%, the lower of both of the borrower’s credit scores will be used. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

The underwriting guidelines require that the income of each applicant for a mortgage loan under the full/alternative documentation program be verified. The specific income documentation required for the originator’s various programs is as follows: under the full/alternative documentation program, applicants are required to submit one written form of verification from the employer of stable income for at least 12 months. The documentation may take the form of a Verification of Employment form provided by the employer, the most recent pay stub with year-to-date earnings and the most recent W-2 or a copy of the borrower’s federal tax returns. Under the limited documentation program the borrower may choose to submit 12 consecutive months of personal checking account bank statements. Under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. Income stated on the application is not verified under the stated income documentation program. All of the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant’s employment. Verification of the source of funds to close the loan, if any, deposited by the applicant into escrow in the case of a purchase money loan is required.

Bear Stearns Residential Mortgage Corporation

Bear Stearns Residential Mortgage Corporation (“BSRM”) is a Delaware corporation and a wholly owned subsidiary of The Bear Stearns Companies Inc., a publicly traded financial services firm, with an executive and administrative office located in Scottsdale, Arizona. BSRM is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. BSRM originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.

On February 9, 2007, BSRM completed a transaction whereby it acquired the subprime origination platform of Performance Credit Corp. (formerly known as Encore Credit Corp.). As a result, BSRM currently originates loans through two different divisions. The “Bear Res” division is the platform which is headquartered in Scottsdale, Arizona and has been originating both Alt-A and subprime loans since March 2005. The “Encore Credit” division is headquartered in Irvine, California and has been originating subprime loans since the platform was acquired by BSRM on February 9, 2007. The mortgage loans in this securitization were all originated by the “Encore Credit” division of BSRM.

BSRM has been in the residential mortgage banking business since March 2005, and have originated mortgage loans of the type backing the certificates offered hereby since that time. As of March 31, 2007, BSRM had an origination portfolio of approximately $7,462,264,530, all of which was secured by one- to four-family residential real properties and individual condominium units.

The following table describes the size and composition of BSRM’s total mortgage loan production for the year ending December 31, 2005, year ending December 31, 2006 and as of March 31, 2007.

		31-Dec-05		31-Dec-06		31-Mar-07
Loan Type	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)	Number	Total Portfolio of Loans ($)
Alt-A ARM................................	1,053	$302,106,429	2,834	$865,347,360	544		$171,378,463
Alt-A Fixed................................	445	$119,888,406	1,099	$240,995,090	661	$$	161,846,881
Prime ARM................................	-	$0	5,485	$1,967,430,796	1,802	$$	700,873,618
Prime Short Duration ARM.......	231	$87,099,788	3,227	$1,266,200,192	733	$$	328,717,797
Seconds......................................	1,106	$68,675,673	9,434	$716,137,485	2,220	$$	163,338,944
SubPrime....................................	180	$31,131,708	1,098	$201,905,272	342	$$	69,190,626
TOTAL.......................................	2,975	$608,902,004	23,177	$5,258,016,195	6,302	$$	1,595,346,330

BSRM Underwriting Guidelines

The mortgage loans originated by BSRM were originated generally in accordance with guidelines (the “BSRM Underwriting Guidelines”) established by BSRM with one of the following income documentation types: “Full Documentation”, “Limited Documentation,” “Lite Documentation” or “Stated Income.” The BSRM Underwriting Guidelines are intended to make sure that (i) the loan terms relate to the borrower’s ability to repay and (ii) the value and marketability of the property are acceptable.

Exceptions to the BSRM Underwriting Guidelines are considered with reasonable compensating factors on a case-by-case basis and at the sole discretion of senior management. When exception loans are reviewed, all loan elements are examined as a whole to determine the level of risk associated with approving the loan, including appraisal, credit report, employment, compensating factors and borrower’s willingness and ability to repay the loan. Compensating factors may include, but are not limited to, validated or sourced/seasoned liquid reserves in excess of the program requirements, borrower’s demonstrated ability to accumulate savings or devote a greater portion of income to housing expense and borrower’s potential for increased earnings based on education, job training, etc. Loan characteristics such as refinance transactions where borrowers are reducing mortgage payments and lowering debt ratios may become compensating factors as well.

The BSRM Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to: (i) the applicant’s credit standing and repayment ability; and (ii) the property offered as collateral. Applicants who qualify under the BSRM Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The BSRM Underwriting Guidelines establish the maximum permitted loan-to-value ratio and maximum loan amount for each loan type based upon prior payment history, credit score, occupancy type and other risk factors. The maximum loan amount on any property is $1,000,000.

All of the BSRM mortgage loans originated by BSRM are based on loan application packages submitted through the wholesale or correspondent channel. Each loan application package has an application completed by the applicant that includes information with respect to the applicant’s liabilities, income, credit history and employment history, as well as certain other personal information. The mortgage loan file also contains a credit report on each applicant from an approved credit reporting company. Credit history is measured on credit depth, number of obligations, delinquency patterns and demonstrated intent to repay reports, which can be used to underwrite any file. A tri-merged credit report is required for all loan submissions. The report must be from the three nationally recognized credit repositories and show all credit trades regardless of negative or positive status.

The credit profile review must encompass the last twenty-four months. If the borrower has lived in his or her current residence for less than twelve months, credit must be searched using both the current and former address(es). Underwriters arrive at each borrower’s credit score by choosing the middle score of three credit scores or the lower of two scores, when only two scores are reported. During the underwriting process, BSRM reviews and verifies the loan applicant’s sources of income (except under the Stated Documentation type, under which programs such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the BSRM Underwriting Guidelines.

The BSRM Underwriting Guidelines are applied in accordance with a procedure that complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property that conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and (ii) a review of such appraisal, which review may be conducted by a representative of BSRM. The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision

Income Documentation Types

Full Documentation. The Full Documentation residential loan program is based upon current year to date income documentation as well as the previous two year’s income documentation (i.e., tax returns and/or W-2 forms) and either one recent pay-stub with current year income on pay stub or two recent pay-stubs within 30 days of closing if year to date income is not provided on pay-stub) or bank statements for the previous 24 months. Self-employed borrowers must be self-employed in the same business or have received 1099 income in the same job for the last two years. Borrowers self-employed for less than two years (but at least one year) are considered on a case-by-case basis subject to a two-year history of previous successful employment in the same occupation or related field.

Limited Documentation. The Limited Documentation residential loan program is based on the recent 12 months of consecutive bank statements.

Lite Documentation. The Lite Documentation residential loan program is based on the most recent six months of consecutive bank statements.

Stated Income. The Stated Income residential loan program requires the applicant’s employment and income sources to be stated on the application. The applicant’s income as stated must be reasonable for the related occupation, borrowers’ credit profile and stated asset, in the loan underwriter’s discretion. However, the applicant’s income as stated on the application is not independently verified. The borrower must demonstrate that they have at least reserves (sourced and seasoned) greater than or equal to three months principal, interest, taxes and insurance.

Property Requirements

Properties that secure mortgage loans have a valuation appraisal performed by a qualified and licensed appraiser. All appraisers providing services must comply with the respective state and federal laws. An appraisal must not be more than 120 days old at the closing date or a re-certification of value is required. The original appraiser must perform re-certification. As an alternative, a field review with comparable properties that sold in the last three months and support the value is also acceptable. After 180 days, a new appraisal is required regardless of whether an existing or new construction property. All combined loan amounts that are greater than $650,000 require two appraisals.

Each appraisal is reviewed by a representative of BSRM before the mortgage loan is funded, who has the right to request a second appraisal, additional information or explanations, lower the approved loan amount, reduce the maximum allowable loan-to-value ratio or deny the loan based on the appraisal.

BSRM requires that all mortgage loans have title insurance. BSRM also requires that fire and extended coverage casualty insurance be maintained on the property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property. BSRM requires that all mortgage loans where the appraisal has determined that the property lies in certain zones have flood insurance. Manufactured homes and mobile homes are ineligible property types under the BSRM Underwriting Guidelines.

Risk Categories

Under the BSRM Underwriting Guidelines, there are various risk categories used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt ratio.

In general, higher credit risk mortgage loans are graded in risk categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments, liens that do not impair the lien position, or prior bankruptcies; however, the BSRM Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such higher risk categories.

Aegis Mortgage Corporation

Aegis Mortgage Corporation (“Aegis”) is a Delaware corporation, originally incorporated in Oklahoma in 1981. Aegis is a mortgage banking company that through its wholly owned subsidiaries, Aegis Wholesale Corporation (“AWC”) and Aegis Lending Corporation (“ALC”) originates conforming and non-conforming first lien and second lien residential mortgage loans. On December 13, 2006, Aegis discontinued its non-conforming/subprime wholesale origination business and continues to originate non-conforming/subprime loans through the ALC retail channel.

As of March 31, 2007, ALC, Aegis’s non-conforming/subprime retail subsidiary, operated through 15 retail sales offices and centers in 23 states. As of March 31, 2007, Aegis, AWC, and ALC, collectively, had over 1,700 employees. Aegis’s subprime residential mortgage originations totaled $3.1 billion, $4.9 billion, $6.5 and $4.0 billion for the years ended 2003, 2004, 2005 and 2006 respectively. Aegis has been originating non-conforming/subprime mortgage loans through ALC since 1999.

Underwriting Standards

General Standards for First and Second Lien Mortgage Loans. The underwriting standards of Aegis and its subsidiaries (the “Aegis Underwriting Standards”) with respect to first and second lien mortgage loans will generally conform to those published in the guide for Aegis’s alternative documentation programs for first and second lien mortgage loans (the “Guide”). The Aegis Underwriting Standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor’s securities. Aegis and its affiliates originated the mortgage loans in accordance with the Aegis Underwriting Standards generally described below.

The Aegis Underwriting Standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards. The mortgage loans to be included in the related trust had features that generally distinguish those loans from the more restrictive underwriting requirements used as standards for Fannie Mae and Freddie Mac. Aegis established loan programs by which it could aggregate acceptable loans into groupings considered to have substantially similar risk characteristics. A more detailed description of those loan programs applicable to the mortgage loans is set forth below. The underwriting of the mortgage loans generally consisted of analyzing the following as standards applicable to the mortgage loans:

•	the creditworthiness of a borrower based on both a credit score and mortgage history;

•
the income sufficiency of a borrower’s projected family income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income from investment property; and

•	the adequacy of the mortgaged property, expressed in terms of loan-to-value ratio, to serve as the collateral for a mortgage loan.

The underwriting criteria applicable to any loan program under which mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower’s credit score.

Guide Standards. The following is a brief description of the Aegis Underwriting Standards set forth in the Guide. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain for a credit report that summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, the Aegis Underwriting Standards require either a verbal or written verification of employment from the prospective borrower’s employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements.

Some of the mortgage loans have been originated under “stated income,” “limited documentation” or “no documentation” programs that require less documentation and verification than do traditional “full documentation” programs. Under a “stated income” program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income, except verification of employment, will be undertaken. Under a “limited documentation” program, applicants usually are required to submit verification of stable income for at least 12 months, such as 12 consecutive months of complete personal checking account bank statements. Generally, in order for a borrower to be eligible for a “stated income” or “limited documentation” program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower’s eligibility for this type of program may be determined by use of a credit-scoring model. Under a “no documentation” program, no information is obtained regarding the borrower’s income and there is no verification of the borrower’s assets. The “No Documentation” program guidelines require stronger credit profiles than the other programs, and have substantially more restrictive requirements for loan-to-value ratios, occupancy requirements and credit scores.

Generally, credit-scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related free writing prospectus.

In determining the adequacy of the property as collateral, an appraisal is generally made of each Property considered for financing. In limited circumstances with respect to high credit score borrowers, an automated valuation is obtained on the property and is combined with an exterior property inspection report instead of an appraisal. In the case of an appraisal, the appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Additionally, a risk analysis is ordered on each appraisal from a third party vendor and all high risk appraisals are reviewed by staff appraisers.

Based on the data provided in the application, certain verifications and the appraisal or other valuation of the mortgaged property, a determination is made that the borrower’s monthly income will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. The Guidelines for mortgage loans generally specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, equal no more than specified percentages of the prospective borrower’s gross income. The amount of liquid assets available to the borrower after origination may also be considered in the underwriting process.

Loan Programs: The Loan Programs determined by Aegis as applicable to the mortgage loans to be included in each trust are: A+, A, A-, B, C+, C, 80/20 Combo 1st and 80/20 Combo 2nd. The following is general description of the Loan Programs:

Loan Program A+: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. No 30-day, 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 100% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 90% is permitted for a mortgage loan on a single family non-owner occupied property or 85% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower’s debt service-to income ratio must be 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower’s debt service-to-income ratio may be increased to 55% if the borrower has an LTV ratio of 75% or less. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

Loan Program A: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,500 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. At most one 30-day rolling late payment and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 90% (or 85% for a mortgage loan originated under a stated income documentation program) is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower’s debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower’s debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

Loan Program A-: The prospective borrower is required to have generally repaid all previous or existing installment or revolving debt according to its terms. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $2,500 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. At most three 30-day rolling late payments and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 90% (or 85% for a mortgage loan originated under a stated income documentation program) is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower’s debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower’s debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed, within the last 24 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

Loan Program B: The prospective borrower may not have paid all previous or existing installment or revolving debt according to its terms, and may have some charge-offs. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $2,500 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. The borrower may have made a late payment of 60 days within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 90% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower’s debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower’s debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed, within the last 18 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

Loan Program C+: The prospective borrower may have experienced significant credit problems in the past. As to mortgage credit, the borrower may have had a history of being generally 30 to 60 days delinquent. As to non-mortgage credit, significant prior defaults may have occurred, provided that open collections and charge-offs in excess of $5,000 must be paid down to zero at closing unless they are two years or older or do not effect the title or are medical related. The borrower may have made a late payment of 90 days within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 85% (or 75% for a mortgage loan originated under a stated income documentation program) is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 80% (or 70% for a mortgage loan originated under a stated income documentation program) is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower’s debt service-to-income ratio is 55% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed, within the last 12 months. No foreclosures on a mortgaged property are allowed within the last 12 months.

Loan Program C: The prospective borrower may have experienced substantial credit problems in the past. As to mortgage credit, the borrower may have had a history of being generally 30 to 60 days delinquent, and a maximum of two 90-day late payments or one 120- day late payment within the last 12 months is acceptable on an existing mortgage loan. The prospective borrower’s credit history is poor and a notice of default may have been filed. As to non-mortgage credit, significant prior defaults may have occurred, provided that open collections and charge-offs in excess of $5,000 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. The mortgaged property must be in average to good condition. A maximum LTV ratio of 70% is permitted for a mortgage loan on a single family owner-occupied property and the stated income documentation program is not allowed. A maximum LTV ratio of 65% is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower’s debt service-to-income ratio is 55% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and all Chapter 13 bankruptcies must be paid or discharged at funding. No current notice of default on a mortgaged property is allowed.

Loan Program 80/20 Combo 1st: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. At most one 30-day rolling late payment on full documentation loans and no 30-day late payments on alternative and stated documentation loans are acceptable within the last 12 months on an existing mortgage loan. No 60-day or 90- day late payments are acceptable. The credit score will be 580 or greater on full documentation loans, 620 or greater on alternative documentation loans and 620 or greater on stated documentation loans. The mortgaged property must be in average to good condition. A maximum LTV ratio of 80% is permitted for a mortgage loan on a single family owner occupied property or a mortgage loan originated under a stated income documentation program. Non-owner occupied properties are not allowed. The borrower’s debt service-to income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

Loan Program 80/20 Combo 2nd: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. At most one 30-day rolling late payment on full documentation loans and no 30-day late payments on alternative and stated documentation loans are acceptable within the last 12 months on an existing mortgage loan. No 60-day or 90- day late payments are acceptable. The credit score will be 580 or greater on full documentation loans, 620 or greater on alternative documentation loans and 620 or greater on stated documentation loans. The mortgaged property must be in average to good condition. A maximum CLTV ratio of 100% is permitted for a mortgage loan on a single family owner occupied property or a mortgage loan originated under a stated income documentation program. Non-owner occupied properties are not allowed. The borrower’s debt service-to income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

For all credit grade categories, non-mortgage credit may include prior defaults, and different levels of major adverse credit. Major adverse credit is defined as collection accounts, charge-off accounts, judgments, liens, delinquent property taxes, repossessions, garnishments and accounts currently 90 days or more delinquent. Any adverse account affecting title must also be paid down to zero at closing except for tax liens which may remain open as long as there is a payment plan and the payment is included in the debt service to income ratio. Some adverse accounts may remain open after closing, provided the borrower has adequate compensating factors.

Exceptions. As described above, the indicated underwriting standards applicable to the mortgage loans to be included in each trust include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; stable ownership; low debt ratios; strong residual income; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, those mortgage loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss than mortgage loans underwritten under more stringent underwriting standards.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor and with respect to the experience of BSRM in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2007-HE5.

Information provided through the internet address above will not be deemed to be a part of this free writing prospectus, the prospectus supplement, the base prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

Bear Stearns Asset Backed Securities I Trust 2007-HE5 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2007-HE5 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the issuing entity and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements — Amendment of Agreement” in the base prospectus.

The assets of Bear Stearns Asset Backed Securities I Trust 2007-HE5 will consist of the mortgage loans and certain related assets.

Bear Stearns Asset Backed Securities I Trust 2007-HE5’s fiscal year end is December 31.

THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of December 31, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $71,110,885,772. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005		December 31, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$3,779,319,393.84	44,821	$11,002,497,283.49	73,638	$19,087,119,981.75	61,738	$18,656,292,603.55
Alt-A Fixed	15,907	3,638,653,583.24	15,344	4,005,790,504.28	17,294	3,781,150,218.13	11,514	2,752,302,975.51
HELOC	-	-	-	-	9,309	509,391,438.93	18,730	1,280,801,433.05
Prime ARM	16,279	7,179,048,567.39	30,311	11,852,710,960.78	27,384	13,280,407,388.92	7,050	3,481,137,519.89
Prime Fixed	2,388	1,087,197,396.83	1,035	509,991,605.86	3,526	1,307,685,538.44	6,268	1,313,449,131.86
Prime Short Duration ARM (incl. Neg-Am ARM)	7,089	2,054,140,083.91	23,326	7,033,626,375.35	38,819	14,096,175,420.37	61,973	23,396,979,620.82
Reperforming	2,800	247,101,330.36	2,802	311,862,677.46	2,877	271,051,465.95	1,084	115,127,847.83
Seconds	-	-	14,842	659,832,093.32	114,899	5,609,656,263.12	116,576	6,697,082,133.33
SubPrime	29,303	2,898,565,285.44	98,426	13,051,338,552.19	101,156	16,546,152,274.44	60,796	11,394,775,124.07
Totals	86,034	$20,884,025,641.01	230,907	$48,427,650,052.73	388,902	$74,488,789,990.05	345,729	$69,087,948,389.91

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

SERVICING OF THE MORTGAGE LOANS

  General

EMC will act as the master servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007, among the depositor, EMC, in its capacity as master servicer and seller, and the trustee.

In the event of a default by EMC under the Pooling and Servicing Agreement, the trustee, subject to the provisions of the Pooling and Servicing Agreement, will be required to enforce any remedies against the master servicer and will either find a successor master servicer or will assume the master servicing obligations itself.

  The Master Servicer

EMC Mortgage Corporation (“EMC”) will act as master servicer under the Pooling and Servicing Agreement. See “The Sponsor” in this free writing prospectus.

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to December 31, 2006 the loan count of EMC’s servicing portfolio grew by approximately 97.4% and the unpaid principal balance of EMC’s servicing portfolio grew by approximately 159.1%.

As of December 31, 2006, EMC was acting as servicer for approximately 280 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $72 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alt-A Arm	2,439	$653,967,869	1.40%	4.75%	19,498	$4,427,820,708	7.96%	15.94%
Alt-A Fixed	19,396	3,651,416,057	11.14	26.51	25,539	4,578,725,474	10.43	16.48
PrimeArm	7,978	868,798,348	4.58	6.31	8,311	1,045,610,016	3.39	3.76
PrimeFixed	16,377	1,601,411,492	9.40	11.63	14,560	1,573,271,575	5.95	5.66
Seconds	25,290	690,059,169	14.52	5.01	39,486	1,381,961,156	16.13	4.98
Subprime	76,166	5,058,932,126	43.73	36.73	114,436	13,706,363,250	46.74	49.34
Other	26,523	1,249,014,373	15.23	9.07	23,010	1,063,682,460	9.40	3.83
Total	174,169	$13,773,599,432	100.00%	100.00%	244,840	$27,777,434,635	100.00%	100.00%

	As of December 31, 2005				As of December 31, 2006
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	57,510	$13,625,934,322	12.69%	23.00%	52,563	$13,691,917,206	10.87%	19.03%
Alt-A Fixed	17,680	3,569,563,860	3.90	6.03	24,841	5,066,670,855	5.14	7.04
Prime Arm	7,428	1,010,068,679	1.64	1.71	6,374	879,656,182	1.32	1.22
Prime Fixed	15,975	2,140,487,566	3.52	3.61	14,872	2,152,608,940	3.08	2.99
Seconds	155,510	7,164,515,427	34.31	12.10	169,022	8,428,612,513	34.97	11.71
Subprime	142,890	20,373,550,691	31.53	34.40	132,808	20,106,000,306	27.47	27.94
Other	56,216	11,347,144,056	12.40	19.16	82,918	21,636,703,709	17.15	30.07
Total	453,209	$59,231,264,599	100.00%	100.00%	483,398	$71,962,169,710	100.00%	100.00%

Due to an industry wide increase in the number of delinquencies and foreclosures, EMC recently initiated an expanded loss mitigation program to assist borrowers in avoiding foreclosure and benefit investors by reducing the loss typically associated with foreclosure. As part of the program, this team is implementing various strategies to contact and assist borrowers that are in default or are having difficulties making their mortgage payments. EMC is engaging in one-on-one meetings with borrowers, working with local community groups and holding educational workshops in an effort to reach out to these homeowners. Various financial restructuring alternatives are being offered, including different types of loan modifications. There have been no other appreciable changes to EMC’s servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

Collection and Other Servicing Procedures

The master servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the Pooling and Servicing Agreement.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the certificateholders, the master servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the master servicer will take into account whether such loss mitigation practice will not be materially adverse to the interests of the certificateholders in the aggregate on a present value basis using reasonable assumptions (including taking into account any estimated Realized Losses that might result absent such action). Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the master servicer may modify the loan only to the extent set forth in the Pooling and Servicing Agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the issuing entity. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, may extend the final maturity of, or result in a allocation of a Realized Loss to, one or more classes of the related securities.

Certain mortgage loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor and the master servicer has knowledge thereof, the master servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the master servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The master servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the master servicer may be unable to enforce due-on-sale clauses, we refer you to “Material Legal Aspects of the Loans — Due-on-Sale Clauses in Mortgage Loans” in the base prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the master servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The master servicer will establish and maintain, in addition to the protected account described below under “—Protected Account,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The master servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Pooling and Servicing Agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Pooling and Servicing Agreement.

The master servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the Pooling and Servicing Agreement.

  Hazard Insurance

The master servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Pooling and Servicing Agreement or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the master servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the master servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the master servicer to reimbursement for such costs incurred will be prior to the right of the trustee to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different hazard insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the hazard insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the master servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The master servicer, on behalf of the trustee and certificateholders, will present claims to the hazard insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The master servicer is required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

  Realization Upon Defaulted Mortgage Loans

The master servicer will take such action either as such deems to be in the best interest of the issuing entity, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the master servicer with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Pooling and Servicing Agreement, the master servicer will service the property acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the master servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The master servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the issuing entity following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

  Servicing Compensation and Payment of Expenses

EMC will not receive a fee in its capacity as master servicer but will receive a servicing fee for the mortgage loans it will service as described below. EMC will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to 1/12 of the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Any interest shortfalls on the mortgage loans resulting from prepayments made during the related prepayment period that are being distributed to the certificateholders on that distribution date will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

The master servicer will also be entitled to any amounts earned on funds in the protected account.

In addition to the primary compensation described above, the master servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors. The master servicer will not be entitled to retain any prepayment charges or penalties; prepayment charges and penalties will be distributed to the holders of the Class P Certificates.

The master servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this free writing prospectus.

  Protected Account

The master servicer will establish and maintain a custodial account, an account referred to in this free writing prospectus as the protected account into which it will deposit daily or at such other time specified in the Pooling and Servicing Agreement all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price for any mortgage loans repurchased, and advances made from the master servicer’s own funds, less the applicable servicing fee. The protected account and amounts at any time credited thereto will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies.

The master servicer will retain in the protected account for distribution directly to the trustee the daily collections of interest and principal, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price with respect to any repurchased mortgage loans.

On the second business day prior to each distribution date, the master servicer will withdraw from the protected account amounts on deposit therein as described above and will remit them to the trustee for deposit in the Distribution Account.

  Distribution Account

The trustee will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account, referred to in this free writing prospectus as the Distribution Account, into which on the second business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer from the protected account and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the issuing entity. All amounts deposited to the Distribution Account will be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the trustee, in permitted investments. The trustee will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the Pooling and Servicing Agreement.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

On each distribution date, the trustee will withdraw available funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under “Description of the Certificates— Distributions on the Certificates” in this free writing prospectus. The trustee will be entitled to any amounts earned on funds in the Distribution Account. In addition, the trustee will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to 1/12th of the trustee fee rate, multiplied by the aggregate Stated Principal Balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee fee rate will be 0.0045% per annum. The trustee will also be entitled to be reimbursed for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and Servicing Agreement prior to the distribution of the available funds.

  Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. When a borrower prepays a portion of a mortgage loan between due dates, the borrower does not pay interest on the amount prepaid. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the master servicer for such month will, to the extent of such shortfall, be deposited by the master servicer in the protected account for distribution to the trustee for deposit in the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” Any such deposit or remittance by the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

  Advances

If the scheduled payment on a mortgage loan (other than any balloon payments) which was due on a related due date is delinquent other than as a result of application of the Relief Act, the master servicer will remit to the trustee within the number of days prior to the related distribution date set forth in the Pooling and Servicing Agreement an amount equal to such delinquency, net of the servicing fee rate except to the extent the master servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the master servicer until the liquidation of the related mortgaged property. Failure by the master servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement would constitute an event of default under the Pooling and Servicing Agreement. See “Description of the Certificates—Events of Default” in this free writing prospectus.

The master servicer will discontinue making advances with respect to any second lien mortgage loan that becomes 60 days delinquent. If the master servicer determines that a net recovery is possible through foreclosure proceedings or other disposition of the related second lien mortgage loan that becomes 60 days delinquent, the master servicer may continue making advances on such second lien mortgage loan.

  Evidence as to Compliance

The Pooling and Servicing Agreement will provide that on or before March 15 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the trustee on or before March 15 of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. The same statement may be provided as the required statement for each relevant pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

  Certain Matters Regarding the Master Servicer and the Depositor

The Pooling and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

•	the master servicer has proposed a successor master servicer to the trustee and the trustee has consented thereto, such consents not to be withheld unreasonably;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

In addition, the master servicer may be removed from its obligations and duties as set forth in the Pooling and Servicing Agreement. No such resignation or removal will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will further provide that neither the master servicer nor the depositor, nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the issuing entity or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer nor the depositor, nor any such person, will be protected against any breach of its representations and warranties in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

In addition, the Pooling and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

DESCRIPTION OF THE CERTIFICATES

  General

The issuing entity will issue the certificates pursuant to the Pooling and Servicing Agreement, which will be filed with the Commission in a current report on Form 8-K following the issuance of the certificates. We refer to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates collectively in this free writing prospectus as the Class I-A Certificates. We refer to the Class I-A, Class II-A and Class III-A Certificates collectively in this free writing prospectus as the Class A Certificates or the senior certificates. We refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates collectively in this free writing prospectus as the Class M Certificates or the subordinated certificates. We refer to the Class A Certificates and Class M Certificates collectively in this free writing prospectus as the offered certificates. We refer to the Class R-1, Class R-2, Class R-3 and Class RX Certificates collectively in this free writing prospectus as the Class R Certificates or the residual certificates.

The initial owner of the Class R Certificates is expected to be Bear, Stearns & Co. Inc.

The issuing entity will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

The aggregate principal balance of the mortgage loans reflected in this free writing prospectus is greater than the sum of the aggregate certificate principal balance of offered certificates and the overcollateralization amount because the certificate principal balance of the offered certificates are based on an expected aggregate stated principal balance of the mortgage loans as of the cut-off date. However, the final certificate principal balances of the offered certificates will be based on the final aggregate principal balance of the mortgage loans as of the cut-off date after taking into account, among other things, unscheduled principal payments and the composition of the final mortgage pool, such that the aggregate principal balance of the mortgage loans will be equal to the sum of the aggregate certificate principal balance of the offered certificates and the overcollateralization amount.

  Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depository for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depository for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports of the issuing entity will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

•
we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants.

Additionally, after the occurrence of an event of default under the Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner’s percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the Pooling and Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the issuing entity nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Glossary

“Applied Realized Loss Amount” with respect to any class of offered certificates and as to any distribution date means the sum of the Realized Losses with respect to the mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

“Basis Risk Shortfall Carry Forward Amount” as of any distribution date for the offered certificates is the sum of:

•	if on such distribution date the Pass-Through Rate for such class is based upon the related Net Rate Cap, the excess, if any, of:

1.  The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate been calculated at a per annum rate equal to One-Month LIBOR plus the applicable Margin, over

2.  The amount of Current Interest that such class received on such distribution date at the related Net Rate Cap for such distribution date (such excess being the “Basis Risk Shortfall” for such distribution date); and

•
the Basis Risk Shortfall Carry Forward Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for the current distribution date.

“Certificate Principal Balance” with respect to any class of offered certificates and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this free writing prospectus, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of offered certificates with the highest payment priority to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate. See “— Allocation of Losses” in this free writing prospectus.

“Class I-A Certificates” means any of the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates.

“Class A Principal Distribution Amount” with respect to the Class A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the Principal Distribution Amount for that distribution date and (y) the excess, if any, of:

•	the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 50.20% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,325,000 (subject to a variance of plus or minus 10%).

“Class I-A Principal Distribution Amount” with respect to the Class I-A Certificates and any distribution date is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for all loan groups for such distribution date.

“Class II-A Principal Distribution Amount” with respect to the Class II-A Certificates and any distribution date is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for all loan groups for such distribution date.

“Class III-A Principal Distribution Amount” with respect to the Class III-A Certificates and any distribution date is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group III for such distribution date and the denominator of which is the Principal Funds for all loan groups for such distribution date.

“Class M Certificates” means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

“Class M-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 62.40% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,325,000 (subject to a variance of plus or minus 10%).

“Class M-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 71.60% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,325,000 (subject to a variance of plus or minus 10%).

“Class M-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 74.30% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,325,000 (subject to a variance of plus or minus 10%).

“Class M-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 77.50% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,325,000 (subject to a variance of plus or minus 10%).

“Class M-5 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 80.50% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)           the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,325,000 (subject to a variance of plus or minus 10%).

“Class M-6 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 82.00% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,325,000 (subject to a variance of plus or minus 10%).

“Class M-7 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date) and (8) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 84.80% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,325,000 (subject to a variance of plus or minus 10%).

“Class M-8 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date) and (9) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 87.10% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,325,000 (subject to a variance of plus or minus 10%).

“Class M-9 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such distribution date)and (10) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 89.90% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,325,000 (subject to a variance of plus or minus 10%).

“Current Interest” with respect to each class of offered certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of offered certificates described under “Distributions on the Certificates — Interest Distributions” in this free writing prospectus.

“Current Specified Enhancement Percentage” with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month).

“Due Period” with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Excess Cashflow” with respect to any distribution date is the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

“Excess Spread” with respect to any distribution date is the excess, if any, of the Interest Funds for such distribution date, over the Current Interest on the offered certificates and Interest Carry Forward Amounts on the Class A Certificates (other than any such Interest Carry Forward Amounts paid pursuant to clause 1. under“Description of the Certificates—Excess Spread and Overcollateralization Provisions”) on such distribution date.

“Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date, over the Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Extra Principal Distribution Amount) and (b) the Excess Spread for such distribution date.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Group I Principal Distribution Amount” with respect to any distribution date, is the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for all loan groups for such distribution date.

“Group I Swap Notional Allocation Percentage” with respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool as of the cut-off date.

“Group II Principal Distribution Amount” with respect to any distribution date, is the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for all loan groups for such distribution date.

“Group II Swap Notional Allocation Percentage” with respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool as of the cut-off date.

“Group III Principal Distribution Amount” with respect to any distribution date, is the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group III for such distribution date and the denominator of which is the Principal Funds for all loan groups for such distribution date.

“Group III Swap Notional Allocation Percentage” with respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Loan Group III as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool as of the cut-off date.

“Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Interest Carry Forward Amount” with respect to each class of offered certificates and any distribution date, is the sum of:

•	the excess of:

(a) Current Interest for such class with respect to such distribution date and any prior distribution dates over

(b) the amount actually distributed to such class with respect to interest on such distribution dates, and

•
interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related accrual period including the accrual period relating to the current distribution date.

“Interest Funds” with respect to each loan group and any distribution date are equal to the sum for such distribution date, without duplication, of:

•
all scheduled interest collected in respect of the related mortgage loans, less the servicing fee, the lender paid mortgage insurance fee, if any, and any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the Supplemental Interest Trust Trustee and the Swap Administrator as provided in the Pooling and Servicing Agreement,

•	all advances relating to interest on the related mortgage loans,

•	all Compensating Interest,

•
Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries collected during the prior calendar month, to the extent such Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the prior calendar month, in each case with respect to the mortgage loans in the related loan group,

•	the interest portion of proceeds of the repurchase of any mortgage loans in the related loan group, and

•
the interest portion of the purchase price of the assets of the issuing entity upon exercise by the majority holder of the Class CE Certificates or the master servicer, as applicable, of the optional termination right, minus

•
any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider for such distribution date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates.

“Liquidation Proceeds” are all net proceeds, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed advances, servicing fees and servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

“Margin” with respect to any distribution date on or prior to the first possible optional termination date and (i) with respect to the Class I-A-1 Certificates, ___% per annum, (ii) with respect to the Class I-A-2 Certificates, ___% per annum, (iii) with respect to the Class I-A-3 Certificates, ___% per annum, (iv) with respect to the Class I-A-4 Certificates, ___% per annum, (v) with respect to the Class II-A Certificates, ___% per annum, (vi) with respect to the Class III-A Certificates, ___% per annum, (vii) with respect to the Class M-1 Certificates, ___% per annum, (viii) with respect to the Class M-2 Certificates, ___% per annum, (ix) with respect to the Class M-3 Certificates, ___% per annum, (x) with respect to the Class M-4 Certificates, ___% per annum, (xi) with respect to the Class M-5 Certificates, ___% per annum, (xii) with respect to the Class M-6 Certificates, ___% per annum, (xiii) with respect to the Class M-7 Certificates, ___% per annum, (xiv) with respect to the Class M-8 Certificates, ___% per annum and (xv) with respect to the Class M-9 Certificates, ___% per annum; and with respect to any distribution date after the first possible optional termination date, the Margin will increase to (i) with respect to the Class I-A-2 Certificates, ___% per annum, (ii) with respect to the Class I-A-3 Certificates, ___% per annum, (iii) with respect to the Class I-A-4 Certificates, ___% per annum, (iv) with respect to the Class II-A Certificates, ___% per annum, (v) with respect to the Class III-A Certificates, ___% per annum, (vi) with respect to the Class M-1 Certificates, ___% per annum, (vii) with respect to the Class M-2 Certificates, ___% per annum, (viii) with respect to the Class M-3 Certificates, ___% per annum, (ix) with respect to the Class M-4 Certificates, ___% per annum, (x) with respect to the Class M-5 Certificates, ___% per annum, (xi) with respect to the Class M-6 Certificates, ___% per annum, (xii) with respect to the Class M-7 Certificates, ___% per annum, (xiii) with respect to the Class M-8 Certificates ____% per annum and (xiv) with respect to the Class M-9 Certificates ____% per annum.

“Net Rate Cap” with respect to any distribution date, a per annum rate equal to the excess, if any, of (A)(1) with respect to the Class I-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; (2) with respect to the Class II-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group II as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; (3) with respect to the Class III-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group III as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; and (4) with respect to the Class M Certificates, the weighted average of the weighted average of the net mortgage rates of the mortgage loans in each loan group as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans of each loan group the aggregate Certificate Principal Balance of the related senior certificates, in each case over (B) a per annum rate equal to the sum of (1) the Net Swap Payment payable to the Swap Provider and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date (other than to the extent not already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12.

The Net Rate Caps will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For purposes of calculating the various Net Rate Caps, the “net mortgage rate” of a mortgage loan is equal to the related interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee and the lender paid mortgage insurance fee, if any.

“Overcollateralization Amount” with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), over (b) the aggregate Certificate Principal Balance of the offered certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

“Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

“Overcollateralization Target Amount” with respect to any distribution date (a) prior to the Stepdown Date, approximately 5.05% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 5.05% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (2) approximately 10.10% (subject to a variance of plus or minus 2.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) and (ii) approximately $3,325,000 (subject to a variance of plus or minus 10%) or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

“Pass-Through Rate” with respect to each class of offered certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described under “ — Calculation of One-Month LIBOR” plus the related Margin, and (y) the related Net Rate Cap.

“Piggyback Loan” is a second lien mortgage loan originated by the same originator to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

“Prepayment Period” with respect to a distribution date and each principal prepayment in full, is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs (or with respect to the first distribution date, the period commencing on the cut-off date) and ending on the 15th day of the month in which such distribution date occurs. With respect to a distribution date and each partial principal prepayment, the calendar month prior to the month in which such distribution date occurs.

“Principal Distribution Amount” with respect to each distribution date is equal to:

•	the Principal Funds for all loan groups for such distribution date, plus

•	any Extra Principal Distribution Amount for such distribution date, less

•	any Overcollateralization Release Amount for such distribution date.

“Principal Funds” with respect to each loan group and any distribution date are equal to the sum, without duplication, of:

•	the scheduled principal collected on the mortgage loans in the related loan group during the related Due Period or advanced on or before the related servicer advance date,

•	prepayments in respect of the mortgage loans in the related loan group, exclusive of any prepayment charges, collected in the related Prepayment Period,

•	the Stated Principal Balance of each mortgage loan in the related loan group that was repurchased by the sponsor or the master servicer,

•
the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the sponsor in connection with a substitution of a mortgage loan,

•
all Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries collected during the prior calendar month on the mortgage loans in the related loan group, to the extent such Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, and

•
the principal portion of the purchase price of the assets of the issuing entity upon the exercise by the majority holder of the Class CE Certificates or the master servicer, as applicable, of the optional termination right; minus

•
any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the Supplemental Interest Trust Trustee or the Swap Administrator as provided in the Pooling and Servicing Agreement, and

•
any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider for such distribution date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates, in each case to the extent not covered by Interest Funds.

“Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the master servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. With respect to any mortgage loan that has been modified during the calendar month immediately preceding the related distribution date, the sum of (a) the total amount of interest and principal which is forgiven with respect to the related mortgage loan and (b) the amount of any servicing advances made by the master servicer with respect to such mortgage loan which are reimbursable from the issuing entity to the master servicer with respect to such modification. To the extent that the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” with respect to any distribution date is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

“Stated Principal Balance” of any mortgage loan means with respect to any distribution date the cut-off date principal balance thereof minus the sum of:

(i)	the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);

(ii)	all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period;

(iii)
all Liquidation Proceeds and Insurance Proceeds to the extent applied by the master servicer as recoveries of principal in accordance with the Pooling and Servicing Agreement that were received by the master servicer as of the close of business on the last day of the calendar month immediately preceding such distribution date, or for the first distribution date, two months prior to such distribution date; and

(iv)	any Realized Loss thereon incurred during the prior calendar month.

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Stepdown Date” means the later to occur of:

(a)	the distribution date occurring in June 2010 and

(b)	the first distribution date for which the Current Specified Enhancement Percentage is greater than or equal to approximately 49.80% (subject to a variance of plus or minus 5.00%).

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

A “Trigger Event” with respect to any distribution date exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the issuing entity) by (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool, in each case, as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), exceeds 32.10% (subject to a variance of plus or minus 5.00%) of the Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses since the cut-off date as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentage set forth below:

June 2010 through May 2011
3.00% (subject to a variance of plus or minus 5.00%) with respect to June 2010, plus an additional 1/12th of the difference between 4.75% (subject to a variance of plus or minus 5.00%) and 3.00% (subject to a variance of plus or minus 5.00%) for each month thereafter

June 2011 through May 2012
4.75% (subject to a variance of plus or minus 5.00%) with respect to June 2011, plus an additional 1/12th of the difference between 6.15% (subject to a variance of plus or minus 5.00%) and 4.75% (subject to a variance of plus or minus 5.00%) for each month thereafter

June 2012 through May 2013
6.15% (subject to a variance of plus or minus 5.00%) with respect to June 2012, plus an additional 1/12th of the difference between 7.00% (subject to a variance of plus or minus 5.00%) and 6.15% (subject to a variance of plus or minus 5.00%) for each month thereafter

June 2013 and thereafter	7.00% (subject to a variance of plus or minus 5.00%)

“Unpaid Realized Loss Amount” with respect to the Class A Certificates and as to any distribution date is the excess of:

•	Applied Realized Loss Amounts with respect to such class over

•	the sum of all distributions in reduction of the Applied Realized Loss Amounts of such class on all previous distribution dates.

Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

  Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, for the offered certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the trustee will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Reuters Screen LIBOR01 Page, which is the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices), as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London,

•	which have been designated as such by the trustee and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee’s calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related accrual period will, in the absence of manifest error, be final and binding.

  Distributions on the Certificates

General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Pooling and Servicing Agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Interest Distributions. On each distribution date, the trustee will withdraw the available funds from the Distribution Account for such distribution date and apply Interest Funds in the following manner and order of priority:

1. From Interest Funds in respect of:

(a)  Loan Group I, to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon;

(b)  Loan Group II, to the Class II-A Certificates, the Current Interest and then any Interest Carry Forward Amount for such class, in accordance with the amount of accrued interest due thereon; and

(c)  Loan Group III, to the Class III-A Certificates, the Current Interest and then any Interest Carry Forward Amount for such class, in accordance with the amount of accrued interest due thereon;

2.  From Interest Funds related to:

(a)  Loan Group I, to the Class II-A Certificates and Class III-A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon;

(b)  Loan Group II, to the Class I-A Certificates and Class III-A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(c)  Loan Group III, to the Class I-A Certificates and Class II-A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

3.  From remaining Interest Funds in respect of all loan groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for each such class.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class CE Certificates, and thereafter, to the accrued interest payable to the offered certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the Excess Spread to the extent of funds available as described under “—Excess Spread and Overcollateralization Provisions”. The holders of the offered certificates will not otherwise be entitled to reimbursement for any such interest shortfalls.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed as described below under “—Principal Distributions”. Any Excess Spread remaining after the distribution of the Extra Principal Distribution amount will be the Remaining Excess Spread and, together with any Overcollateralization Release Amount, will be applied as Excess Cashflow as described under “—Excess Spread and Overcollateralization Provisions”.

Principal Distributions.

On each distribution date, the trustee will apply the Principal Distribution Amount for such distribution date in the following manner and order of priority:

(A) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

1.  To the Class A Certificates, the Principal Distribution Amount for such distribution date to be distributed as follows:

(a)  from the Group I Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

(b)  from the Group II Principal Distribution Amount for such distribution date, to the Class II-A Certificates, until the Certificate Principal Balance thereof is reduced to zero; and

(c)  from the Group III Principal Distribution Amount for such distribution date, to the Class III-A Certificates, until the Certificate Principal Balance thereof is reduced to zero;

2.  To the Class M-1 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3.  To the Class M-2 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4.  To the Class M-3 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5.  To the Class M-4 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6.  To the Class M-5 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7.  To the Class M-6 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8.  To the Class M-7 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9.  To the Class M-8 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

10.  To the Class M-9 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

(B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

11.  To the Class A Certificates, the Principal Distribution Amount for such distribution date to be distributed as follows:

(a)  from the Group I Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, in that order, the Class I-A Principal Distribution Amount for such distribution date, in each case until the Certificate Principal Balance thereof is reduced to zero;

(b)  from the Group II Principal Distribution Amount for such distribution date, to the Class II-A Certificates, the Class II-A Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

(c)  from the Group III Principal Distribution Amount for such distribution date, to the Class III-A Certificates, the Class III-A Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

2. To the Class M-1 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3. To the Class M-2 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4. To the Class M-3 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5. To the Class M-4 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6. To the Class M-5 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7. To the Class M-6 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8. To the Class M-7 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-7 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9. To the Class M-8 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-8 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

10. To the Class M-9 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-9 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

(C) Notwithstanding the provisions of clauses (A) and (B) above, if on any distribution date the Class A Certificates related to a loan group are no longer outstanding, the portion of the applicable Principal Distribution Amount or the applicable Class A Principal Distribution Amount, as applicable, otherwise allocable to such Class A Certificates will be allocated to the remaining groups of Class A Certificates in the same manner and order of priority described above.

Notwithstanding the foregoing clauses (A) and (B), to the extent a Net Swap Payment or Swap Termination Payment is payable from principal collections, Principal Distribution Amounts will be deemed paid to the most subordinate class of certificates (other than the Class R Certificates and Class P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

  Excess Spread and Overcollateralization Provisions

Excess Spread will be required to be applied as Extra Principal Distribution Amount and distributed as part of the Principal Distribution Amount as described above under “—Distributions on the Certificates—Principal Distributions” with respect to the offered certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. Any Remaining Excess Spread, together with any Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

1.  To the Class A Certificates, (a) first, any remaining Interest Carry Forward Amount for such classes, pro rata in accordance with the Interest Carry Forward Amount due with respect to each such class, to the extent not fully paid as described under “—Interest Distributions” above and to the extent not covered by amounts paid to the issuing entity pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus, and (b) second, any Unpaid Realized Loss Amount for such classes for such distribution date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such class;

2.  From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, an amount equal to any Interest Carry Forward Amount to the extent not covered by amounts paid to the issuing entity pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

3.  From any remaining Excess Cashflow, to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date, pro rata based on the amount of such Basis Risk Shortfall Carry Forward Amount payable to each such class, if any, to the extent not covered by amounts paid to the issuing entity pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

4.  From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date to the extent not covered by amounts paid to the issuing entity pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

5.  From any remaining Excess Cashflow, to the Class A Certificates, on a pro rata basis, based on the entitlement of each such class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the amount of shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

6.  From any remaining Excess Cashflow, to the Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

7.  From any remaining Excess Cashflow, to the Class CE Certificates an amount specified in the Pooling and Servicing Agreement; and

8.  From any remaining Excess Cashflow, to the Class R Certificates as described in the Pooling and Servicing Agreement.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of offered certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

  Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the issuing entity, while the offered certificates are outstanding.

All fee rates are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee Rate	Paid From
Servicing Fee(1)(2)	0.500% per annum	mortgage loan interest collections
Trustee Fee(1)(3)	0.0045% per annum	mortgage loan interest collections

(1) The servicing fee and trustee fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.
(2) The servicing fee will be equal to 1/12 of the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs, or with respect to the first distribution date, multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the calendar month of the cut-off date.

(3) The trustee fee will be equal to 1/12th of the trustee fee rate multiplied by the aggregate Stated Principal Balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee is also entitled to receive any amounts earned on permitted investments in the Distribution Account.

  Allocation of Losses

Any Realized Losses on the mortgage loans will be applied on any distribution date as follows: first, to Excess Spread through an increased distribution of the Extra Principal Distribution Amount, second, in reduction of any Overcollateralization Amount, third, to the Class M-9 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class M-8 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, twelfth, to the related class or classes of Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero, and thirteenth, to the unrelated class or classes of Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

Once Realized Losses have been allocated to a class of certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the Class A Certificates from Remaining Excess Spread, according to the priorities set forth under “—Excess Spread and Overcollateralization Provisions” above.

No reduction of the Certificate Principal Balance of any class of offered certificates will be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of offered certificates as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date.

Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Excess Cashflow.

In the event that the master servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed in accordance with the priorities described under “Description of the Certificates — Distributions on the Certificates” in this free writing prospectus, and the Certificate Principal Balance of each class of offered certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs. Any Subsequent Recoveries that are received during a Prepayment Period will be included as a part of the Interest Funds or Principal Funds, as the case may be, for the related distribution date.

  Reports to Certificateholders

On each distribution date, the trustee will make available to each certificateholder, the master servicer, the swap provider and the depositor a statement generally setting forth, among other information:

1.	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

2.	the total cash flows received and the general sources thereof;

3.	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.
the amount of the related distribution to holders of the offered certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.
the amount of such distribution to holders of the offered certificates (by class) allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement and the amount of coverage remaining;

6.	the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

7.	the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

8.	the number and Stated Principal Balance of all the mortgage loans for the following distribution date, together with updated pool composition information;

9.	the Pass-Through Rate for each class of offered certificates for such distribution date and whether such rate was based on an interest rate cap;

10.
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances as of the end of the Due Period and the general source of funds for reimbursements;

11.
the number and aggregate Stated Principal Balance of the mortgage loans (A) delinquent, exclusive of mortgage loans in foreclosure, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, and (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

12.	the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13.
with respect to any mortgage loan that was liquidated during the prior calendar month, the aggregate Stated Principal Balance of, and Realized Loss on such mortgage loans as of the prior calendar month;

14.
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the free writing prospectus and whether the trigger was met;

15.	the total number and principal balance of any real estate owned, or REO, properties as of the end of the prior calendar month;

16.	the cumulative Realized Losses through the end of the preceding month;

17.
the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans,

18.	material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

19.	material breaches of pool asset representation or warranties or transaction covenants;

20.	the amount of the prepayment charges remitted by the master servicer and the amount on deposit in the related reserve fund;

21.
the amount of any Net Swap Payment payable to the issuing entity, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the issuing entity and any Swap Termination Payment payable to the Swap Provider;

22.	information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals, if applicable; and

23.
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets.

The trustee will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee’s internet website at www.etrustee.net. Assistance in using the website service can be obtained by calling the trustee’s customer service desk at (312) 992-1743. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

So long as the issuing entity is required to file reports under the Exchange Act, these monthly statements will be made available as described below under “Available Information” in this free writing prospectus.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee’s website referenced below under “Available Information”. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related certificates upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance” in this free writing prospectus.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the issuing entity pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee promptly after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

  Amendment

The Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the sponsor and the trustee, without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein,

•	to conform to the language in this prospectus supplement, or

•
to change the manner in which the Protected Account is maintained or to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the issuing entity’s REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the seller and the trustee with the consent of the holders of the certificates evidencing over 50% of the voting rights of the certificates or, if applicable, holders of each class of certificates affected thereby evidencing over 50% of the voting rights of such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

(a)  reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

(b)  cause any REMIC to fail to qualify as a REMIC for federal tax purposes; or

(c)  reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the issuing entity’s REMIC elections to fail to qualify for REMIC status for federal tax purposes.

Notwithstanding any of the other provisions of this section, none of the depositor, the master servicer or the trustee shall enter into any amendment that that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, trustee or other service provider) without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

  Voting Rights

As of any date of determination,

•	holders of the offered certificates will be allocated 92% of all voting rights, allocated among such offered certificates in proportion to their respective outstanding Certificate Principal Balances,

•	holders of the Class CE Certificates will be allocated 3% of all voting rights, and

•	holders of each class of Class R Certificates and Class P Certificates will be allocated 1% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

  Optional Termination

The majority holder of the Class CE Certificates will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the aggregate Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. If the majority holder of the Class CE Certificates does not exercise such right, the master servicer will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the aggregate Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. We refer to such date as the optional termination date. In the event that the majority holder of the Class CE Certificates or the master servicer, as applicable, exercises such option, it will effect such repurchase at a price equal to the sum of:

•	100% of the aggregate Stated Principal Balance of each mortgage loan, other than in respect of REO property, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property, up to the aggregate Stated Principal Balance of the related mortgage loan,

•
any unreimbursed out-of-pocket costs and expenses of the trustee or the master servicer and the principal portion of any unreimbursed advances previously incurred by the master servicer in the performance of its servicing obligations, and

•	any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due as a result of the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by the majority holder of the Class CE Certificates or the master servicer, as applicable, is based in part on the appraised value of any REO property and such appraised value is less than the aggregate Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the aggregate Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the mortgage loans and REO properties will result in an early retirement of the certificates.

  Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee (at the expense of the master servicer); and (iii) the master servicer assigning and selling the master servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

  Optional Purchase of Certain Loans

As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 90 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, will terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, will not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 90 days or more. In that event, the option will again become exercisable on the first date of the subsequent Fiscal Quarter. This right may be assigned by EMC to a third party, including a holder of a class of certificates. Investors should note that the removal of any such mortgage loan from the issuing entity may affect the loss and delinquency tests which determine the level of the overcollateralization target amount, which may adversely affect the market value of the certificates.

In addition, EMC may, at its option, purchase any mortgage loan from the issuing entity for which the first scheduled payment due to the issuing entity after the closing date becomes thirty days past due; provided, however, such mortgage loan was purchased by EMC or one of its affiliates from an originator pursuant to a loan purchase agreement that obligated such originator to repurchase such mortgage loan if one or more scheduled payments becomes 30 or more days delinquent (and such originator has agreed to repurchase such mortgage loan). Such purchase shall be made at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

  Events of Default

Events of default under the Pooling and Servicing Agreement include, but are not limited to:

•
any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure will have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

  Rights Upon Event of Default

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the trustee will, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates in the case of any event of default described in the first three bullet points above, terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the mortgage loans and the proceeds thereof, whereupon the trustee will, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities, duties and obligations of the master servicer under the Pooling and Servicing Agreement; provided, however, that the trustee in its capacity of successor master servicer will be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance will be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided further, that the trustee will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee will be entitled to all compensation, reimbursement of expenses and indemnification which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred; provided, however, the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the above, the trustee may, if it will be unwilling to act, or will, if it is prohibited by applicable law from making advances or if it is otherwise unable to act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Pooling and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Pooling and Servicing Agreement, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Pooling and Servicing Agreement), with like effect as if originally named as a party to the Pooling and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation.

If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided, however that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer as provided under the Pooling and Servicing Agreement. The trustee and such successor shall take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it. No assurance can be given that termination of the rights and obligations of the master servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the issuing entity.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

  The Trustee

LaSalle Bank National Association (“LaSalle”) will be the trustee and custodian under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 550 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of March 31, 2007, LaSalle serves as trustee, securities administrator or paying agent on over 500 residential mortgage-backed security transactions. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603 Attention: Global Securities and Trust Services - Bear Stearns Asset Backed Securities I LLC, Series 2007-HE5 or at such other address as the trustee may designate from time to time.

On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America Corp. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within the LaSalle Bank organization engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

The contract between ABN AMRO Bank N.V. and Bank of America Corp. contains a 14 calendar day "go shop" clause which continues until 11:59 PM New York time on May 6th, 2007. Under that clause an alternative bidder can, during such time frame, execute a definitive sales agreement for the same businesses on superior terms for cash and not subject to a financing condition. This is followed by a 5 business day right for Bank of America Corp. to match the new bidder's superior proposal. There is a USD 200 million termination fee to be paid by ABN AMRO Bank N.V. if Bank of America Corp. does not match and as a result its contract is terminated. If Bank of America Corp. matches there is no further right to terminate the contract for a superior proposal. ABN AMRO Bank N.V. filed a copy of this contract on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The sale of LaSalle Bank National Association is expected to be settled in late 2007 and is subject to regulatory approvals and other customary closing conditions.

ABN AMRO Holding N.V. is actively engaged in soliciting alternative bids from the largest U.S. and international banks that may have an interest in LaSalle Bank National Association.

Using information set forth in this free writing prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property. Upon such resignation or removal of the trustee, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing ownership of more than 50% of the issuing entity. In the event that the certificateholders remove the trustee, the compensation of any successor trustee will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee will examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
On each distribution date, the trustee will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the Pooling Servicing Agreement.

3.
Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an event of default has occurred and has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in its exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Pooling and Servicing Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Pooling and Servicing Agreement to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Pooling and Servicing Agreement. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

On and after the time the master servicer receives a notice of termination pursuant to the Pooling and Servicing Agreement, the trustee will automatically become the successor to the master servicer as described above under “Description of the Certificates -Rights Upon Event of Default” in this free writing prospectus.

The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Pooling and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Pooling and Servicing Agreement.

If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Pooling and Servicing Agreement concerning the trustee’s duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Pooling and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Pooling and Servicing Agreement and to the rating agencies.

The trustee will transmit by mail to all certificateholders and the Swap Provider, within 60 days after the occurrence of any event of default, notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. LaSalle, as trustee and in its individual capacity, will be entitled to reimbursement and indemnification by the issuing entity for any loss, liability or expense arising out of or in connection with the Pooling and Servicing Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Pooling and Servicing Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the issuing entity as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

  The Custodian

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the issuing entity. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

The trustee and the sponsor are parties to certain custodial agreements whereby the trustee, for consideration, provides custodial services to the sponsor for certain residential mortgage loans originated or purchased by it.

Pursuant to these custodial agreements, the trustee is currently providing custodial services for the mortgage loans to be sold by the sponsor to the depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

THE INTEREST RATE SWAP AGREEMENT

LaSalle Bank National Association as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with ABN AMRO Bank N.V. (the “Swap Provider”) for the benefit of the holders of the offered certificates. The Interest Rate Swap Agreement will be held in the supplemental interest trust (the “Supplemental Interest Trust”). The Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On or before each distribution date, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Supplemental Interest Trust (the “Swap Account”) certain amounts, if any, received from the Swap Provider. The Swap Administrator will withdraw from the Swap Account and distribute to holders of the offered certificates certain amounts as described under “The Swap Administration Agreement” in this free writing prospectus. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Swap Administration Agreement and the Swap Account will not be assets of any REMIC.

Under the Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in June 2007 and ending with the distribution date in May 2012, the Swap Administrator, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 4.9925% per annum (subject to a variance of plus or minus 1.00%), (y) the product of (i) the notional amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is 30 (or, in the case of the first distribution date, the number of days from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding such distribution date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Supplemental Interest Trust, a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement) (y) the product of (i) the notional amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each applicable distribution date (a) by the Swap Administrator, on behalf of the Supplemental Interest Trust, to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, on behalf of the Supplemental Interest Trust, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which a Net Swap Payment is required to be made to the Swap Provider, the trust will be required to make a payment to the Swap Account in the amount of such Net Swap Payment, prior to distributions to the certificateholders. The Swap Administrator, on behalf of the Supplemental Interest Trust, will only be required to make a Net Swap Payment to the Swap Provider to the extent of funds paid by the trust to the Swap Account.

The notional amount with respect to the Interest Rate Swap Agreement and each distribution date set forth below will be the approximate related notional amount set forth below.

Month of Distribution Date	Interest Rate Swap Agreement Notional Amount ($) (the Notional Amount is subject to a variance of plus or minus 10%)
June 2007	6,650,000.0000
July 2007	6,587,000.3210
August 2007	6,504,887.0434
September 2007	6,403,649.2777
October 2007	6,283,432.3328
November 2007	6,144,544.7141
December 2007	5,987,467.7685
January 2008	5,812,875.5478
February 2008	5,621,631.5412
March 2008	5,414,755.2876
April 2008	5,197,407.5220
May 2008	4,977,589.7117
June 2008	4,766,932.9907
July 2008	4,565,437.5743
August 2008	4,372,696.2752
September 2008	4,188,320.3036
October 2008	4,011,938.4262
November 2008	3,843,196.1636
December 2008	3,681,755.0249
January 2009	3,527,291.7785
February 2009	3,379,497.8464
March 2009	3,238,078.4895
April 2009	3,102,766.3695
May 2009	2,973,356.3957
June 2009	2,849,604.3011
July 2009	2,731,157.7323
August 2009	2,617,783.5799
September 2009	2,509,259.1656
October 2009	2,405,372.4623
November 2009	2,305,920.2914
December 2009	2,210,709.6428
January 2010	2,119,553.2737
February 2010	2,032,274.1653
March 2010	1,948,702.9720
April 2010	1,868,710.3767
May 2010	1,792,119.3715
June 2010	1,718,769.7964
July 2010	1,648,519.0113
August 2010	1,581,232.4969
September 2010	1,516,781.7124
October 2010	1,455,045.6818
November 2010	1,395,905.9932
December 2010	1,339,249.3471
January 2011	1,284,968.3829
February 2011	1,232,960.6018
March 2011	1,183,128.0360
April 2011	1,135,377.0798
May 2011	1,089,618.1690
June 2011	466,018.7765
July 2011	451,281.5768
August 2011	437,007.4941
September 2011	423,182.0443
October 2011	409,791.1947
November 2011	396,821.3499
December 2011	384,259.3383
January 2012	372,092.3986
February 2012	360,308.1673
March 2012	348,894.6667
April 2012	337,836.7954
May 2012	327,118.9695

The Interest Rate Swap Agreement will terminate following the last distribution date specified above, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, an Early Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Swap Provider and the Swap Administrator, on behalf of the Supplemental Interest Trust, to pay specified amounts due under the Interest Rate Swap Agreement (other than any Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Interest Rate Swap Agreement,

•	failure by the Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Interest Rate Swap Agreement,

•	failure by the Swap Provider to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Interest Rate Swap Agreement,

•	certain representations by the Swap Provider or any credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

•
cross-default by the Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Interest Rate Swap Agreement without an assumption of such party’s obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination Events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction),

each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•
failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

•
failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement, and

•	amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the requirements of the Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, and, in the case of a downgrade below the second ratings threshold, only if a firm offer from a replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Swap Administrator, on behalf of the Supplemental Interest Trust, or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount (to the extent such Swap Termination Payment has not been paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee). In the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this free writing prospectus), the trust will be required to pay such amount on the related distribution date, and on any subsequent distribution date, until paid in full, prior to distributions to the certificateholders, and in the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to certain distributions to the holders of the offered certificates to the extent described in the Pooling and Servicing Agreement.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the Swap Administrator, pursuant to the Swap Administration Agreement, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Swap Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Swap Administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Swap Administrator is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Swap Administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Swap Administrator is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Swap Administrator will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement and the Swap Administration Agreement.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus. If the Swap Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will be available in accordance with the terms of the Swap Administration Agreement.

A “Swap Provider Trigger Event” shall mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The Swap Provider

ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands (“ABN AMRO”), is an international banking group offering a wide range of banking products and financial services on a global basis through a network of over 4,500 offices and branches in 53 countries as of the year-end 2006. ABN AMRO is one of the largest banking groups in the world, with total consolidated assets of € 987.1 billion at December 31, 2006. As of the date of this free writing prospectus, ABN AMRO’s senior unsecured debt obligations are rated “AA-” by Standard & Poor’s and “Aa2” by Moody’s.

On April 23, 2007, the Managing Board and Supervisory Board of ABN AMRO Holding N.V. (“ABN AMRO Holding”), the parent company of ABN AMRO, and the Board of Directors of Barclays PLC (“Barclays”) jointly announced that agreement has been reached on the combination of ABN AMRO Holding and Barclays. Each of the Boards has unanimously resolved to recommend the transaction to its respective shareholders. The holding company of the combined group will be called Barclays PLC and the proposed merger is expected to complete during the fourth quarter of 2007.

Separate from the announcement of the proposed merger of ABN AMRO Holding with Barclays, on April 23, 2007, the Managing Board and the Supervisory Board of ABN AMRO Holding also announced the sale of ABN AMRO North America Holding Company, which principally consists of the retail and commercial banking activities of LaSalle Bank Corporation (“LaSalle”), to Bank of America for USD 21 billion in cash. The sale of LaSalle is expected to complete late 2007 and is subject to regulatory approvals and other customary closing conditions. The sale and purchase agreement permits ABN AMRO Holding to execute a similar agreement for a higher offer for LaSalle for the same business for a period of 14 calendar days from the date of the agreement, permits Bank of America to match any higher offer and provides for a termination fee of USD 200 million payable to Bank of America if the agreement is terminated under certain limited circumstances.

Additional information, including the most recent form 20-F of ABN AMRO Holding and additional quarterly and current reports filed with the United States Securities and Exchange Commission by ABN AMRO Holding N.V., may be obtained upon request to:

ABN AMRO Bank N.V.
Investor Relations (HQ 9141)
P.O. Box 283
1000 EA Amsterdam
The Netherlands
Tel. +31 20 628 78 35
Fax +31 20 628 78 37
www.abnamro.com
investorrelations@nl.abnamro.com

Except for the information provided in this paragraph and in the three immediately preceding paragraphs, neither the Swap Provider nor ABN AMRO Holding N.V. have been involved in the preparation of, and do not accept responsibility for, this free writing prospectus or the base prospectus.

The aggregate “significance percentage” of the Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10%.

THE SWAP ADMINISTRATION AGREEMENT

LaSalle Bank National Association will act as swap administrator (in such capacity, the “Swap Administrator”) under a swap administration agreement (the “Swap Administration Agreement”). The Swap Administrator will only be obligated to make payments to holders of the offered certificates to the extent that it receives funds from the swap provider. The Swap Administrator will only be obligated to make payments to the swap provider to the extent that it receives funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of LaSalle Bank National Association as trustee will also result in the resignation or removal, as applicable, of LaSalle Bank National Association as the Swap Administrator.

On or before each distribution date, as applicable, Net Swap Payments payable by the Swap Provider to the Swap Administrator under the Interest Rate Swap Agreement will be deposited by the Swap Administrator into the Swap Account in respect of the Interest Rate Swap Agreement. On each distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from amounts on deposit in the Swap Account and distribute such amounts to the offered certificates in the following order of priority:

first, to each class of Class A Certificates, on a pro rata basis, to pay Current Interest and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans, in each case to the extent not fully paid as described under “Description of the Certificates — Distributions on the Certificates—Interest Distributions” above;

second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to pay Current Interest, in each case to the extent not fully paid as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above, and any Interest Carry Forward Amount, in each case to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above;

third, to pay, first to the Class A Certificates, on a pro rata basis, based on the amount of the Basis Risk Shortfall Carry Forward Amount for each such class, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts for such distribution date; and

fourth, to pay as principal to the offered certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of Realized Losses and to the extent not covered by Excess Spread and to be distributed in the same manner and priority as the Principal Distribution Amount and as described under “Description of the Certificates—Excess Spread and Overcollateralization Provisions” above.

Any such amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments payable to the Swap Provider and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event payable to the Swap Provider (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from available funds before distributions to the holders of the offered certificates. On or before each applicable distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider in the following order of priority:

first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator).

Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the offered certificates and will be paid by the trust to the Swap Administrator as set forth in the Pooling and Servicing Agreement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

  General

The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. In addition, approximately 74.57%, 68.52% and 77.10% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and approximately 73.96% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the master servicer, please see “The Mortgage Pool—Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

These penalties, if still applicable and if enforced by the master servicer would typically discourage prepayments on the mortgage loans. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the other classes of certificates. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors are encouraged to conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e., borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the offered certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets in the related loan group at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of offered certificates;

•	with respect to the offered certificates, the final Overcollateralization Target Amount, Stepdown Date and the final Trigger Event;

•	the delinquency and default experience of the mortgage loans; and

•
the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the Class CE Certificates and the Class R Certificates in each case as provided in the Pooling and Servicing Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates” and “ — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of the offered certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

  Prepayments and Yields of Offered Certificates

The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of the offered certificates purchased at a discount, an investor is encouraged to consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the Net Rate Cap applicable to a class or classes of certificates. If the Pass-Through Rate on a class of certificates is limited by its Net Rate Cap no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any Excess Spread is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts. See “Description of the Certificates — Excess Spread and Overcollateralization Provisions” and “The Interest Rate Swap Agreement”.

To the extent that the Pass-Through Rate on the offered certificates is limited by the applicable Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable Pass-Through Rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Spread may be used. However, there can be no assurance that the Excess Spread will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the related Net Rate Cap, there will be little or no excess interest.

In the case of the Interest Rate Swap Agreement, in the event of a decrease in One-Month LIBOR, the amount of Excess Spread available to the offered certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event and other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) paid to the Swap Provider as described in this free writing prospectus. In addition, the related Net Rate Cap and therefore the Pass-Through Rate on offered certificates may be reduced by the requirement of the issuing entity to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event and other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) to the Swap Provider as described in this free writing prospectus.

The “last scheduled distribution date” for each class of offered certificates (other than the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates) is the distribution date in May 2037, which is the distribution date in the month following the latest maturing mortgage loan. Assuming a 0% prepayment assumption, no losses or delinquencies on the mortgage loans, and no Excess Spread on any distribution date, the last scheduled distribution date for the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates is the distribution date in February 2031, February 2036 and March 2037, respectively. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments on the related mortgage loans are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•	Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered certificates to the extent described in this free writing prospectus, and

•
the majority holder of the Class CE Certificates may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 10% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus. If the majority holder of the Class CE Certificates does not exercise such right, the master servicer may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 5% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any issuing entity, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate (“CPR”) of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 1.91% CPR (precisely 21%/11), in the case of the fixed rate mortgage loans, and an additional approximate 2.82% CPR (precisely 31%/11) in the case of the adjustable rate mortgage loans, each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 25% CPR, in the case of the fixed rate mortgage loans, and 35% CPR, in the case of the adjustable rate mortgage loans, for the remainder of the life of such pool.

There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the mortgage loans in the respective loan groups prepay at the indicated percentages of the prepayment assumption;

•
distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in June 2007, in accordance with the payment priorities defined in this free writing prospectus;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in June 2007, there are no shortfalls in the payment of interest to certificateholders, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in May 2007, and include 30 days interest thereon;

•	the level of Six-Month LIBOR, One-Year LIBOR and One-Month LIBOR remains constant at 5.36%, 5.23% and 5.33% per annum, respectively;

•
the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to Six-Month LIBOR or One-Year LIBOR (as described above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

•
scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the mortgage loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods or balloon periods) except in the case of loan numbers 11, 28 and 41 indicated in the table below which amortize for the first ten years based on a 40-year term to maturity, and thereafter amortize based on a 20-year term to maturity;

•
scheduled payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the bullet point above;

•	the closing date for the certificates is May 30, 2007;

•	the Overcollateralization Target Amount, the Stepdown Date and the Trigger Event are described in this free writing prospectus (without variance);

•
except as indicated with respect to the weighted average lives, the majority holder of the Class CE Certificates or the master servicer, as applicable, does not exercise its right to purchase the assets of the issuing entity on the optional termination date; and

•	each loan group consists of the mortgage loans having the approximate characteristics described below:

Loan Number	Group	Current Balances ($)	Current Mortgage Rate (%)	Aggregate Expense Rate (%)	Remaining Term to Maturity for Balloon Loans (in months)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Gross Margin (%)	Initial Periodic Rate Cap (%)
1	I	10,044,897.45	7.934	0.505	358	480	478	N/A	N/A
2	I	16,583,764.49	7.262	0.505	358	600	598	N/A	N/A
3	I	59,691,515.35	7.973	0.505	N/A	347	345	N/A	N/A
4	I	6,127,321.33	7.439	0.505	N/A	360	358	N/A	N/A
5	I	791,356.93	9.012	0.505	N/A	360	357	3.860	2.000
6	I	79,533,728.31	9.188	0.505	N/A	360	358	5.762	2.638
7	I	76,140,433.77	8.860	0.505	359	480	479	5.722	2.586
8	I	20,494,128.68	7.898	0.505	358	600	599	5.527	2.725
9	I	26,475,087.99	7.970	0.505	N/A	360	358	5.472	2.746
10	I	464,983.30	9.124	0.505	N/A	360	357	3.743	2.000
11	I	3,024,950.22	9.347	0.505	N/A	480	478	5.897	1.500
12	I	17,487,040.18	8.463	0.505	N/A	360	358	6.016	2.690
13	I	7,869,992.05	7.909	0.505	357	480	478	5.620	2.853
14	I	21,815,907.32	7.351	0.505	357	600	598	5.351	3.000
15	I	11,013,808.90	6.675	0.505	N/A	360	357	4.589	2.958
16	I	234,310.13	6.776	0.505	357	480	477	4.776	3.000
17	I	652,977.83	7.263	0.505	358	600	598	4.880	3.000
18	I	1,717,810.30	11.521	0.505	177	360	357	N/A	N/A
19	I	2,401,725.16	11.990	0.505	N/A	358	355	N/A	N/A
20	II	14,089,158.16	8.382	0.505	359	480	479	N/A	N/A
21	II	10,306,650.52	7.749	0.505	359	600	599	N/A	N/A
22	II	49,411.90	10.501	0.505	178	360	358	N/A	N/A
23	II	23,733,893.83	8.319	0.505	N/A	352	350	N/A	N/A
24	II	159,233.41	8.651	0.505	N/A	360	359	N/A	N/A
25	II	28,025,342.90	9.148	0.505	N/A	360	359	5.681	2.595
26	II	37,489,378.31	8.877	0.505	359	480	479	5.721	2.562
27	II	10,668,333.15	7.821	0.505	359	600	599	5.600	2.543
28	II	935,939.90	9.460	0.505	N/A	480	478	5.997	1.500
29	II	3,099,975.62	8.183	0.505	N/A	360	357	5.719	2.695
30	II	4,290,952.48	8.000	0.505	358	480	478	5.864	2.551
31	II	1,749,423.50	7.978	0.505	358	600	598	5.580	2.786
32	II	221,935.35	5.796	0.505	N/A	360	357	3.976	3.000
33	II	586,026.57	10.909	0.505	177	360	357	N/A	N/A
34	II	1,179,662.04	10.903	0.505	N/A	350	348	N/A	N/A
35	III	133,469.79	7.141	0.505	359	480	479	N/A	N/A
36	III	45,168,097.84	7.455	0.505	N/A	345	342	N/A	N/A
37	III	24,077,646.62	9.079	0.505	N/A	360	358	6.265	2.799
38	III	20,211,995.64	8.874	0.505	359	480	479	5.739	2.675
39	III	7,248,057.62	7.853	0.505	358	600	598	5.848	2.695
40	III	15,108,555.33	7.935	0.505	N/A	360	358	5.616	2.707
41	III	503,833.42	9.786	0.505	N/A	480	479	6.485	1.500
42	III	15,191,277.03	8.448	0.505	N/A	360	357	6.284	2.858
43	III	6,901,592.24	8.217	0.505	357	480	477	6.056	2.888
44	III	19,133,391.45	7.413	0.505	357	600	598	5.400	3.000
45	III	8,536,888.73	7.290	0.505	N/A	360	357	5.113	2.775
46	III	709,061.11	7.095	0.505	N/A	360	357	5.118	2.849
47	III	671,431.05	6.383	0.505	358	480	479	4.383	3.000
48	III	1,786,329.36	7.254	0.505	357	600	598	5.254	3.000
49	III	467,315.44	8.251	0.505	N/A	360	357	7.292	5.000

Loan Number	Group	Subsequent Periodic Rate Cap (%)	Minimum Gross Mortgage Rate (%)	Maximum Gross Mortgage Rate (%)	Number of Months Until First Rate Adjustment	Rate Adjustment Frequency (in months)	Index	Remaining Interest Only Period (in months)
1	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	I	N/A	N/A	N/A	N/A	N/A	N/A	61
5	I	2.000	3.860	15.012	21	12	1 Yr. LIBOR	N/A
6	I	1.006	8.546	14.861	22	6	6 Mo. LIBOR	N/A
7	I	1.055	8.626	14.614	23	6	6 Mo. LIBOR	N/A
8	I	1.012	7.898	13.683	22	6	6 Mo. LIBOR	N/A
9	I	1.037	7.465	13.725	22	6	6 Mo. LIBOR	70
10	I	2.000	3.743	15.124	33	12	1 Yr. LIBOR	N/A
11	I	1.500	5.897	16.347	34	6	6 Mo. LIBOR	N/A
12	I	1.075	7.801	14.557	34	6	6 Mo. LIBOR	N/A
13	I	1.086	7.697	13.848	33	6	6 Mo. LIBOR	N/A
14	I	1.000	7.351	13.351	33	6	6 Mo. LIBOR	N/A
15	I	1.010	6.630	12.683	33	6	6 Mo. LIBOR	60
16	I	1.000	6.776	12.776	57	6	6 Mo. LIBOR	N/A
17	I	1.000	7.263	13.263	58	6	6 Mo. LIBOR	N/A
18	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20	II	N/A	N/A	N/A	N/A	N/A	N/A	N/A
21	II	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22	II	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23	II	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24	II	N/A	N/A	N/A	N/A	N/A	N/A	119
25	II	1.020	8.600	14.783	23	6	6 Mo. LIBOR	N/A
26	II	1.036	8.582	14.577	23	6	6 Mo. LIBOR	N/A
27	II	1.023	7.821	13.478	23	6	6 Mo. LIBOR	N/A
28	II	1.500	5.997	16.460	34	6	6 Mo. LIBOR	N/A
29	II	1.121	7.577	14.425	33	6	6 Mo. LIBOR	N/A
30	II	1.252	7.701	14.106	34	6	6 Mo. LIBOR	N/A
31	II	1.000	7.978	13.764	34	6	6 Mo. LIBOR	N/A
32	II	1.000	5.976	11.796	57	6	6 Mo. LIBOR	N/A
33	II	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	II	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35	III	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	III	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	III	1.026	8.025	14.921	22	6	6 Mo. LIBOR	N/A
38	III	1.055	8.535	14.701	23	6	6 Mo. LIBOR	N/A
39	III	1.027	7.853	13.684	22	6	6 Mo. LIBOR	N/A
40	III	1.070	7.455	13.801	22	6	6 Mo. LIBOR	67
41	III	1.500	6.485	16.786	35	6	6 Mo. LIBOR	N/A
42	III	1.055	8.005	14.542	33	6	6 Mo. LIBOR	N/A
43	III	1.000	8.217	14.105	33	6	6 Mo. LIBOR	N/A
44	III	1.000	7.413	13.413	33	6	6 Mo. LIBOR	N/A
45	III	1.065	6.817	13.388	33	6	6 Mo. LIBOR	58
46	III	1.000	7.095	12.944	57	6	6 Mo. LIBOR	N/A
47	III	1.000	6.383	12.383	58	6	6 Mo. LIBOR	N/A
48	III	1.000	6.906	13.254	57	6	6 Mo. LIBOR	N/A
49	III	1.000	7.292	13.251	57	6	6 Mo. LIBOR	57

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

Class I-A-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	99	68	53	37	21	5	0	0
May 25, 2009	97	28	0	0	0	0	0	0
May 25, 2010	96	0	0	0	0	0	0	0
May 25, 2011	95	0	0	0	0	0	0	0
May 25, 2012	94	0	0	0	0	0	0	0
May 25, 2013	92	0	0	0	0	0	0	0
May 25, 2014	90	0	0	0	0	0	0	0
May 25, 2015	88	0	0	0	0	0	0	0
May 25, 2016	85	0	0	0	0	0	0	0
May 25, 2017	83	0	0	0	0	0	0	0
May 25, 2018	80	0	0	0	0	0	0	0
May 25, 2019	76	0	0	0	0	0	0	0
May 25, 2020	73	0	0	0	0	0	0	0
May 25, 2021	69	0	0	0	0	0	0	0
May 25, 2022	63	0	0	0	0	0	0	0
May 25, 2023	59	0	0	0	0	0	0	0
May 25, 2024	53	0	0	0	0	0	0	0
May 25, 2025	47	0	0	0	0	0	0	0
May 25, 2026	41	0	0	0	0	0	0	0
May 25, 2027	34	0	0	0	0	0	0	0
May 25, 2028	26	0	0	0	0	0	0	0
May 25, 2029	17	0	0	0	0	0	0	0
May 25, 2030	8	0	0	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	16.17	1.49	1.08	0.86	0.73	0.64	0.58	0.52
Weighted Average Life (in years)(1)(2)	16.17	1.49	1.08	0.86	0.73	0.64	0.58	0.52

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

Class I-A-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	79	47
May 25, 2009	100	100	95	43	0	0	0	0
May 25, 2010	100	91	19	0	0	0	0	0
May 25, 2011	100	40	0	0	0	0	0	0
May 25, 2012	100	15	0	0	0	0	0	0
May 25, 2013	100	0	0	0	0	0	0	0
May 25, 2014	100	0	0	0	0	0	0	0
May 25, 2015	100	0	0	0	0	0	0	0
May 25, 2016	100	0	0	0	0	0	0	0
May 25, 2017	100	0	0	0	0	0	0	0
May 25, 2018	100	0	0	0	0	0	0	0
May 25, 2019	100	0	0	0	0	0	0	0
May 25, 2020	100	0	0	0	0	0	0	0
May 25, 2021	100	0	0	0	0	0	0	0
May 25, 2022	100	0	0	0	0	0	0	0
May 25, 2023	100	0	0	0	0	0	0	0
May 25, 2024	100	0	0	0	0	0	0	0
May 25, 2025	100	0	0	0	0	0	0	0
May 25, 2026	100	0	0	0	0	0	0	0
May 25, 2027	100	0	0	0	0	0	0	0
May 25, 2028	100	0	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0	0
May 25, 2031	94	0	0	0	0	0	0	0
May 25, 2032	73	0	0	0	0	0	0	0
May 25, 2033	49	0	0	0	0	0	0	0
May 25, 2034	27	0	0	0	0	0	0	0
May 25, 2035	12	0	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	26.07	3.98	2.67	1.97	1.59	1.34	1.16	1.02
Weighted Average Life (in years)(1)(2)	26.07	3.98	2.67	1.97	1.59	1.34	1.16	1.02

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

Class I-A-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	88	0	0	0
May 25, 2010	100	100	100	10	0	0	0	0
May 25, 2011	100	100	92	10	0	0	0	0
May 25, 2012	100	100	44	0	0	0	0	0
May 25, 2013	100	93	8	0	0	0	0	0
May 25, 2014	100	60	0	0	0	0	0	0
May 25, 2015	100	33	0	0	0	0	0	0
May 25, 2016	100	10	0	0	0	0	0	0
May 25, 2017	100	0	0	0	0	0	0	0
May 25, 2018	100	0	0	0	0	0	0	0
May 25, 2019	100	0	0	0	0	0	0	0
May 25, 2020	100	0	0	0	0	0	0	0
May 25, 2021	100	0	0	0	0	0	0	0
May 25, 2022	100	0	0	0	0	0	0	0
May 25, 2023	100	0	0	0	0	0	0	0
May 25, 2024	100	0	0	0	0	0	0	0
May 25, 2025	100	0	0	0	0	0	0	0
May 25, 2026	100	0	0	0	0	0	0	0
May 25, 2027	100	0	0	0	0	0	0	0
May 25, 2028	100	0	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0	0
May 25, 2034	100	0	0	0	0	0	0	0
May 25, 2035	100	0	0	0	0	0	0	0
May 25, 2036	93	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.63	7.48	4.96	2.92	2.20	1.81	1.53	1.32
Weighted Average Life (in years)(1)(2)	29.63	7.48	4.96	2.92	2.20	1.81	1.53	1.32

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

Class I-A-4 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	93	11	0
May 25, 2010	100	100	100	100	6	0	0	0
May 25, 2011	100	100	100	100	6	0	0	0
May 25, 2012	100	100	100	86	6	0	0	0
May 25, 2013	100	100	100	58	6	0	0	0
May 25, 2014	100	100	82	40	6	0	0	0
May 25, 2015	100	100	62	27	6	0	0	0
May 25, 2016	100	100	47	18	5	0	0	0
May 25, 2017	100	92	35	12	2	0	0	0
May 25, 2018	100	76	27	8	0	0	0	0
May 25, 2019	100	63	20	5	0	0	0	0
May 25, 2020	100	52	15	3	0	0	0	0
May 25, 2021	100	43	11	0	0	0	0	0
May 25, 2022	100	35	8	0	0	0	0	0
May 25, 2023	100	29	6	0	0	0	0	0
May 25, 2024	100	24	4	0	0	0	0	0
May 25, 2025	100	19	2	0	0	0	0	0
May 25, 2026	100	16	0	0	0	0	0	0
May 25, 2027	100	13	0	0	0	0	0	0
May 25, 2028	100	10	0	0	0	0	0	0
May 25, 2029	100	8	0	0	0	0	0	0
May 25, 2030	100	6	0	0	0	0	0	0
May 25, 2031	100	5	0	0	0	0	0	0
May 25, 2032	100	3	0	0	0	0	0	0
May 25, 2033	100	*	0	0	0	0	0	0
May 25, 2034	100	0	0	0	0	0	0	0
May 25, 2035	100	0	0	0	0	0	0	0
May 25, 2036	100	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.88	14.48	9.72	7.11	3.14	2.23	1.87	1.60
Weighted Average Life (in years)(1)(2)	29.88	12.18	8.07	5.91	2.86	2.23	1.87	1.60

*	Indicates a number that is greater than zero but less than 0.5%.

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-A Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	99	86	79	72	64	57	50	42
May 25, 2009	99	67	52	39	26	15	5	0
May 25, 2010	98	51	32	16	3	0	0	0
May 25, 2011	98	37	26	16	3	0	0	0
May 25, 2012	97	31	20	13	3	0	0	0
May 25, 2013	96	26	16	10	3	0	0	0
May 25, 2014	95	22	12	7	3	0	0	0
May 25, 2015	94	19	10	5	3	0	0	0
May 25, 2016	93	16	8	4	3	0	0	0
May 25, 2017	92	13	6	3	2	0	0	0
May 25, 2018	91	11	5	3	1	0	0	0
May 25, 2019	90	10	4	2	0	0	0	0
May 25, 2020	88	8	3	2	0	0	0	0
May 25, 2021	86	7	3	1	0	0	0	0
May 25, 2022	84	6	2	0	0	0	0	0
May 25, 2023	82	5	2	0	0	0	0	0
May 25, 2024	80	4	2	0	0	0	0	0
May 25, 2025	77	4	1	0	0	0	0	0
May 25, 2026	75	3	1	0	0	0	0	0
May 25, 2027	72	3	0	0	0	0	0	0
May 25, 2028	69	3	0	0	0	0	0	0
May 25, 2029	65	2	0	0	0	0	0	0
May 25, 2030	61	2	0	0	0	0	0	0
May 25, 2031	57	2	0	0	0	0	0	0
May 25, 2032	52	1	0	0	0	0	0	0
May 25, 2033	46	1	0	0	0	0	0	0
May 25, 2034	42	0	0	0	0	0	0	0
May 25, 2035	38	0	0	0	0	0	0	0
May 25, 2036	35	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	23.15	4.92	3.38	2.47	1.71	1.23	1.07	0.94
Weighted Average Life (in years)(1)(2)	23.15	4.45	3.02	2.19	1.53	1.23	1.07	0.94

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class III-A Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	99	84	76	68	60	52	43	35
May 25, 2009	98	64	49	35	22	11	*	0
May 25, 2010	98	48	29	13	*	0	0	0
May 25, 2011	97	35	23	13	*	0	0	0
May 25, 2012	96	28	17	10	*	0	0	0
May 25, 2013	95	23	13	7	*	0	0	0
May 25, 2014	94	19	10	4	*	0	0	0
May 25, 2015	93	16	7	3	*	0	0	0
May 25, 2016	92	13	5	2	*	0	0	0
May 25, 2017	90	11	4	1	0	0	0	0
May 25, 2018	88	9	3	1	0	0	0	0
May 25, 2019	87	7	2	*	0	0	0	0
May 25, 2020	85	6	1	0	0	0	0	0
May 25, 2021	83	5	1	0	0	0	0	0
May 25, 2022	80	4	1	0	0	0	0	0
May 25, 2023	78	3	*	0	0	0	0	0
May 25, 2024	75	3	*	0	0	0	0	0
May 25, 2025	71	2	0	0	0	0	0	0
May 25, 2026	68	2	0	0	0	0	0	0
May 25, 2027	64	1	0	0	0	0	0	0
May 25, 2028	60	1	0	0	0	0	0	0
May 25, 2029	55	1	0	0	0	0	0	0
May 25, 2030	50	*	0	0	0	0	0	0
May 25, 2031	44	*	0	0	0	0	0	0
May 25, 2032	38	0	0	0	0	0	0	0
May 25, 2033	31	0	0	0	0	0	0	0
May 25, 2034	25	0	0	0	0	0	0	0
May 25, 2035	21	0	0	0	0	0	0	0
May 25, 2036	17	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	21.29	4.39	2.96	2.11	1.37	1.14	0.98	0.86
Weighted Average Life (in years)(1)(2)	21.29	4.15	2.80	1.99	1.36	1.14	0.98	0.86

*	Indicates a number that is greater than zero but less than 0.5%.

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	10
May 25, 2010	100	100	100	100	100	0	0	0
May 25, 2011	100	100	72	74	100	0	0	0
May 25, 2012	100	86	55	33	84	0	0	0
May 25, 2013	100	72	42	23	47	0	0	0
May 25, 2014	100	60	32	16	24	0	0	0
May 25, 2015	100	50	24	11	10	0	0	0
May 25, 2016	100	42	18	8	3	0	0	0
May 25, 2017	100	35	14	5	0	0	0	0
May 25, 2018	100	29	11	4	0	0	0	0
May 25, 2019	100	24	8	2	0	0	0	0
May 25, 2020	100	20	6	0	0	0	0	0
May 25, 2021	100	17	5	0	0	0	0	0
May 25, 2022	100	14	4	0	0	0	0	0
May 25, 2023	100	12	3	0	0	0	0	0
May 25, 2024	100	10	*	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0	0
May 25, 2026	100	6	0	0	0	0	0	0
May 25, 2027	100	5	0	0	0	0	0	0
May 25, 2028	100	4	0	0	0	0	0	0
May 25, 2029	100	3	0	0	0	0	0	0
May 25, 2030	100	3	0	0	0	0	0	0
May 25, 2031	100	1	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0	0
May 25, 2034	96	0	0	0	0	0	0	0
May 25, 2035	85	0	0	0	0	0	0	0
May 25, 2036	73	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.28	9.57	6.42	5.28	6.23	2.73	2.26	1.91
Weighted Average Life (in years)(1)(2)	29.28	8.67	5.77	4.80	4.97	2.73	2.26	1.91

*	Indicates a number that is greater than zero but less than 0.5%.

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	100
May 25, 2010	100	100	100	100	100	82	0	0
May 25, 2011	100	100	72	48	93	82	0	0
May 25, 2012	100	86	55	33	19	82	0	0
May 25, 2013	100	72	42	23	12	46	0	0
May 25, 2014	100	60	32	16	7	25	0	0
May 25, 2015	100	50	24	11	5	10	0	0
May 25, 2016	100	42	18	8	1	1	0	0
May 25, 2017	100	35	14	5	0	0	0	0
May 25, 2018	100	29	11	4	0	0	0	0
May 25, 2019	100	24	8	0	0	0	0	0
May 25, 2020	100	20	6	0	0	0	0	0
May 25, 2021	100	17	5	0	0	0	0	0
May 25, 2022	100	14	4	0	0	0	0	0
May 25, 2023	100	12	*	0	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0	0
May 25, 2026	100	6	0	0	0	0	0	0
May 25, 2027	100	5	0	0	0	0	0	0
May 25, 2028	100	4	0	0	0	0	0	0
May 25, 2029	100	3	0	0	0	0	0	0
May 25, 2030	100	*	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0	0
May 25, 2034	96	0	0	0	0	0	0	0
May 25, 2035	85	0	0	0	0	0	0	0
May 25, 2036	73	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.28	9.53	6.39	5.05	4.82	5.86	2.62	2.20
Weighted Average Life (in years)(1)(2)	29.28	8.67	5.77	4.59	4.47	3.81	2.62	2.20

*	Indicates a number that is greater than zero but less than 0.5%.

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	100
May 25, 2010	100	100	100	100	100	100	0	0
May 25, 2011	100	100	72	48	31	100	0	0
May 25, 2012	100	86	55	33	19	11	0	0
May 25, 2013	100	72	42	23	12	6	0	0
May 25, 2014	100	60	32	16	7	0	0	0
May 25, 2015	100	50	24	11	5	0	0	0
May 25, 2016	100	42	18	8	0	0	0	0
May 25, 2017	100	35	14	5	0	0	0	0
May 25, 2018	100	29	11	2	0	0	0	0
May 25, 2019	100	24	8	0	0	0	0	0
May 25, 2020	100	20	6	0	0	0	0	0
May 25, 2021	100	17	5	0	0	0	0	0
May 25, 2022	100	14	1	0	0	0	0	0
May 25, 2023	100	12	0	0	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0	0
May 25, 2026	100	6	0	0	0	0	0	0
May 25, 2027	100	5	0	0	0	0	0	0
May 25, 2028	100	4	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0	0
May 25, 2034	96	0	0	0	0	0	0	0
May 25, 2035	85	0	0	0	0	0	0	0
May 25, 2036	73	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.28	9.50	6.36	4.97	4.51	4.94	2.87	2.41
Weighted Average Life (in years)(1)(2)	29.28	8.67	5.76	4.53	4.18	3.99	2.87	2.41

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-4 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	100
May 25, 2010	100	100	100	100	100	100	47	0
May 25, 2011	100	100	72	48	31	100	47	0
May 25, 2012	100	86	55	33	19	11	47	0
May 25, 2013	100	72	42	23	12	6	47	0
May 25, 2014	100	60	32	16	7	0	13	0
May 25, 2015	100	50	24	11	5	0	0	0
May 25, 2016	100	42	18	8	0	0	0	0
May 25, 2017	100	35	14	5	0	0	0	0
May 25, 2018	100	29	11	0	0	0	0	0
May 25, 2019	100	24	8	0	0	0	0	0
May 25, 2020	100	20	6	0	0	0	0	0
May 25, 2021	100	17	5	0	0	0	0	0
May 25, 2022	100	14	0	0	0	0	0	0
May 25, 2023	100	12	0	0	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0	0
May 25, 2026	100	6	0	0	0	0	0	0
May 25, 2027	100	5	0	0	0	0	0	0
May 25, 2028	100	3	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0	0
May 25, 2034	96	0	0	0	0	0	0	0
May 25, 2035	85	0	0	0	0	0	0	0
May 25, 2036	73	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.28	9.48	6.35	4.93	4.41	4.58	4.76	2.53
Weighted Average Life (in years)(1)(2)	29.28	8.67	5.76	4.50	4.08	3.99	3.10	2.53

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-5 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	100
May 25, 2010	100	100	100	100	100	100	100	0
May 25, 2011	100	100	72	48	31	70	100	0
May 25, 2012	100	86	55	33	19	11	98	0
May 25, 2013	100	72	42	23	12	6	9	0
May 25, 2014	100	60	32	16	7	0	0	0
May 25, 2015	100	50	24	11	2	0	0	0
May 25, 2016	100	42	18	8	0	0	0	0
May 25, 2017	100	35	14	5	0	0	0	0
May 25, 2018	100	29	11	0	0	0	0	0
May 25, 2019	100	24	8	0	0	0	0	0
May 25, 2020	100	20	6	0	0	0	0	0
May 25, 2021	100	17	2	0	0	0	0	0
May 25, 2022	100	14	0	0	0	0	0	0
May 25, 2023	100	12	0	0	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0	0
May 25, 2026	100	6	0	0	0	0	0	0
May 25, 2027	100	5	0	0	0	0	0	0
May 25, 2028	100	0	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0	0
May 25, 2034	96	0	0	0	0	0	0	0
May 25, 2035	85	0	0	0	0	0	0	0
May 25, 2036	73	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.28	9.45	6.32	4.89	4.31	4.30	5.52	2.68
Weighted Average Life (in years)(1)(2)	29.28	8.67	5.76	4.47	3.99	3.98	3.24	2.68

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-6 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	100
May 25, 2010	100	100	100	100	100	100	100	0
May 25, 2011	100	100	72	48	31	19	100	0
May 25, 2012	100	86	55	33	19	11	5	0
May 25, 2013	100	72	42	23	12	6	0	0
May 25, 2014	100	60	32	16	7	0	0	0
May 25, 2015	100	50	24	11	0	0	0	0
May 25, 2016	100	42	18	8	0	0	0	0
May 25, 2017	100	35	14	2	0	0	0	0
May 25, 2018	100	29	11	0	0	0	0	0
May 25, 2019	100	24	8	0	0	0	0	0
May 25, 2020	100	20	6	0	0	0	0	0
May 25, 2021	100	17	0	0	0	0	0	0
May 25, 2022	100	14	0	0	0	0	0	0
May 25, 2023	100	12	0	0	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0	0
May 25, 2026	100	6	0	0	0	0	0	0
May 25, 2027	100	2	0	0	0	0	0	0
May 25, 2028	100	0	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0	0
May 25, 2034	96	0	0	0	0	0	0	0
May 25, 2035	85	0	0	0	0	0	0	0
May 25, 2036	73	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.28	9.43	6.30	4.86	4.24	4.14	4.83	2.79
Weighted Average Life (in years)(1)(2)	29.28	8.67	5.76	4.47	3.94	3.90	3.24	2.74

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-7 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	100
May 25, 2010	100	100	100	100	100	100	100	0
May 25, 2011	100	100	72	48	31	19	100	0
May 25, 2012	100	86	55	33	19	11	0	0
May 25, 2013	100	72	42	23	12	2	0	0
May 25, 2014	100	60	32	16	7	0	0	0
May 25, 2015	100	50	24	11	0	0	0	0
May 25, 2016	100	42	18	8	0	0	0	0
May 25, 2017	100	35	14	0	0	0	0	0
May 25, 2018	100	29	11	0	0	0	0	0
May 25, 2019	100	24	8	0	0	0	0	0
May 25, 2020	100	20	4	0	0	0	0	0
May 25, 2021	100	17	0	0	0	0	0	0
May 25, 2022	100	14	0	0	0	0	0	0
May 25, 2023	100	12	0	0	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0	0
May 25, 2026	100	6	0	0	0	0	0	0
May 25, 2027	100	0	0	0	0	0	0	0
May 25, 2028	100	0	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0	0
May 25, 2034	96	0	0	0	0	0	0	0
May 25, 2035	85	0	0	0	0	0	0	0
May 25, 2036	73	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.28	9.39	6.28	4.82	4.18	4.02	4.41	2.93
Weighted Average Life (in years)(1)(2)	29.28	8.67	5.76	4.44	3.90	3.79	3.24	2.74

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-8 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	100
May 25, 2010	100	100	100	100	100	100	100	97
May 25, 2011	100	100	72	48	31	19	46	97
May 25, 2012	100	86	55	33	19	11	0	75
May 25, 2013	100	72	42	23	12	0	0	11
May 25, 2014	100	60	32	16	6	0	0	0
May 25, 2015	100	50	24	11	0	0	0	0
May 25, 2016	100	42	18	7	0	0	0	0
May 25, 2017	100	35	14	0	0	0	0	0
May 25, 2018	100	29	11	0	0	0	0	0
May 25, 2019	100	24	8	0	0	0	0	0
May 25, 2020	100	20	0	0	0	0	0	0
May 25, 2021	100	17	0	0	0	0	0	0
May 25, 2022	100	14	0	0	0	0	0	0
May 25, 2023	100	12	0	0	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0	0
May 25, 2026	100	0	0	0	0	0	0	0
May 25, 2027	100	0	0	0	0	0	0	0
May 25, 2028	100	0	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0	0
May 25, 2034	96	0	0	0	0	0	0	0
May 25, 2035	85	0	0	0	0	0	0	0
May 25, 2036	73	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.28	9.34	6.24	4.79	4.11	3.89	4.06	5.35
Weighted Average Life (in years)(1)(2)	29.28	8.67	5.76	4.44	3.85	3.67	3.24	2.74

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-9 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	100	100
May 25, 2010	100	100	100	100	100	100	100	100
May 25, 2011	100	100	72	48	31	19	11	100
May 25, 2012	100	86	55	33	19	11	0	0
May 25, 2013	100	72	42	23	12	0	0	0
May 25, 2014	100	60	32	16	0	0	0	0
May 25, 2015	100	50	24	11	0	0	0	0
May 25, 2016	100	42	18	0	0	0	0	0
May 25, 2017	100	35	14	0	0	0	0	0
May 25, 2018	100	29	11	0	0	0	0	0
May 25, 2019	100	24	2	0	0	0	0	0
May 25, 2020	100	20	0	0	0	0	0	0
May 25, 2021	100	17	0	0	0	0	0	0
May 25, 2022	100	14	0	0	0	0	0	0
May 25, 2023	100	12	0	0	0	0	0	0
May 25, 2024	100	8	0	0	0	0	0	0
May 25, 2025	100	*	0	0	0	0	0	0
May 25, 2026	100	0	0	0	0	0	0	0
May 25, 2027	100	0	0	0	0	0	0	0
May 25, 2028	100	0	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0	0
May 25, 2034	96	0	0	0	0	0	0	0
May 25, 2035	85	0	0	0	0	0	0	0
May 25, 2036	73	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.28	9.25	6.18	4.72	4.04	3.76	3.81	4.40
Weighted Average Life (in years)(1)(2)	29.28	8.67	5.76	4.42	3.81	3.57	3.24	2.74

*	Indicates a number that is greater than zero but less than 0.5%.

(1)
The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.

(2)	To the first possible optional termination date.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to certain assets in the issuing entity, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp (“Tax Counsel”) will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Pooling and Servicing Agreement, each REMIC comprising the issuing entity (exclusive of the reserve fund and, for the avoidance of doubt, the Swap Account, the Supplemental Interest Trust, the Swap Administration Agreement and the Interest Rate Swap Agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). The Class R Certificates will represent the REMIC residual interest in each REMIC comprising the issuing entity.

  Characterization of the Offered Certificates

For federal income tax purposes, a beneficial owner of an offered certificate will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a “REMIC regular interest component”). In addition, the trustee will treat the beneficial owner of each offered certificate as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the offered certificate to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each distribution date will be equal to:

(A)  in the case of the Class I-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this free writing prospectus with respect to the Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Group I Swap Notional Allocation Percentage, and assuming for this purpose that the fixed rate used to calculate the Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date),

(B)  in the case of the Class II-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this free writing prospectus with respect to the Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Group II Swap Notional Allocation Percentage, and assuming for this purpose that the fixed rate used to calculate the Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date),

(C)  in the case of the Class III-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group III as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Loan Group III as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this free writing prospectus with respect to the Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Group III Swap Notional Allocation Percentage, and assuming for this purpose that the fixed rate used to calculate the Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans in Loan Group III as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group III as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), and

(D)  in the case of the Class M Certificates, the weighted average of the rates determined pursuant to clauses (A), (B) and (C) above, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans in the related loan group the aggregate Certificate Principal Balance of the related senior certificates, and

(ii) any Swap Termination Payment will be treated as being payable solely from Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to an offered certificate may differ from the actual amount of distributions on such certificate.

Any amount payable on an offered certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to an offered certificate in excess of the amount payable on the certificate will be treated as having been received by the holder of that certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of an offered certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the base prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, as subject to the discussion under “—The Notional Principal Contract Component” below.

It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the offered certificates and the Class CE Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract components. Holders of offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the offered certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each offered certificate.

  Allocation

A beneficial owner of an offered certificate must allocate its purchase price for the certificate between its components—the related REMIC regular interest component and the related notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the trustee may assume the notional principal contract component of each offered certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

  Original Issue Discount

The REMIC regular interest components of the offered certificates may be issued with original issue discount, referred to in this free writing prospectus as OID. A beneficial owner of an offered certificate must include any OID with respect to the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the base prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the prepayment assumption as described in this free writing prospectus. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

  The Notional Principal Contract Component

The trustee will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that each notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of an offered certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of an offered certificate.

Any payments made to a beneficial owner of an offered certificate in excess of the amounts payable on the related REMIC regular interest component will be treated as having been received in respect of the related notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Any amounts payable on a REMIC regular interest component in excess of the amount of payments on the offered certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the related notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to such notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of an offered certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component, but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on the offered certificate in any period and over the term of the offered certificate. As a result, the a offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

  Sale or Exchange of the Offered Certificates

Upon the sale, exchange or other disposition of an offered certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that an offered certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

  Status of the Offered Certificates

The REMIC regular interest component of each offered certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the issuing entity, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each offered certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each offered certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the offered certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Material Federal Income Tax Considerations” in the base prospectus.

  No Withholding on Net Swap Payments Payable to Trust by Swap Provider

The Pooling and Servicing Agreement will restrict any transfer of any Class CE Certificate unless the proposed transferee of such Class CE Certificate (1) provides to the trustee the appropriate tax certification form that would eliminate any withholding or deduction for taxes from amounts payable by the Swap Provider, pursuant to the Interest Rate Swap Agreement, to the Swap Administrator, on behalf of the Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and (2) agrees to update such form (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that such form has become obsolete or incorrect, each as a condition to such transfer. Under the Pooling and Servicing Agreement, upon receipt of any such tax certification form from a proposed transferee of any Class CE Certificate, the trustee will forward such tax certification form provided to it to the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee will then forward such tax certification form provided to it to the Swap Provider. Each holder of a Class CE Certificate and each transferee thereof will be deemed to have consented to the Supplemental Interest Trust Trustee forwarding to the Swap Provider any such tax certification form it has provided and updated in accordance with these transfer restrictions. In addition, if any transfer of the Class CE Certificates would cause the Supplemental Interest Trust to be beneficially owned by two or more persons for federal income tax purposes, the Pooling and Servicing Agreement will contain additional provisions to ensure that the Swap Provider receives the appropriate tax certification forms that would eliminate any withholding or deduction for taxes from amounts payable by the Swap Provider, pursuant to the Interest Rate Swap Agreement, to the Swap Administrator, on behalf of the Supplemental Interest Trust, (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto) together with any applicable attachments) and any updates thereto from the proposed multiple holders of the Class CE Certificates or the Supplemental Interest Trust, as applicable. Any purported sales or transfers of any Class CE Certificate to a transferee which does not comply with the requirements of this paragraph will be deemed null and void under the Pooling and Servicing Agreement.

STATE AND OTHER TAXES

None of the depositor, the master servicer or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates are encouraged to consult their own tax advisors regarding such tax consequences.

All investors are encouraged to consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the base prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this free writing prospectus and in the base prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates is encouraged to consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the base prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the base prospectus and in this free writing prospectus. As noted in the base prospectus, another requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgaged property as of the closing date. It is possible that, if the fair market value of any of the mortgaged properties has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for any seasoned loan in the mortgage pool than it is for any mortgage loan that is not seasoned.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in an issuing entity holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

•	such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the issuing entity;

•	a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuing entities containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the underwriter, the trustee, the master servicer, any subservicer, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, any insurer or any affiliate of such parties (the “Restricted Group”). As of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding an offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

Each beneficial owner of an offered subordinate certificate or any interest therein who acquires the certificate following termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered subordinate certificates in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the offered subordinate certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Moody's, Standard & Poor’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section will indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL MATTERS

The legality of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the master servicer and Bear, Stearns & Co. Inc.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the trustee, the issuing entity, BSRM, Aegis, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to “The Sponsor” and “Servicing of the Mortgage Loans — The Master Servicer” in this free writing prospectus for a description of the legal proceedings against the sponsor and the master servicer.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, the master servicer, the issuing entity, Bear, Stearns & Co. Inc., BSRM, Master Funding LLC and the depositor are affiliated parties. The trustee, the custodian and the Swap Provider are affiliated parties (collectively, the “LaSalle Entities”). There are no affiliations among (a) the sponsor, the depositor, the master servicer, Bear, Stearns & Co. Inc., BSRM and the issuing entity and (b) any of Aegis Mortgage Corporation or the LaSalle Entities. There are no affiliations among the LaSalle Entities and Aegis Mortgage Corporation.

Except as otherwise described below, there are currently no business relationships, agreements, arrangements, transactions or understandings among (a) the sponsor, the depositor, the Swap Provider or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. Except as otherwise described below, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Ratings
Class	Standard & Poor’s	Moody’s
I-A-1	AAA	Aaa
I-A-2	AAA	Aaa
I-A-3	AAA	Aaa
I-A-4	AAA	Aaa
II-A	AAA	Aaa
III-A	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Standard & Poor’s and Moody’s do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Basis Risk Shortfall Carry Forward Amounts or any interest shortfalls resulting from the application of the Relief Act.

The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the trustee’s internet web site promptly after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.etrustee.net.

INDEX OF DEFINED TERMS

1998 Policy Statement
AB Servicing Criteria
Applied Realized Loss Amount
Basis Risk Shortfall
Basis Risk Shortfall Carry Forward Amount
BSRM
BSRM Underwriting Guidelines
Certificate Principal Balance
Class A Principal Distribution Amount
Class I-A Certificates
Class I-A Principal Distribution Amount
Class II-A Principal Distribution Amount
Class III-A Principal Distribution Amount
Class M Certificates
Class M-1 Principal Distribution Amount
Class M-2 Principal Distribution Amount
Class M-3 Principal Distribution Amount
Class M-4 Principal Distribution Amount
Class M-5 Principal Distribution Amount
Class M-6 Principal Distribution Amount
Class M-7 Principal Distribution Amount
Class M-8 Principal Distribution Amount
Class M-9 Principal Distribution Amount
Clearstream
Code
Compensating Interest
CPR
CSSF
Current Interest
Current Specified Enhancement Percentage
DTC
Due Period
Early Termination Date
EMC
ERISA
Euroclear
Excess Cashflow
Excess Spread
Exemption
Extra Principal Distribution Amount
Financial Intermediary
Fiscal Quarter
Global Securities
Group I Principal Distribution Amount
Group I Swap Notional Allocation Percentage
Group II Principal Distribution Amount
Group II Swap Notional Allocation Percentage
Group III Principal Distribution Amount
Group III Swap Notional Allocation Percentage
HELOCs
illegality
Insurance Proceeds
Interest Carry Forward Amount
Interest Funds
Interest Rate Swap Agreement
IRS
LaSalle
LIBOR Business Day
Liquidation Proceeds
Margin
MERS
MERS® System
Moody’s
NCUA
Net Rate Cap
Notional Principal Contract Component
Notional Principal Contract Regulations
One-Year LIBOR:
OTS
Overcollateralization Amount
Overcollateralization Release Amount
Overcollateralization Target Amount
Parity Act
Pass-Through Rate
Piggyback Loan
Plans
Prepayment Interest Shortfall
Prepayment Period
Principal Distribution Amount
Principal Funds
PTE
Realized Loss
Reference Banks
Relief Act
Remaining Excess Spread
REMIC regular interest component
REO
Restricted Group
Rules
Stated Principal Balance
Stepdown Date
Subsequent Recoveries
Supplemental Interest Trust
Supplemental Interest Trust Trustee
Swap Account
Swap Additional Termination Event
Swap Administration Agreement
Swap Administrator
Swap Event of Default
Swap Provider
Swap Provider Trigger Event
Swap Termination Event
Swap Termination Payment
Tax Counsel
Termination Events
Trigger Event
Unpaid Realized Loss Amount

SCHEDULE A

Mortgage Loan Statistical Data

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in each loan group, and about the mortgage loans in the aggregate. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans in the related loan group or of the mortgage loans in the aggregate, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

Mortgage Interest Rates of the Mortgage Loans in the Total Pool

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.001% - 5.500%..................................................	...........	3	$806,700	0.12%	738	70.64%
5.501% - 6.000%.................................................	...........	81	20,141,586	3.00	684	72.86
6.001% - 6.500%.................................................	...........	158	40,936,175	6.09	673	74.30
6.501% - 7.000%.................................................	...........	321	79,038,652	11.76	651	78.42
7.001% - 7.500%.................................................	...........	250	61,468,058	9.14	626	77.59
7.501% - 8.000%.................................................	...........	399	91,129,908	13.55	608	79.17
8.001% - 8.500%.................................................	...........	326	75,532,735	11.23	596	80.79
8.501% - 9.000%.................................................	...........	467	99,808,309	14.84	589	80.93
9.001% - 9.500%.................................................	...........	352	66,944,303	9.96	578	81.15
9.501% - 10.000%.................................................	...........	335	66,257,904	9.85	577	82.02
10.001% - 10.500%.................................................	...........	185	32,350,584	4.81	577	81.52
10.501% - 11.000%.................................................	...........	122	21,666,336	3.22	567	77.97
11.001% - 11.500%.................................................	...........	75	8,884,069	1.32	576	80.74
11.501% - 12.000%.................................................	...........	41	4,590,215	0.68	583	81.21
12.001% - 12.500%.................................................	...........	39	2,569,089	0.38	621	92.79
12.501% - 13.000%.................................................	...........	2	197,327	0.03	640	100.00
13.001% - 13.500%.................................................	...........	2	55,795	0.01	625	97.41
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in the total pool was approximately 8.337%.

*Original Loan-to-Value Ratio of the Mortgage Loans in the Total Pool

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%............................................................................	...........	8	$568,915	0.08%	617	15.52%
20.01% - 30.00%............................................................................	...........	21	2,022,101	0.30	630	25.57
30.01% - 40.00%............................................................................	...........	37	4,959,519	0.74	616	35.95
40.01% - 50.00%............................................................................	...........	99	15,892,487	2.36	606	45.86
50.01% - 60.00%............................................................................	...........	196	36,540,648	5.43	604	55.88
60.01% - 70.00%............................................................................	...........	415	84,727,384	12.60	589	66.40
70.01% - 80.00%............................................................................	...........	899	198,595,258	29.54	604	77.78
80.01% - 90.00%............................................................................	...........	1,065	256,571,321	38.16	608	87.32
90.01% - 100.00%............................................................................	...........	418	72,500,112	10.78	641	96.39
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

* Original loan-to-value ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total pool was approximately 79.53%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in the Total Pool

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%............................................................................	...........	8	$568,915	0.08%	617	15.52%
20.01% - 30.00%............................................................................	...........	21	2,022,101	0.30	630	25.57
30.01% - 40.00%............................................................................	...........	37	4,959,519	0.74	616	35.95
40.01% - 50.00%............................................................................	...........	99	15,892,487	2.36	606	45.86
50.01% - 60.00%............................................................................	...........	194	36,161,681	5.38	603	55.89
60.01% - 70.00%............................................................................	...........	414	84,755,022	12.61	589	66.37
70.01% - 80.00%............................................................................	...........	777	169,816,180	25.26	595	77.42
80.01% - 90.00%............................................................................	...........	1,064	256,401,828	38.13	608	87.26
90.01% - 100.00%............................................................................	...........	544	101,800,014	15.14	645	91.76
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

* Original combined loan-to-value ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in the total pool was approximately 80.38%.

Original Principal Balances of the Mortgage Loans as of the
cut-off date in the Total Pool

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$1 - $100,000.................................................	...........	514	$36,759,366	5.47%	601	76.88%
$100,001 - $200,000.................................................	...........	1,234	185,287,773	27.56	601	77.05
$200,001 - $300,000.................................................	...........	818	199,395,474	29.66	604	79.39
$300,001 - $400,000.................................................	...........	322	110,680,931	16.46	614	81.44
$400,001 - $500,000.................................................	...........	158	71,214,451	10.59	616	81.00
$500,001 - $600,000.................................................	...........	68	36,999,884	5.50	626	83.70
$600,001 - $700,000.................................................	...........	24	15,298,776	2.28	607	84.39
$700,001 - $800,000.................................................	...........	12	9,051,765	1.35	614	85.26
$800,001 and greater.................................................	...........	8	7,689,326	1.14	637	78.41
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

As of the cut-off date, the average original principal balance of the mortgage loans in the total pool was approximately $213,090.

Credit Score for the Mortgage Loans in the Total Pool

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519...........................................................................	...........	198	$34,123,183	5.08%	510	71.39%
520 - 539...........................................................................	...........	295	58,193,124	8.65	530	74.16
540 - 559...........................................................................	...........	304	61,097,204	9.09	551	76.96
560 - 579...........................................................................	...........	311	63,022,654	9.37	569	77.47
580 - 599...........................................................................	...........	411	91,704,897	13.64	589	81.41
600 - 619...........................................................................	...........	446	100,516,173	14.95	609	81.91
620 - 639...........................................................................	...........	355	80,291,388	11.94	629	83.72
640 - 659...........................................................................	...........	301	61,924,836	9.21	650	80.97
660 - 679...........................................................................	...........	190	46,524,689	6.92	668	81.52
680 - 699...........................................................................	...........	129	28,048,343	4.17	688	79.19
700 - 719...........................................................................	...........	81	18,625,877	2.77	708	80.54
720 - 739...........................................................................	...........	46	9,296,550	1.38	729	78.72
740 - 759...........................................................................	...........	41	8,328,823	1.24	749	75.92
760 - 779...........................................................................	...........	27	5,509,051	0.82	770	80.90
780 - 799...........................................................................	...........	11	3,000,562	0.45	785	69.10
800 - 819...........................................................................	...........	12	2,170,391	0.32	804	79.86
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

As of the cut-off date, the weighted average credit score of the mortgage loans in the total pool was approximately 608.

Geographic Distribution of the Mortgaged Properties in the Total Pool*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama…………………………………………………….	...........	15	$2,475,474	0.37%	587	85.06%
Arizona…………………………………………………….	...........	125	24,459,522	3.64	617	80.12
Arkansas…………………………………………………….	...........	6	649,614	0.10	588	86.64
California…………………………………………………….	...........	520	167,606,228	24.93	616	77.52
Colorado…………………………………………………….	...........	24	5,604,012	0.83	620	83.70
Connecticut…………………………………………………….	...........	57	12,811,958	1.91	586	77.31
Delaware…………………………………………………….	...........	16	3,020,619	0.45	610	83.02
District of Columbia…………………………………………………….	...........	12	2,832,400	0.42	583	75.05
Florida…………………………………………………….	...........	482	96,322,683	14.33	597	79.57
Georgia…………………………………………………….	...........	98	14,892,333	2.21	601	85.16
Hawaii…………………………………………………….	...........	1	649,742	0.10	583	89.16
Idaho…………………………………………………….	...........	16	3,576,174	0.53	573	78.34
Illinois…………………………………………………….	...........	140	27,886,586	4.15	595	80.86
Indiana…………………………………………………….	...........	40	3,618,551	0.54	627	85.28
Iowa…………………………………………………….	...........	6	627,766	0.09	550	86.27
Kansas…………………………………………………….	...........	7	1,118,409	0.17	604	86.65
Kentucky…………………………………………………….	...........	11	1,118,024	0.17	592	85.30
Louisiana…………………………………………………….	...........	17	2,145,177	0.32	606	81.95
Maine…………………………………………………….	...........	36	6,063,543	0.90	614	77.57
Maryland…………………………………………………….	...........	147	36,080,286	5.37	595	78.37
Massachusetts…………………………………………………….	...........	104	25,414,576	3.78	644	75.36
Michigan…………………………………………………….	...........	46	5,962,395	0.89	595	83.61
Minnesota…………………………………………………….	...........	95	16,796,946	2.50	623	82.98
Mississippi…………………………………………………….	...........	10	1,710,703	0.25	608	76.65
Missouri…………………………………………………….	...........	46	6,162,128	0.92	604	87.50
Montana…………………………………………………….	...........	1	165,328	0.02	535	78.81
Nebraska…………………………………………………….	...........	2	146,515	0.02	558	71.30
Nevada…………………………………………………….	...........	82	20,070,106	2.98	618	79.36
New Hampshire…………………………………………………….	...........	72	14,800,285	2.20	636	81.58
New Jersey…………………………………………………….	...........	101	24,332,074	3.62	587	77.76
New Mexico…………………………………………………….	...........	28	4,379,056	0.65	603	84.31
New York…………………………………………………….	...........	132	31,505,704	4.69	602	76.96
North Carolina…………………………………………………….	...........	62	8,410,862	1.25	606	85.06
Ohio…………………………………………………….	...........	33	3,374,898	0.50	593	86.27
Oklahoma…………………………………………………….	...........	11	1,290,659	0.19	608	82.16
Oregon…………………………………………………….	...........	23	4,509,192	0.67	600	84.55
Pennsylvania…………………………………………………….	...........	94	15,091,254	2.24	592	82.20
Rhode Island …………………………………………………….	...........	9	1,824,920	0.27	640	84.32
South Carolina…………………………………………………….	...........	33	4,621,540	0.69	580	84.13
Tennessee…………………………………………………….	...........	25	3,363,170	0.50	589	83.62
Texas…………………………………………………….	...........	49	7,553,235	1.12	593	81.54
Utah…………………………………………………….	...........	12	1,957,826	0.29	578	84.91
Vermont…………………………………………………….	...........	20	2,744,283	0.41	633	78.62
Virginia…………………………………………………….	...........	168	31,043,971	4.62	611	79.40
Washington…………………………………………………….	...........	81	15,676,491	2.33	625	81.30
Wisconsin…………………………………………………….	...........	43	5,910,529	0.88	618	83.81
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

*No more than approximately 0.31% of the mortgage loans in the total pool by principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in the Total Pool

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family.................................................................................	...........	157	$40,734,575	6.06%	605	76.28%
Condominium........................................................................	...........	78	14,292,475	2.13	626	82.07
PUD...............................................................................................	...........	215	47,099,471	7.00	616	83.21
Single Family..........................................................................	...........	2,693	567,660,648	84.43	607	79.35
Townhouse..........................................................................	...........	15	2,590,576	0.39	610	90.03
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

Occupancy Status of Mortgaged Properties in the Total Pool*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor..................................................................................	...........	217	$37,145,337	5.52%	624	78.39%
Owner Occupied......................................................................	...........	2,901	625,915,133	93.09	607	79.58
Second Home..........................................................................	...........	40	9,317,276	1.39	626	81.03
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in the Total Pool

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 179 months....................................................................	...........	5	$415,547	0.06%	623	47.35%
180 - 239 months....................................................................	...........	81	7,271,901	1.08	644	77.38
240 - 359 months....................................................................	...........	42	7,722,413	1.15	650	70.93
360 months............................................................................	...........	3,030	656,967,884	97.71	607	79.68
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in the total pool was approximately 357 months.

Remaining Term to Stated Maturity for the Mortgage Loans in the Total Pool

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
61 - 120 months....................................................................	...........	5	$415,547	0.06%	623	47.35%
121 - 180 months....................................................................	...........	81	7,271,901	1.08	644	77.38
181 - 240 months....................................................................	...........	23	4,411,677	0.66	645	69.41
241 - 300 months....................................................................	...........	19	3,310,737	0.49	656	72.95
301 - 360 months.............................................................................	...........	3,030	656,967,884	97.71	607	79.68
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in the total pool was approximately 355 months.

Loan Purpose for the Mortgage Loans in the Total Pool

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance................................................................	...........	2,391	$520,465,181	77.41%	606	78.24%
Purchase...............................................................................................	...........	360	65,919,183	9.80	624	87.04
Rate/Term Refinance.............................................................	...........	407	85,993,382	12.79	608	81.60
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

Documentation Type of the Mortgage Loans in the Total Pool

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative.....................................................................	...........	2,205	$450,247,538	66.96%	605	79.76%
Limited…………………………….................................................	...........	6	1,646,571	0.24	587	87.25
Lite…………………………….................................................	...........	39	10,616,997	1.58	613	80.14
Stated Income………….................................................…..	...........	908	209,866,640	31.21	613	78.94
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

Product Type of the Mortgage Loans in the Total Pool

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (40/30 BLN)…….................................................…………………..	...........	114	$24,536,758	3.65%	617	77.38%
BALLOON (50/30 BLN)……….................................................………………..	...........	117	27,188,747	4.04	640	79.54
BALLOON……….……………….................................................………..	...........	44	2,379,357	0.35	650	95.30
FIXED………………………...................................................	...........	773	133,641,289	19.88	629	75.98
FIXED IO…………………….................................................…..	...........	27	6,356,300	0.95	655	82.70
LIBOR 2/1 ARM…………………….................................................….	...........	6	800,137	0.12	726	100.00
LIBOR 2/6 ARM…………………….................................................….	...........	685	133,097,142	19.79	589	79.79
LIBOR 2/6 ARM (40/30 BLN)…….................................................………………….	...........	536	135,326,696	20.13	580	79.17
LIBOR 2/6 ARM (50/30 BLN)…….................................................	...........	146	38,836,659	5.78	610	81.59
LIBOR 2/6 ARM IO…………….................................................……..	...........	126	42,044,987	6.25	641	83.64
LIBOR 3/1 ARM……………….................................................……	...........	8	470,142	0.07	725	100.00
LIBOR 3/6 10YR DUAL…………...............................................................……..	...........	30	4,514,257	0.67	575	81.25
LIBOR 3/6 ARM……………….................................................……	...........	193	36,175,230	5.38	598	82.39
LIBOR 3/6 ARM (40/30 BLN)……………………….	...........	85	19,274,023	2.87	610	79.54
LIBOR 3/6 ARM (50/30 BLN)………….................................................	...........	178	43,172,437	6.42	601	81.49
LIBOR 3/6 ARM IO…………………..................................................	...........	69	19,767,600	2.94	643	80.36
LIBOR 5/6 ARM………………….................................................…	...........	4	941,325	0.14	657	86.28
LIBOR 5/6 ARM (40/30 BLN)…….................................................	...........	5	915,790	0.14	672	69.82
LIBOR 5/6 ARM (50/30 BLN	...........	10	2,466,370	0.37	682	79.20
LIBOR 5/6 ARM IO…………………..................................................	...........	2	472,500	0.07	644	74.21
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

Rate Adjustment Frequency of the Mortgage Loans in the Total Pool

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months.......................................................................................	...........	2,069	$477,005,017	70.94%	598	80.46%
12 months.......................................................................................	………..	14	1,270,279	0.19	726	100.00
Fixed.......................................................................................	...........	1,075	194,102,451	28.87	630	77.11
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

Months to Next Rate Adjustment of the Mortgage Loans in the Total Pool

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12 - 17 months....................................................................................	...........	2	$749,513	0.11%	604	69.65%
18 - 23 months....................................................................................	...........	1,497	349,356,108	51.96	594	80.28
30 - 35 months....................................................................................	...........	563	123,373,689	18.35	608	81.33
54 - 59 months....................................................................................	...........	21	4,795,985	0.71	672	78.31
Fixed.....................................................................................	...........	1,075	194,102,451	28.87	630	77.11
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

The weighted average next rate adjustment for the adjustable rate mortgage loans is approximately 26 months in the total pool. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a fixed period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in the Total Pool

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.750% - 10.999%.................................................	...........	3	$780,780	0.12%	676	56.65%
11.000% - 11.249%.................................................	...........	2	687,438	0.10	651	79.31
11.250% - 11.499%.................................................	...........	7	1,841,196	0.27	678	70.81
11.500% - 11.749%.................................................	...........	18	5,032,576	0.75	667	74.02
11.750% - 11.999%.................................................	...........	58	16,455,167	2.45	666	77.49
12.000% - 12.249%................................................	...........	30	7,248,392	1.08	652	78.91
12.250% - 12.499%................................................	...........	53	16,712,018	2.49	662	82.26
12.500% - 12.749%................................................	...........	51	13,932,668	2.07	633	81.65
12.750% - 12.999%................................................	...........	88	21,267,361	3.16	616	79.41
13.000% - 13.249%................................................	...........	55	14,107,577	2.10	603	78.95
13.250% - 13.499%................................................	...........	93	25,393,401	3.78	614	79.25
13.500% - 13.749%................................................	...........	116	32,416,770	4.82	604	79.41
13.750% - 13.999%................................................	...........	186	45,965,691	6.84	598	79.99
14.000% - 14.249%................................................	...........	109	25,727,244	3.83	592	80.13
14.250% - 14.499%................................................	...........	138	31,815,375	4.73	586	80.57
14.500% - 14.749%................................................	...........	136	31,757,635	4.72	585	80.26
14.750% - 14.999%................................................	...........	190	40,933,166	6.09	589	82.93
15.000% - 15.249%................................................	...........	115	23,715,616	3.53	581	81.82
15.250% - 15.499%................................................	...........	125	24,407,177	3.63	581	82.18
15.500% - 15.749%................................................	...........	128	26,703,573	3.97	578	81.49
15.750% - 15.999%................................................	...........	126	24,789,986	3.69	580	83.89
16.000% - 16.249%................................................	...........	62	12,590,258	1.87	577	79.06
16.250% - 16.499%................................................	...........	53	9,759,777	1.45	578	81.79
16.500% - 16.749%................................................	...........	52	9,997,764	1.49	558	76.94
16.750% - 16.999%................................................	...........	35	6,181,766	0.92	554	81.47
17.000% - 17.249%................................................	...........	20	2,985,768	0.44	583	86.63
17.250% - 17.499%................................................	...........	16	2,424,689	0.36	553	74.06
17.500% - 17.749%................................................	...........	9	1,310,179	0.19	597	78.51
17.750% - 17.999%................................................	...........	6	917,711	0.14	595	86.22
18.000% - 18.249%................................................	...........	2	364,582	0.05	549	56.05
19.000% - 19.249%................................................	...........	1	51,996	0.01	560	65.00
Fixed.......................................................................	...........	1,075	194,102,451	28.87	630	77.11
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total pool was approximately 14.320%.

Minimum Mortgage Rates of the Mortgage Loans in the Total Pool

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.250% - 3.499%................................................	...........	7	$551,028	0.08%	759	100.00%
3.750% - 3.999%................................................	...........	2	511,016	0.08	563	79.87
4.000% - 4.249%................................................	...........	1	119,276	0.02	616	65.30
4.250% - 4.499%................................................	...........	8	848,960	0.13	682	89.54
4.500% - 4.749%................................................	...........	1	555,555	0.08	611	80.00
4.750% - 4.999%................................................	...........	3	638,195	0.09	559	68.88
5.000% - 5.249%................................................	...........	10	1,397,944	0.21	612	78.45
5.250% - 5.499%................................................	...........	15	2,844,359	0.42	651	79.50
5.500% - 5.749%................................................	...........	82	16,152,275	2.40	612	78.68
5.750% - 5.999%................................................	...........	96	22,033,689	3.28	645	77.06
6.000% - 6.249%................................................	...........	79	18,171,741	2.70	615	78.94
6.250% - 6.499%................................................	...........	90	21,570,794	3.21	638	81.59
6.500% - 6.749%................................................	...........	68	17,197,537	2.56	629	82.48
6.750% - 6.999%................................................	...........	82	20,516,190	3.05	622	79.70
7.000% - 7.249%................................................	...........	59	14,237,195	2.12	615	79.93
7.250% - 7.499%................................................	...........	115	26,643,071	3.96	619	82.47
7.500% - 7.749%................................................	...........	118	29,741,792	4.42	608	80.60
7.750% - 7.999%................................................	...........	156	37,146,185	5.52	602	80.66
8.000% - 8.249%................................................	...........	82	19,908,855	2.96	585	80.51
8.250% - 8.499%................................................	...........	112	28,745,135	4.28	598	81.60
8.500% - 8.749%................................................	...........	113	29,118,908	4.33	585	80.59
8.750% - 8.999%................................................	...........	158	38,166,218	5.68	583	82.07
9.000% - 9.249%................................................	...........	89	18,736,534	2.79	571	77.94
9.250% - 9.499%................................................	...........	111	23,796,853	3.54	572	80.35
9.500% - 9.749%................................................	...........	100	22,821,074	3.39	572	80.32
9.750% - 9.999%................................................	...........	110	23,159,004	3.44	572	82.79
10.000% - 10.249%................................................	...........	51	12,203,953	1.82	582	81.37
10.250% - 10.499%................................................	...........	37	6,978,381	1.04	572	79.38
10.500% - 10.749%................................................	...........	51	11,166,942	1.66	567	80.12
10.750% - 10.999%................................................	...........	25	4,672,900	0.69	561	78.88
11.000% - 11.249%................................................	...........	19	2,857,236	0.42	567	78.81
11.250% - 11.499%................................................	...........	14	2,010,774	0.30	549	71.40
11.500% - 11.749%................................................	...........	8	1,425,237	0.21	580	74.24
11.750% - 11.999%................................................	...........	7	1,059,636	0.16	549	79.06
12.000% - 12.249%................................................		2	243,941	0.04	555	76.80
12.250% - 12.499%................................................		2	326,914	0.05	518	65.00
Fixed.......................................................................	...........	1,075	194,102,451	28.87	630	77.11
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total pool was approximately 8.077%.

Periodic Rate Cap of the Mortgage Loans in the Total Pool

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%..................................................................................	...........	1,930	$446,264,537	66.37%	599	80.59%
1.500%..................................................................................	...........	120	24,559,885	3.65	580	79.38
1.520%..................................................................................	...........	1	114,959	0.02	575	63.19
2.000%..................................................................................	...........	32	7,335,915	1.09	615	80.16
Fixed......................................................................................	...........	1,075	194,102,451	28.87	630	77.11
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in the total pool was approximately 1.041%.

Initial Rate Cap of the Mortgage Loans in the Total Pool

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000% - 1.499%................................................	...........	4	$876,474	0.13%	549	76.82%
1.500% - 1.749%................................................	...........	108	21,792,661	3.24	581	79.27
2.000% - 2.249%................................................	...........	472	115,177,884	17.13	596	80.39
3.000% - 3.249%................................................	...........	1,494	339,260,051	50.46	601	80.66
5.000% - 5.249%................................................	...........	5	1,168,226	0.17	599	76.33
Fixed....................................................................	...........	1,075	194,102,451	28.87	630	77.11
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in the total pool was approximately 2.692%.

Gross Margin of the Mortgage Loans in the Total Pool

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.750% - 2.999%................................................	...........	2	$330,246	0.05%	597	74.79%
3.250% - 3.499%................................................	...........	9	1,058,728	0.16	752	87.71
3.500% - 3.749%................................................	...........	10	2,488,816	0.37	697	72.93
3.750% - 3.999%................................................	...........	48	12,848,738	1.91	671	75.29
4.000% - 4.249%................................................	...........	26	6,214,870	0.92	658	78.36
4.250% - 4.499%................................................	...........	40	10,449,366	1.55	669	85.76
4.500% - 4.749%................................................	...........	25	6,763,150	1.01	639	83.71
4.750% - 4.999%................................................	...........	43	10,166,064	1.51	617	77.84
5.000% - 5.249%................................................	...........	54	11,179,076	1.66	607	79.20
5.250% - 5.499%................................................	...........	366	92,573,632	13.77	606	81.49
5.500% - 5.749%................................................	...........	472	114,121,583	16.97	599	81.52
5.750% - 5.999%................................................	...........	302	71,336,605	10.61	583	79.71
6.000% - 6.249%................................................	...........	223	53,028,919	7.89	577	77.82
6.250% - 6.499%................................................	...........	137	29,041,961	4.32	581	78.57
6.500% - 6.749%................................................	...........	62	12,578,889	1.87	589	82.38
6.750% - 6.999%................................................	...........	75	13,399,668	1.99	567	76.86
7.000% - 7.249%................................................	...........	39	7,397,427	1.10	579	79.24
7.250% - 7.499%................................................	...........	65	9,339,420	1.39	592	87.71
7.500% - 7.749%................................................	...........	46	7,726,986	1.15	595	86.42
7.750% - 7.999%................................................	...........	26	4,626,846	0.69	580	86.56
8.000% - 8.249%................................................	...........	3	548,623	0.08	600	84.13
8.250% - 8.499%................................................	...........	2	461,957	0.07	606	90.72
8.500% - 8.749%................................................	...........	1	115,461	0.02	579	85.00
8.750% - 8.999%................................................	...........	3	240,400	0.04	539	74.15
9.000% - 9.249%................................................	...........	1	53,445	0.01	581	84.92
9.250% - 9.499%................................................	...........	1	78,322	0.01	544	70.00
9.500% - 9.749%................................................	...........	2	106,098	0.02	583	79.57
Fixed...................................................................	...........	1,075	194,102,451	28.87	630	77.11
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total pool was approximately 5.685%.

Originator of the Mortgage Loans in the Total Pool

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
ENCORE CREDIT DIVISION OF BSRM…………….	...........	1,358	$319,106,605	47.46%	596	78.90%
AEGIS MORTGAGE…………...	...........	1,067	220,005,203	32.72	629	79.15
OTHER…………………………................................................	...........	733	133,265,938	19.82	601	81.68
Total.........	...........	3,158	$672,377,746	100.00%	608	79.53%

Mortgage Interest Rates of the Mortgage Loans in Loan Group I

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.001% - 5.500%..................................................	...........	2	$507,700	0.14%	745	74.37%
5.501% - 6.000%.................................................	...........	42	12,048,903	3.29	679	73.02
6.001% - 6.500%.................................................	...........	80	23,568,247	6.43	677	76.44
6.501% - 7.000%.................................................	...........	156	41,116,796	11.22	648	78.88
7.001% - 7.500%.................................................	...........	113	31,622,419	8.63	625	78.51
7.501% - 8.000%.................................................	...........	187	45,637,541	12.45	608	79.61
8.001% - 8.500%.................................................	...........	150	39,438,423	10.76	597	82.88
8.501% - 9.000%.................................................	...........	243	58,681,103	16.01	595	81.98
9.001% - 9.500%.................................................	...........	175	35,111,672	9.58	586	83.04
9.501% - 10.000%.................................................	...........	162	36,456,770	9.94	587	82.63
10.001% - 10.500%.................................................	...........	86	16,943,945	4.62	585	82.43
10.501% - 11.000%.................................................	...........	73	14,431,357	3.94	568	78.60
11.001% - 11.500%.................................................	...........	45	5,622,753	1.53	583	81.29
11.501% - 12.000%.................................................	...........	22	2,715,543	0.74	585	82.98
12.001% - 12.500%.................................................	...........	38	2,431,878	0.66	627	93.79
12.501% - 13.000%.................................................	...........	2	197,327	0.05	640	100.00
13.001% - 13.500%.................................................	...........	2	55,795	0.02	625	97.41
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in loan group I was approximately 8.380%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Loan Group I

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%...........................................................................	...........	3	$234,263	0.06%	624	17.29%
20.01% - 30.00%...........................................................................	...........	9	825,575	0.23	636	24.70
30.01% - 40.00%...........................................................................	...........	18	2,325,049	0.63	586	36.88
40.01% - 50.00%...........................................................................	...........	39	6,692,525	1.83	615	45.66
50.01% - 60.00%...........................................................................	...........	86	16,643,906	4.54	608	55.86
60.01% - 70.00%...........................................................................	...........	196	41,143,697	11.22	584	66.70
70.01% - 80.00%...........................................................................	...........	443	109,048,939	29.75	610	77.83
80.01% - 90.00%...........................................................................	...........	525	145,756,737	39.76	608	87.35
90.01% - 100.00%...........................................................................	...........	259	43,917,483	11.98	644	96.62
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

* Original loan-to-value ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in loan group I was approximately 80.61%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group I

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%...........................................................................	...........	3	$234,263	0.06%	624	17.29%
20.01% - 30.00%...........................................................................	...........	9	825,575	0.23	636	24.70
30.01% - 40.00%...........................................................................	...........	18	2,325,049	0.63	586	36.88
40.01% - 50.00%...........................................................................	...........	39	6,692,525	1.83	615	45.66
50.01% - 60.00%...........................................................................	...........	85	16,410,906	4.48	607	55.91
60.01% - 70.00%...........................................................................	...........	195	41,076,840	11.21	584	66.66
70.01% - 80.00%...........................................................................	...........	367	89,638,824	24.45	600	77.37
80.01% - 90.00%...........................................................................	...........	523	145,750,413	39.76	608	87.30
90.01% - 100.00%...........................................................................	...........	339	63,633,779	17.36	648	91.49
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

* Original combined loan-to-value ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in loan group I was approximately 81.66%.

Original Principal Balances of the Mortgage Loans as of the
Cut-off Date in Loan Group I

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$1 - $100,000.................................................	...........	268	$18,891,210	5.15%	608	79.40%
$100,001 - $200,000................................................	...........	564	84,378,021	23.02	602	77.59
$200,001 - $300,000................................................	...........	373	91,415,254	24.94	601	80.53
$300,001 - $400,000................................................	...........	135	46,037,806	12.56	616	81.97
$400,001 - $500,000................................................	...........	133	60,643,215	16.54	619	80.92
$500,001 - $600,000................................................	...........	61	33,182,801	9.05	628	84.27
$600,001 - $700,000................................................	...........	24	15,298,776	4.17	607	84.39
$700,001 - $800,000................................................	...........	12	9,051,765	2.47	614	85.26
$800,001 and greater................................................	...........	8	7,689,326	2.10	637	78.41
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

As of the cut-off date, the average original principal balance of the mortgage loans in loan group I was approximately $232,493.

Credit Score for the Mortgage Loans in Loan Group I

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519...........................................................................	...........	97	$17,501,931	4.77%	509	71.44%
520 - 539...........................................................................	...........	135	27,031,789	7.37	530	73.77
540 - 559...........................................................................	...........	150	32,369,712	8.83	551	77.43
560 - 579...........................................................................	...........	157	35,584,982	9.71	569	78.16
580 - 599...........................................................................	...........	189	48,933,341	13.35	589	82.87
600 - 619...........................................................................	...........	227	56,402,420	15.39	609	83.25
620 - 639...........................................................................	...........	193	46,478,064	12.68	628	84.34
640 - 659...........................................................................	...........	147	32,320,233	8.82	649	82.86
660 - 679...........................................................................	...........	89	25,100,061	6.85	668	82.69
680 - 699...........................................................................	...........	72	15,744,084	4.29	688	80.23
700 - 719...........................................................................	...........	47	12,216,393	3.33	708	82.39
720 - 739...........................................................................	...........	23	4,974,245	1.36	729	81.17
740 - 759...........................................................................	...........	16	3,609,084	0.98	749	72.91
760 - 779...........................................................................	...........	20	4,205,830	1.15	769	83.49
780 - 799...........................................................................	...........	6	2,190,411	0.60	784	67.84
800 - 819...........................................................................	...........	10	1,925,594	0.53	804	82.79
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

As of the cut-off date, the weighted average credit score of the mortgage loans in loan group I was approximately 610.

Geographic Distribution of the Mortgaged Properties in Loan Group I*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama…………………………………………………….	...........	7	$1,385,100	0.38%	598	90.18%
Arizona…………………………………………………….	...........	71	14,006,753	3.82	607	78.99
Arkansas…………………………………………………….	...........	2	333,070	0.09	577	90.07
California…………………………………………………….	...........	295	106,173,505	28.96	619	79.16
Colorado…………………………………………………….	...........	14	3,407,132	0.93	619	85.05
Connecticut…………………………………………………….	...........	19	4,948,170	1.35	608	80.59
Delaware…………………………………………………….	...........	8	1,421,538	0.39	593	85.24
District of Columbia…………………………………………………….	...........	4	1,013,614	0.28	568	81.84
Florida…………………………………………………….	...........	266	55,878,909	15.24	597	80.61
Georgia…………………………………………………….	...........	56	8,826,073	2.41	606	85.89
Hawaii…………………………………………………….	...........	1	649,742	0.18	583	89.16
Idaho…………………………………………………….	...........	12	2,871,737	0.78	578	78.07
Illinois…………………………………………………….	...........	50	10,916,129	2.98	598	82.07
Indiana…………………………………………………….	...........	23	1,990,733	0.54	646	87.48
Iowa…………………………………………………….	...........	4	465,358	0.13	551	86.11
Kansas…………………………………………………….	...........	5	911,502	0.25	620	87.64
Kentucky…………………………………………………….	...........	6	580,563	0.16	622	85.59
Louisiana…………………………………………………….	...........	12	1,335,437	0.36	613	79.46
Maine…………………………………………………….	...........	23	3,694,042	1.01	592	75.65
Maryland…………………………………………………….	...........	69	19,729,611	5.38	596	79.92
Massachusetts…………………………………………………….	...........	37	10,147,433	2.77	662	75.75
Michigan…………………………………………………….	...........	22	2,828,344	0.77	584	80.12
Minnesota…………………………………………………….	...........	36	7,805,541	2.13	636	82.54
Mississippi…………………………………………………….	...........	5	951,736	0.26	605	75.20
Missouri…………………………………………………….	...........	25	3,453,690	0.94	611	87.58
Montana…………………………………………………….	...........	1	165,328	0.05	535	78.81
Nebraska…………………………………………………….	...........	1	98,215	0.03	535	77.40
Nevada…………………………………………………….	...........	36	10,013,432	2.73	624	80.34
New Hampshire…………………………………………………….	...........	38	7,849,833	2.14	633	81.70
New Jersey…………………………………………………….	...........	44	12,079,019	3.29	592	79.99
New Mexico…………………………………………………….	...........	14	1,753,590	0.48	609	83.37
New York…………………………………………………….	...........	54	14,628,898	3.99	612	78.09
North Carolina…………………………………………………….	...........	22	2,696,753	0.74	611	84.65
Ohio…………………………………………………….	...........	19	1,726,141	0.47	590	86.83
Oklahoma…………………………………………………….	...........	6	613,953	0.17	603	83.37
Oregon…………………………………………………….	...........	10	1,642,362	0.45	600	88.79
Pennsylvania…………………………………………………….	...........	44	8,314,878	2.27	604	85.40
Rhode Island …………………………………………………….	...........	6	1,109,163	0.30	610	82.69
South Carolina…………………………………………………….	...........	12	2,019,834	0.55	573	84.75
Tennessee…………………………………………………….	...........	13	2,284,426	0.62	581	84.16
Texas…………………………………………………….	...........	27	4,858,279	1.33	599	82.54
Utah…………………………………………………….	...........	4	723,563	0.20	576	86.86
Vermont…………………………………………………….	...........	12	1,628,351	0.44	625	80.78
Virginia…………………………………………………….	...........	78	15,490,914	4.23	610	80.53
Washington…………………………………………………….	...........	47	9,119,196	2.49	621	82.46
Wisconsin…………………………………………………….	...........	18	2,046,581	0.56	614	86.42
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

*No more than approximately 0.41% of the mortgage loans in loan group I by aggregate principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Loan Group I

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family................................................................	...........	74	$18,556,522	5.06%	611	77.50%
Condominium.......................................................	...........	38	7,749,888	2.11	635	85.25
PUD..............................................................................	...........	135	29,965,180	8.17	613	82.90
Single Family.........................................................	...........	1,324	309,060,084	84.31	610	80.42
Townhouse.........................................................	...........	7	1,256,498	0.34	630	91.30
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

Occupancy Status of Mortgaged Properties in Loan Group I*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor.................................................................	...........	166	$27,931,002	7.62%	628	78.65%
Owner Occupied.....................................................	...........	1,386	331,320,248	90.38	609	80.71
Second Home.........................................................	...........	26	7,336,922	2.00	630	83.67
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Loan Group I

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 179 months...................................................	...........	4	$332,031	0.09%	616	47.39%
180 - 239 months...................................................	...........	45	3,636,025	0.99	630	81.03
240 - 359 months...................................................	...........	22	3,997,690	1.09	643	71.33
360 months...........................................................	...........	1,507	358,622,427	97.83	610	80.74
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in loan group I was approximately 357 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Loan Group I

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
61 - 120 months...................................................	...........	4	$332,031	0.09%	616	47.39%
121 - 180 months...................................................	...........	45	3,636,025	0.99	630	81.03
181 - 240 months...................................................	...........	12	2,253,430	0.61	638	73.35
241 - 300 months...................................................	...........	10	1,744,260	0.48	648	68.72
301 - 360 months............................................................	...........	1,507	358,622,427	97.83	610	80.74
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in loan group I was approximately 355 months.

Loan Purpose for the Mortgage Loans in Loan Group I

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance...............................................	...........	1,118	$267,543,901	72.98%	607	79.15%
Purchase..............................................................................	...........	261	53,272,303	14.53	627	86.88
Rate/Term Refinance............................................	...........	199	45,771,969	12.49	613	81.85
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

Documentation Type of the Mortgage Loans in Loan Group I

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative....................................................	...........	1,036	$228,005,137	62.20%	609	80.80%
Limited……………………………................................	...........	5	1,471,090	0.40	587	86.92
Lite……………………………................................	...........	16	4,879,996	1.33	596	81.73
Stated Income……………..................................	...........	521	132,231,950	36.07	615	80.17
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

Product Type of the Mortgage Loans in Loan Group I

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (40/30 BLN)………………………..	...........	41	$10,156,339	2.77%	629	79.80%
BALLOON (50/30 BLN)……………................................…………..	...........	69	16,767,751	4.57	655	80.04
BALLOON……….……………………................................…..	...........	29	1,736,868	0.47	651	96.46
FIXED………………………..................................	...........	365	62,782,125	17.13	629	77.38
FIXED IO………………………..................................	...........	26	6,195,300	1.69	655	82.59
LIBOR 2/1 ARM……………………................................….	...........	6	800,137	0.22	726	100.00
LIBOR 2/6 ARM……………………................................….	...........	361	80,416,104	21.94	596	80.75
LIBOR 2/6 ARM (40/30 BLN)……………………….	...........	276	76,985,163	21.00	582	80.42
LIBOR 2/6 ARM (50/30 BLN)……………………….	...........	67	20,721,498	5.65	612	82.46
LIBOR 2/6 ARM IO…………………..................................	...........	63	26,768,812	7.30	647	84.77
LIBOR 3/1 ARM……………………................................	...........	8	470,142	0.13	725	100.00
LIBOR 3/6 10YR DUAL………................................………..	...........	19	3,058,510	0.83	574	82.82
LIBOR 3/6 ARM……………………................................	...........	95	17,681,048	4.82	597	82.46
LIBOR 3/6 ARM (40/30 BLN)……………………….	...........	34	7,957,305	2.17	619	79.61
LIBOR 3/6 ARM (50/30 BLN)……………………….	...........	85	22,057,941	6.02	590	80.33
LIBOR 3/6 ARM IO………………….................................	...........	29	11,136,000	3.04	647	79.56
LIBOR 5/6 ARM (40/30 BLN)……………………….	...........	1	236,910	0.06	616	79.60
LIBOR 5/6 ARM (50/30 BLN)……………………….	...........	4	660,222	0.18	678	76.86
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group I

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months......................................................................	...........	1,034	$267,679,511	73.02%	601	81.20%
12 months......................................................................	………..	14	1,270,279	0.35	726	100.00
Fixed......................................................................	...........	530	97,638,383	26.63	636	78.76
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

Months to Next Rate Adjustment of the Mortgage Loans in Loan Group I

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12 - 17 months...................................................................	...........	2	$749,513	0.20%	604	69.65%
18 - 23 months...................................................................	...........	771	204,942,199	55.91	600	81.44
30 - 35 months...................................................................	...........	270	62,360,945	17.01	606	80.97
54 - 59 months...................................................................	...........	5	897,132	0.24	662	77.59
Fixed....................................................................	...........	530	97,638,383	26.63	636	78.76
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

The weighted average next rate adjustment for the adjustable rate mortgage loans is approximately 25 months in loan group I. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a fixed period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Loan Group I

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.750% - 10.999%.................................................	...........	2	$526,915	0.14%	673	54.09%
11.000% - 11.249%.................................................	...........	2	687,438	0.19	651	79.31
11.250% - 11.499%.................................................	...........	5	1,361,457	0.37	658	68.71
11.500% - 11.749%.................................................	...........	8	2,796,871	0.76	659	73.82
11.750% - 11.999%.................................................	...........	28	9,773,767	2.67	665	79.01
12.000% - 12.249%................................................	...........	11	2,797,288	0.76	655	79.08
12.250% - 12.499%................................................	...........	25	10,325,586	2.82	661	82.77
12.500% - 12.749%................................................	...........	27	7,710,367	2.10	636	81.38
12.750% - 12.999%................................................	...........	40	10,451,437	2.85	609	78.22
13.000% - 13.249%................................................	...........	28	7,757,922	2.12	586	76.13
13.250% - 13.499%................................................	...........	40	13,240,592	3.61	619	80.39
13.500% - 13.749%................................................	...........	61	18,484,261	5.04	600	82.03
13.750% - 13.999%................................................	...........	90	25,918,542	7.07	603	79.55
14.000% - 14.249%................................................	...........	64	15,634,252	4.26	594	81.54
14.250% - 14.499%................................................	...........	59	15,698,384	4.28	593	82.34
14.500% - 14.749%................................................	...........	76	20,388,606	5.56	589	81.19
14.750% - 14.999%................................................	...........	96	23,038,667	6.28	590	84.35
15.000% - 15.249%................................................	...........	64	14,271,494	3.89	587	83.95
15.250% - 15.499%................................................	...........	60	11,664,318	3.18	593	84.16
15.500% - 15.749%................................................	...........	60	14,084,444	3.84	588	82.40
15.750% - 15.999%................................................	...........	60	14,147,162	3.86	592	84.48
16.000% - 16.249%................................................	...........	35	8,477,368	2.31	580	77.93
16.250% - 16.499%................................................	...........	24	4,941,651	1.35	590	84.71
16.500% - 16.749%................................................	...........	25	4,633,190	1.26	558	76.16
16.750% - 16.999%................................................	...........	23	4,611,321	1.26	552	80.77
17.000% - 17.249%................................................	...........	14	2,319,080	0.63	582	86.14
17.250% - 17.499%................................................	...........	8	1,306,545	0.36	539	66.68
17.500% - 17.749%................................................	...........	6	893,273	0.24	599	79.92
17.750% - 17.999%................................................	...........	6	917,711	0.25	595	86.22
18.000% - 18.249%................................................	...........	1	89,879	0.02	616	100.00
Fixed.......................................................................	...........	530	97,638,383	26.63	636	78.76
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in loan group I was approximately 14.334%.

Minimum Mortgage Rates of the Mortgage Loans in Loan Group I

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.250% - 3.499%................................................	...........	7	$551,028	0.15%	759	100.00%
3.750% - 3.999%................................................	...........	2	511,016	0.14	563	79.87
4.000% - 4.249%................................................	...........	1	119,276	0.03	616	65.30
4.250% - 4.499%................................................	...........	8	848,960	0.23	682	89.54
4.500% - 4.749%................................................	...........	1	555,555	0.15	611	80.00
5.000% - 5.249%................................................	...........	2	316,876	0.09	596	82.14
5.250% - 5.499%................................................	...........	9	1,863,093	0.51	658	79.56
5.500% - 5.749%................................................	...........	47	10,260,806	2.80	612	80.90
5.750% - 5.999%................................................	...........	43	11,776,895	3.21	654	77.62
6.000% - 6.249%................................................	...........	40	9,422,531	2.57	614	79.45
6.250% - 6.499%................................................	...........	53	13,813,973	3.77	633	83.32
6.500% - 6.749%................................................	...........	32	9,357,065	2.55	635	82.46
6.750% - 6.999%................................................	...........	43	11,803,950	3.22	621	80.45
7.000% - 7.249%................................................	...........	31	7,460,743	2.04	609	79.42
7.250% - 7.499%................................................	...........	43	13,134,777	3.58	629	83.08
7.500% - 7.749%................................................	...........	56	15,529,784	4.24	603	82.53
7.750% - 7.999%................................................	...........	68	17,757,306	4.84	603	78.93
8.000% - 8.249%................................................	...........	45	11,937,005	3.26	584	80.69
8.250% - 8.499%................................................	...........	47	14,484,077	3.95	601	83.15
8.500% - 8.749%................................................	...........	66	19,699,425	5.37	587	81.71
8.750% - 8.999%................................................	...........	80	22,455,128	6.13	592	83.33
9.000% - 9.249%................................................	...........	49	11,060,398	3.02	570	80.29
9.250% - 9.499%................................................	...........	49	11,352,246	3.10	581	82.16
9.500% - 9.749%................................................	...........	44	11,179,551	3.05	584	80.95
9.750% - 9.999%................................................	...........	58	14,133,785	3.86	577	81.75
10.000% - 10.249%................................................	...........	29	8,046,657	2.20	586	80.66
10.250% - 10.499%................................................	...........	16	3,279,315	0.89	582	82.25
10.500% - 10.749%................................................	...........	27	6,763,551	1.84	574	81.12
10.750% - 10.999%................................................	...........	17	3,622,450	0.99	562	79.51
11.000% - 11.249%................................................	...........	12	2,230,084	0.61	571	79.52
11.250% - 11.499%................................................	...........	9	1,368,055	0.37	545	68.94
11.500% - 11.749%................................................	...........	4	675,936	0.18	596	80.26
11.750% - 11.999%................................................	...........	7	1,059,636	0.29	549	79.06
12.000% - 12.249%................................................	...........	1	191,945	0.05	554	80.00
12.250% - 12.499%................................................	...........	2	326,914	0.09	518	65.00
Fixed.......................................................................	...........	530	97,638,383	26.63	636	78.76
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in loan group I was approximately 8.102%.

Periodic Rate Cap of the Mortgage Loans in Loan Group I

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%...................................................................	...........	967	$251,410,312	68.58%	602	81.29%
1.500%...................................................................	...........	59	13,311,619	3.63	586	79.82
2.000%...................................................................	...........	22	4,227,859	1.15	630	85.88
Fixed.......................................................................	...........	530	97,638,383	26.63	636	78.76
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in loan group I was approximately 1.040%.

Initial Rate Cap of the Mortgage Loans in Loan Group I

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000% - 1.499%.............................................	...........	4	$876,474	0.24%	549	76.82%
1.500% - 1.749%...........................................	...........	56	12,287,382	3.35	584	79.25
2.000% - 2.249%...........................................	...........	246	67,690,230	18.46	602	81.06
3.000% - 3.249%...........................................	...........	739	187,399,979	51.12	603	81.53
5.000% - 5.249%...........................................	...........	3	695,726	0.19	569	77.77
Fixed...............................................................	...........	530	97,638,383	26.63	636	78.76
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in loan group I was approximately 2.678%.

Gross Margin of the Mortgage Loans in Loan Group I

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.250% - 3.499%................................................	...........	9	$1,058,728	0.29%	752	87.71%
3.500% - 3.749%................................................	...........	5	1,382,319	0.38	688	72.63
3.750% - 3.999%................................................	...........	24	7,809,282	2.13	663	76.63
4.000% - 4.249%................................................	...........	11	2,631,786	0.72	657	78.20
4.250% - 4.499%................................................	...........	24	6,928,206	1.89	670	86.11
4.500% - 4.749%................................................	...........	13	3,480,393	0.95	639	79.43
4.750% - 4.999%................................................	...........	21	5,406,124	1.47	609	75.58
5.000% - 5.249%................................................	...........	26	5,844,498	1.59	589	76.62
5.250% - 5.499%................................................	...........	186	54,521,448	14.87	611	81.95
5.500% - 5.749%................................................	...........	258	70,270,199	19.17	600	83.22
5.750% - 5.999%................................................	...........	146	38,521,264	10.51	586	80.11
6.000% - 6.249%................................................	...........	113	28,989,800	7.91	579	78.92
6.250% - 6.499%................................................	...........	78	17,552,314	4.79	582	79.61
6.500% - 6.749%................................................	...........	27	6,822,193	1.86	602	85.91
6.750% - 6.999%................................................	...........	41	7,680,638	2.10	571	76.71
7.000% - 7.249%................................................	...........	20	3,607,164	0.98	588	84.42
7.250% - 7.499%................................................	...........	19	2,687,153	0.73	607	91.66
7.500% - 7.749%................................................	...........	13	2,119,051	0.58	601	88.15
7.750% - 7.999%................................................	...........	7	1,158,966	0.32	607	85.16
8.750% - 8.999%................................................	...........	3	240,400	0.07	539	74.15
9.000% - 9.249%................................................	...........	1	53,445	0.01	581	84.92
9.250% - 9.499%................................................	...........	1	78,322	0.02	544	70.00
9.500% - 9.749%................................................	...........	2	106,098	0.03	583	79.57
Fixed...................................................................	...........	530	97,638,383	26.63	636	78.76
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in loan group I was approximately 5.623%.

Originator of the Mortgage Loans in Loan Group I

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
ENCORE CREDIT DIVISION OF BSRM…………….	...........	639	$172,752,923	47.12%	600	80.43%
AEGIS MORTGAGE………………………………………………….	...........	542	114,481,961	31.23	628	78.84
OTHER……………………………………………………………………………	...........	397	79,353,288	21.65	608	83.59
Total.........	...........	1,578	$366,588,173	100.00%	610	80.61%

Mortgage Interest Rates of the Mortgage Loans in Loan Group II

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%.................................................	...........	1	$224,398	0.16%	720	75.03%
6.001% - 6.500%.................................................	...........	21	5,002,184	3.62	675	65.43
6.501% - 7.000%.................................................	...........	51	12,084,604	8.75	643	75.13
7.001% - 7.500%.................................................	...........	59	11,556,909	8.37	624	70.43
7.501% - 8.000%.................................................	...........	94	19,967,541	14.46	617	77.28
8.001% - 8.500%.................................................	...........	90	19,593,766	14.19	592	77.07
8.501% - 9.000%.................................................	...........	113	21,397,007	15.49	578	78.30
9.001% - 9.500%.................................................	...........	89	15,938,865	11.54	566	76.23
9.501% - 10.000%.................................................	...........	89	15,567,035	11.27	559	77.94
10.001% - 10.500%.................................................	...........	58	8,785,428	6.36	564	78.54
10.501% - 11.000%.................................................	...........	31	4,269,897	3.09	563	76.21
11.001% - 11.500%.................................................	...........	23	2,504,894	1.81	561	80.17
11.501% - 12.000%.................................................	...........	12	1,208,116	0.87	563	80.02
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in loan group II was approximately 8.587%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Loan Group II

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%.....................................................	...........	3	$184,597	0.13%	560	14.70%
20.01% - 30.00%.....................................................	...........	6	627,256	0.45	614	26.18
30.01% - 40.00%.....................................................	...........	6	1,015,208	0.74	643	34.65
40.01% - 50.00%.....................................................	...........	34	4,982,009	3.61	585	46.22
50.01% - 60.00%.....................................................	...........	61	10,933,416	7.92	589	56.30
60.01% - 70.00%.....................................................	...........	102	20,719,259	15.00	581	66.15
70.01% - 80.00%.....................................................	...........	231	46,619,657	33.76	585	77.48
80.01% - 90.00%.....................................................	...........	256	51,233,965	37.10	605	87.35
90.01% - 100.00%.....................................................	...........	32	1,785,278	1.29	653	99.38
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

* Original loan-to-value ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in loan group II was approximately 76.29%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group II

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%.....................................................	...........	3	$184,597	0.13%	560	14.70%
20.01% - 30.00%.....................................................	...........	6	627,256	0.45	614	26.18
30.01% - 40.00%.....................................................	...........	6	1,015,208	0.74	643	34.65
40.01% - 50.00%.....................................................	...........	34	4,982,009	3.61	585	46.22
50.01% - 60.00%.....................................................	...........	60	10,787,448	7.81	589	56.26
60.01% - 70.00%.....................................................	...........	102	20,813,754	15.07	581	66.11
70.01% - 80.00%.....................................................	...........	230	46,524,840	33.69	586	77.50
80.01% - 90.00%.....................................................	...........	258	51,380,254	37.20	605	87.29
90.01% - 100.00%.....................................................	...........	32	1,785,278	1.29	653	99.38
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

* Original combined loan-to-value ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in loan group II was approximately 76.32%.

Original Principal Balances of the Mortgage Loans as of the
Cut-off Date in Loan Group II

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$1 - $100,000.................................................	...........	134	$9,450,589	6.84%	600	74.30%
$100,001 - $200,000..................................................	...........	304	45,917,805	33.25	586	75.52
$200,001 - $300,000..................................................	...........	195	47,380,764	34.31	593	75.96
$300,001 - $400,000..................................................	...........	84	28,962,173	20.97	604	78.37
$400,001 - $500,000..................................................	...........	11	4,782,216	3.46	593	78.91
$500,001 - $600,000..................................................	...........	3	1,607,096	1.16	598	74.38
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

As of the cut-off date, the average original principal balance of the mortgage loans in loan group II was approximately $189,033.

Credit Score for the Mortgage Loans in Loan Group II

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519...........................................................................	...........	58	$9,907,416	7.17%	510	70.90%
520 - 539...........................................................................	...........	86	16,295,468	11.80	530	74.19
540 - 559...........................................................................	...........	88	16,554,117	11.99	550	74.76
560 - 579...........................................................................	...........	74	14,180,470	10.27	569	75.54
580 - 599...........................................................................	...........	104	19,979,064	14.47	589	77.74
600 - 619...........................................................................	...........	110	22,054,179	15.97	610	78.57
620 - 639...........................................................................	...........	65	12,292,338	8.90	630	79.21
640 - 659...........................................................................	...........	63	10,608,880	7.68	650	75.46
660 - 679...........................................................................	...........	37	7,478,244	5.42	668	76.07
680 - 699...........................................................................	...........	21	4,406,142	3.19	687	78.09
700 - 719...........................................................................	...........	8	1,233,435	0.89	712	81.34
720 - 739...........................................................................	...........	6	940,181	0.68	729	84.72
740 - 759...........................................................................	...........	4	901,602	0.65	753	75.63
760 - 779...........................................................................	...........	4	745,187	0.54	774	81.34
780 - 799...........................................................................	...........	2	353,999	0.26	788	76.81
800 - 819...........................................................................	...........	1	169,921	0.12	802	37.78
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

As of the cut-off date, the weighted average credit score of the mortgage loans in loan group II was approximately 594.

Geographic Distribution of the Mortgaged Properties in Loan Group II*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama…………………………………………………….	...........	1	$67,174	0.05%	537	80.00%
Arizona…………………………………………………….	...........	17	2,903,054	2.10	611	80.55
Arkansas…………………………………………………….	...........	1	83,663	0.06	609	90.00
California…………………………………………………….	...........	115	31,497,034	22.81	602	74.44
Colorado…………………………………………………….	...........	3	404,346	0.29	677	85.55
Connecticut…………………………………………………….	...........	15	2,750,785	1.99	582	75.47
Delaware…………………………………………………….	...........	2	347,583	0.25	667	76.79
District of Columbia…………………………………………………….	...........	5	1,399,021	1.01	595	74.67
Florida…………………………………………………….	...........	121	22,701,713	16.44	590	77.20
Georgia…………………………………………………….	...........	20	2,680,846	1.94	573	79.41
Idaho…………………………………………………….	...........	2	438,116	0.32	569	85.00
Illinois…………………………………………………….	...........	54	10,119,865	7.33	594	79.21
Indiana…………………………………………………….	...........	7	665,457	0.48	579	78.76
Iowa…………………………………………………….	...........	2	162,407	0.12	547	86.73
Kentucky…………………………………………………….	...........	1	126,724	0.09	565	90.00
Louisiana…………………………………………………….	...........	2	410,026	0.30	593	86.50
Maine…………………………………………………….	...........	2	388,116	0.28	572	75.82
Maryland…………………………………………………….	...........	44	9,297,488	6.73	580	72.61
Massachusetts…………………………………………………….	...........	22	4,006,439	2.90	623	68.05
Michigan…………………………………………………….	...........	8	747,083	0.54	560	80.45
Minnesota…………………………………………………….	...........	19	2,613,003	1.89	624	81.03
Mississippi…………………………………………………….	...........	5	758,966	0.55	612	78.46
Missouri…………………………………………………….	...........	10	997,644	0.72	567	83.95
Nevada…………………………………………………….	...........	14	2,737,720	1.98	598	74.47
New Hampshire…………………………………………………….	...........	7	1,443,538	1.05	609	72.81
New Jersey…………………………………………………….	...........	30	6,119,871	4.43	577	76.74
New Mexico…………………………………………………….	...........	6	1,207,890	0.87	598	84.13
New York…………………………………………………….	...........	24	5,704,962	4.13	572	71.37
North Carolina…………………………………………………….	...........	13	1,531,496	1.11	568	81.55
Ohio…………………………………………………….	...........	5	577,466	0.42	565	82.34
Oklahoma…………………………………………………….	...........	2	395,816	0.29	641	76.48
Oregon…………………………………………………….	...........	10	2,238,408	1.62	596	80.60
Pennsylvania…………………………………………………….	...........	21	2,965,955	2.15	572	74.78
South Carolina…………………………………………………….	...........	11	1,221,479	0.88	575	79.95
Tennessee…………………………………………………….	...........	7	579,573	0.42	586	85.96
Texas…………………………………………………….	...........	17	2,086,342	1.51	577	78.36
Utah…………………………………………...………….	...........	4	570,489	0.41	554	81.94
Vermont…………………………………………………….	...........	2	315,091	0.23	584	80.26
Virginia…………………………………………………….	...........	48	7,695,145	5.57	596	75.11
Washington…………………………………………………….	...........	21	3,910,870	2.83	629	78.92
Wisconsin…………………………………………………….	...........	11	1,231,979	0.89	598	80.22
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

*No more than approximately 0.77% of the mortgage loans in loan group II by aggregate principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Loan Group II

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family................................................................	...........	45	$12,252,350	8.87%	592	74.25%
Condominium.......................................................	...........	10	1,399,623	1.01	574	66.94
PUD..............................................................................	...........	19	3,155,210	2.28	594	79.62
Single Family.........................................................	...........	655	120,908,837	87.55	594	76.52
Townhouse.........................................................	...........	2	384,623	0.28	568	75.66
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

Occupancy Status of Mortgaged Properties in Loan Group II*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor.................................................................	...........	51	$9,214,335	6.67%	612	77.58%
Owner Occupied.....................................................	...........	666	126,905,955	91.89	592	76.27
Second Home.........................................................	...........	14	1,980,354	1.43	609	71.25
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Loan Group II

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
180 - 239 months...................................................	...........	21	$1,308,945	0.95%	628	79.33%
240 - 359 months...................................................	...........	7	991,203	0.72	605	76.16
360 months...........................................................	...........	703	135,800,496	98.33	593	76.26
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in loan group II was approximately 358 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Loan Group II

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
121 - 180 months..........................................................................................	...........	21	$1,308,945	0.95%	628	79.33%
181 - 240 months..........................................................................................	...........	4	555,510	0.40	599	74.86
241 - 300 months..........................................................................................	...........	3	435,693	0.32	613	77.82
301 - 360 months...................................................................................................	...........	703	135,800,496	98.33	593	76.26
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in loan group II was approximately 356 months.

Loan Purpose for the Mortgage Loans in Loan Group II

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance......................................................................................	...........	587	$114,027,227	82.57%	593	75.28%
Purchase.....................................................................................................................	...........	38	3,852,397	2.79	621	86.23
Rate/Term Refinance...................................................................................	...........	106	20,221,019	14.64	591	80.06
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

Documentation Type of the Mortgage Loans in Loan Group II

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative...........................................................................................	...........	540	$98,851,797	71.58%	591	76.47%
Limited……………………………………………………………………………………….........................................	...........	1	175,481	0.13	590	90.00
Lite……………………………………………………………………………………….........................................	...........	4	917,190	0.66	624	77.82
Stated Income……………..………………………………………………………….........................................	...........	186	38,156,175	27.63	601	75.73
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

Product Type of the Mortgage Loans in Loan Group II

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (40/30 BLN)………………………..	...........	72	$14,245,468	10.32%	607	76.08%
BALLOON (50/30 BLN)………………………………..…..	...........	48	10,420,996	7.55	617	78.73
BALLOON……….………………………..……………………..	...........	15	642,488	0.47	647	92.17
FIXED………………………..…………………………..	...........	158	25,189,956	18.24	611	73.23
FIXED IO………………………..………………………………..	...........	1	161,000	0.12	658	87.03
LIBOR 2/6 ARM……………………….…………………..	...........	168	28,336,266	20.52	571	76.40
LIBOR 2/6 ARM (40/30 BLN)……………………….	...........	169	37,905,299	27.45	581	77.00
LIBOR 2/6 ARM (50/30 BLN)……………………….	...........	47	10,786,691	7.81	615	78.55
LIBOR 3/6 10YR DUAL……………………………………………..…..	...........	6	946,324	0.69	583	80.23
LIBOR 3/6 ARM……………………………………………..	...........	22	3,134,368	2.27	591	73.78
LIBOR 3/6 ARM (40/30 BLN)……………………….	...........	17	4,338,558	3.14	591	73.51
LIBOR 3/6 ARM (50/30 BLN)……………………….	...........	7	1,768,832	1.28	594	78.87
LIBOR 5/6 ARM………………………………………..…	...........	1	224,398	0.16	720	75.03
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group II

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months......................................……………………………..	...........	437	$87,440,735	63.32%	583	76.78%
Fixed......................................…………………………………..	...........	294	50,659,908	36.68	612	75.44
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

Months to Next Rate Adjustment of the Mortgage Loans in Loan Group II

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
18 - 23 months...................................……………………..	...........	384	$77,028,256	55.78%	582	77.00%
30 - 35 months...................................……………………..	...........	52	10,188,081	7.38	591	75.15
54 - 59 months...................................…………………………..	...........	1	224,398	0.16	720	75.03
Fixed....................................…………………………………..	...........	294	50,659,908	36.68	612	75.44
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

The weighted average next rate adjustment for the adjustable rate mortgage loans is approximately 24 months in loan group II. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Loan Group II

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
11.250% - 11.499%.................................................	...........	2	$479,739	0.35%	734	76.75%
11.500% - 11.749%.................................................	...........	5	1,129,207	0.82	646	75.18
11.750% - 11.999%.................................................	...........	3	752,427	0.54	653	77.91
12.000% - 12.249%................................................	...........	1	186,858	0.14	690	85.00
12.250% - 12.499%................................................	...........	11	2,079,627	1.51	665	74.22
12.500% - 12.749%................................................	...........	8	1,913,895	1.39	605	76.51
12.750% - 12.999%................................................	...........	21	4,823,157	3.49	611	78.56
13.000% - 13.249%................................................	...........	9	2,186,764	1.58	598	81.04
13.250% - 13.499%................................................	...........	27	5,930,705	4.29	608	76.70
13.500% - 13.749%................................................	...........	20	4,666,837	3.38	614	72.54
13.750% - 13.999%................................................	...........	41	8,859,122	6.41	586	79.63
14.000% - 14.249%................................................	...........	17	3,675,130	2.66	576	69.26
14.250% - 14.499%................................................	...........	36	8,034,983	5.82	571	77.43
14.500% - 14.749%................................................	...........	29	6,064,807	4.39	570	75.18
14.750% - 14.999%................................................	...........	41	7,887,288	5.71	585	78.35
15.000% - 15.249%................................................	...........	25	4,085,819	2.96	572	76.43
15.250% - 15.499%................................................	...........	30	6,389,586	4.63	561	77.94
15.500% - 15.749%................................................	...........	30	5,514,153	3.99	557	76.44
15.750% - 15.999%................................................	...........	26	4,419,749	3.20	552	78.73
16.000% - 16.249%................................................	...........	10	1,266,317	0.92	566	78.30
16.250% - 16.499%................................................	...........	13	1,950,783	1.41	544	72.68
16.500% - 16.749%................................................	...........	17	3,303,317	2.39	554	73.02
16.750% - 16.999%................................................	...........	6	622,748	0.45	532	80.00
17.000% - 17.249%................................................	...........	3	275,922	0.20	577	86.03
17.250% - 17.499%................................................	...........	4	713,831	0.52	569	80.40
17.500% - 17.749%................................................	...........	2	227,964	0.17	511	80.00
Fixed.....................................................................	...........	294	50,659,908	36.68	612	75.44
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in loan group II was approximately 14.476%.

Minimum Mortgage Rates of the Mortgage Loans in Loan Group II

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
4.750% - 4.999%................................................	...........	2	$519,445	0.38%	545	62.91%
5.000% - 5.249%................................................	...........	3	368,817	0.27	596	57.66
5.250% - 5.499%................................................	...........	2	405,446	0.29	611	81.76
5.500% - 5.749%................................................	...........	19	3,182,252	2.30	588	74.88
5.750% - 5.999%................................................	...........	11	1,435,121	1.04	592	79.01
6.000% - 6.249%................................................	...........	11	2,737,720	1.98	579	74.55
6.250% - 6.499%................................................	...........	15	3,239,337	2.35	645	71.17
6.500% - 6.749%................................................	...........	9	2,072,038	1.50	620	75.55
6.750% - 6.999%................................................	...........	15	3,184,107	2.31	603	74.55
7.000% - 7.249%................................................	...........	5	1,138,259	0.82	608	79.19
7.250% - 7.499%................................................	...........	20	3,855,468	2.79	624	73.25
7.500% - 7.749%................................................	...........	17	4,094,080	2.96	622	74.47
7.750% - 7.999%................................................	...........	32	7,186,959	5.20	607	81.00
8.000% - 8.249%................................................	...........	15	3,260,649	2.36	589	78.27
8.250% - 8.499%................................................	...........	31	7,048,240	5.10	587	78.71
8.500% - 8.749%................................................	...........	24	4,982,714	3.61	579	75.65
8.750% - 8.999%................................................	...........	42	8,559,551	6.20	570	78.60
9.000% - 9.249%................................................	...........	21	3,678,834	2.66	571	70.27
9.250% - 9.499%................................................	...........	33	6,938,061	5.02	559	79.24
9.500% - 9.749%................................................	...........	28	5,934,649	4.30	547	76.43
9.750% - 9.999%................................................	...........	28	4,813,136	3.49	559	82.13
10.000% - 10.249%................................................	...........	10	1,821,465	1.32	573	79.25
10.250% - 10.499%................................................	...........	12	2,320,083	1.68	557	76.95
10.500% - 10.749%................................................	...........	16	2,660,380	1.93	546	73.73
10.750% - 10.999%................................................	...........	5	595,900	0.43	554	73.31
11.000% - 11.249%................................................	...........	5	504,843	0.37	554	76.71
11.250% - 11.499%................................................	...........	3	342,820	0.25	576	87.10
11.500% - 11.749%................................................		3	560,360	0.41	523	68.40
Fixed......................................................................	...........	294	50,659,908	36.68	612	75.44
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in loan group II was approximately 8.367%.

Periodic Rate Cap of the Mortgage Loans in Loan Group II

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%.................................................................................	...........	403	$80,666,577	58.41%	584	77.05%
1.500%.................................................................................	...........	30	5,325,288	3.86	568	75.73
2.000%.................................................................................	...........	4	1,448,870	1.05	594	65.52
Fixed.....................................................................................	...........	294	50,659,908	36.68	612	75.44
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in loan group II was approximately 1.047%.

Initial Rate Cap of the Mortgage Loans in Loan Group II

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.500% - 1.749%...............................................	...........	25	$4,364,277	3.16%	571	76.58%
2.000% - 2.249%...............................................	...........	149	31,166,283	22.57	586	78.87
3.000% - 3.249%...............................................	...........	263	51,910,175	37.59	583	75.54
Fixed...................................................................	...........	294	50,659,908	36.68	612	75.44
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in loan group II was approximately 2.569%.

Gross Margin of the Mortgage Loans in Loan Group II

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.750% - 3.999%................................................	...........	1	$224,398	0.16%	720	75.03%
4.250% - 4.499%................................................	...........	2	321,927	0.23	658	80.16
4.750% - 4.999%................................................	...........	5	1,168,612	0.85	580	70.22
5.000% - 5.249%................................................	...........	6	713,456	0.52	560	64.75
5.250% - 5.499%................................................	...........	106	21,719,026	15.73	600	79.92
5.500% - 5.749%................................................	...........	127	25,062,035	18.15	592	78.06
5.750% - 5.999%................................................	...........	79	16,003,796	11.59	565	76.90
6.000% - 6.249%................................................	...........	61	13,009,474	9.42	572	73.37
6.250% - 6.499%................................................	...........	26	5,198,832	3.76	567	73.19
6.500% - 6.749%................................................	...........	6	1,177,396	0.85	572	69.95
6.750% - 6.999%................................................	...........	14	2,214,669	1.60	544	69.50
7.000% - 7.249%................................................	...........	4	627,116	0.45	536	77.77
Fixed...................................................................	...........	294	50,659,908	36.68	612	75.44
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in loan group II was approximately 5.695%.

Originator of the Mortgage Loans in Loan Group II

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
ENCORE CREDIT DIVISION OF BSRM…………….	...........	505	$102,906,772	74.52%	592	76.80%
OTHER…………………………...............................................	...........	226	35,193,871	25.48	599	74.79
Total.........	...........	731	$138,100,644	100.00%	594	76.29%

Mortgage Interest Rates of the Mortgage Loans in Loan Group III

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.001% - 5.500%.................................................	...........	1	$299,000	0.18%	726	64.30%
5.501% - 6.000%.................................................	...........	38	7,868,286	4.69	691	72.55
6.001% - 6.500%.................................................	...........	57	12,365,744	7.37	665	73.81
6.501% - 7.000%.................................................	...........	114	25,837,252	15.41	660	79.24
7.001% - 7.500%.................................................	...........	78	18,288,731	10.91	628	80.52
7.501% - 8.000%.................................................	...........	118	25,524,826	15.22	602	79.88
8.001% - 8.500%.................................................	...........	86	16,500,546	9.84	599	80.23
8.501% - 9.000%.................................................	...........	111	19,730,198	11.77	584	80.65
9.001% - 9.500%.................................................	...........	88	15,893,765	9.48	576	81.90
9.501% - 10.000%.................................................	...........	84	14,234,100	8.49	572	84.91
10.001% - 10.500%.................................................	...........	41	6,621,211	3.95	573	83.14
10.501% - 11.000%.................................................	...........	18	2,965,081	1.77	572	77.46
11.001% - 11.500%.................................................	...........	7	756,422	0.45	575	78.60
11.501% - 12.000%.................................................	...........	7	666,556	0.40	609	76.17
12.001% - 12.500%.................................................	...........	1	137,211	0.08	508	75.00
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in loan group III was approximately 8.035%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Loan Group III

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%...........................................................................	...........	2	$150,055	0.09%	676	13.75%
20.01% - 30.00%...........................................................................	...........	6	569,270	0.34	639	26.15
30.01% - 40.00%...........................................................................	...........	13	1,619,262	0.97	641	35.42
40.01% - 50.00%...........................................................................	...........	26	4,217,953	2.52	615	45.74
50.01% - 60.00%...........................................................................	...........	49	8,963,327	5.35	614	55.42
60.01% - 70.00%...........................................................................	...........	117	22,864,429	13.64	605	66.09
70.01% - 80.00%...........................................................................	...........	225	42,926,662	25.60	609	77.97
80.01% - 90.00%...........................................................................	...........	284	59,580,620	35.53	608	87.24
90.01% - 100.00%...........................................................................	...........	127	26,797,351	15.98	636	95.82
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

* Original loan-to-value ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in loan group III was approximately 79.84%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group III

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%...........................................................................	...........	2	$150,055	0.09%	676	13.75%
20.01% - 30.00%...........................................................................	...........	6	569,270	0.34	639	26.15
30.01% - 40.00%...........................................................................	...........	13	1,619,262	0.97	641	35.42
40.01% - 50.00%...........................................................................	...........	26	4,217,953	2.52	615	45.74
50.01% - 60.00%...........................................................................	...........	49	8,963,327	5.35	614	55.42
60.01% - 70.00%...........................................................................	...........	117	22,864,429	13.64	605	66.09
70.01% - 80.00%...........................................................................	...........	180	33,652,516	20.07	598	77.44
80.01% - 90.00%...........................................................................	...........	283	59,271,161	35.35	608	87.14
90.01% - 100.00%...........................................................................	...........	173	36,380,957	21.70	639	91.86
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

* Original combined loan-to-value ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in loan group III was approximately 80.90%.

Original Principal Balances of the Mortgage Loans as of the
cut-off date in Loan Group III

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$1 - $100,000.................................................	...........	112	$8,417,567	5.02%	587	74.10%
$100,001 - $200,000................................................	...........	366	54,991,947	32.79	612	77.48
$200,001 - $300,000................................................	...........	250	60,599,455	36.14	616	80.34
$300,001 - $400,000................................................	...........	103	35,680,952	21.28	620	83.23
$400,001 - $500,000................................................	...........	14	5,789,020	3.45	604	83.51
$500,001 - $600,000................................................	...........	4	2,209,987	1.32	607	81.93
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

As of the cut-off date, the average original principal balance of the mortgage loans in loan group III was approximately $197,738.

Credit Score for the Mortgage Loans in Loan Group III

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519...........................................................................	...........	43	$6,713,836	4.00%	509	71.97%
520 - 539...........................................................................	...........	74	14,865,868	8.87	529	74.82
540 - 559...........................................................................	...........	66	12,173,375	7.26	549	78.72
560 - 579...........................................................................	...........	80	13,257,203	7.91	569	77.70
580 - 599...........................................................................	...........	118	22,792,492	13.59	589	81.48
600 - 619...........................................................................	...........	109	22,059,574	13.16	608	81.82
620 - 639...........................................................................	...........	97	21,520,986	12.83	629	84.95
640 - 659...........................................................................	...........	91	18,995,724	11.33	651	80.83
660 - 679...........................................................................	...........	64	13,946,384	8.32	668	82.34
680 - 699...........................................................................	...........	36	7,898,117	4.71	689	77.74
700 - 719...........................................................................	...........	26	5,176,050	3.09	708	76.00
720 - 739...........................................................................	...........	17	3,382,123	2.02	729	73.46
740 - 759...........................................................................	...........	21	3,818,137	2.28	748	78.83
760 - 779...........................................................................	...........	3	558,034	0.33	767	60.81
780 - 799...........................................................................	...........	3	456,152	0.27	789	69.15
800 - 819...........................................................................	...........	1	74,876	0.04	808	100.00
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

As of the cut-off date, the weighted average credit score of the mortgage loans in loan group III was approximately 613.

Geographic Distribution of the Mortgaged Properties in Loan Group III*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama…………………………………………………….	...........	7	$1,023,201	0.61%	576	78.45%
Arizona…………………………………………………….	...........	37	7,549,715	4.50	640	82.06
Arkansas…………………………………………………….	...........	3	232,882	0.14	595	80.52
California…………………………………………………….	...........	110	29,935,689	17.85	616	74.96
Colorado…………………………………………………….	...........	7	1,792,533	1.07	608	80.74
Connecticut…………………………………………………….	...........	23	5,113,002	3.05	567	75.13
Delaware…………………………………………………….	...........	6	1,251,498	0.75	615	82.23
District of Columbia…………………………………………………….	...........	3	419,765	0.25	576	59.91
Florida…………………………………………………….	...........	95	17,742,061	10.58	607	79.33
Georgia…………………………………………………….	...........	22	3,385,414	2.02	613	87.80
Idaho…………………………………………………….	...........	2	266,321	0.16	533	70.24
Illinois…………………………………………………….	...........	36	6,850,591	4.09	593	81.36
Indiana…………………………………………………….	...........	10	962,361	0.57	620	85.25
Kansas…………………………………………………….	...........	2	206,907	0.12	533	82.28
Kentucky…………………………………………………….	...........	4	410,737	0.24	558	83.43
Louisiana…………………………………………………….	...........	3	399,714	0.24	599	85.62
Maine…………………………………………………….	...........	11	1,981,385	1.18	663	81.50
Maryland…………………………………………………….	...........	34	7,053,187	4.21	610	81.62
Massachusetts…………………………………………………….	...........	45	11,260,704	6.72	636	77.61
Michigan…………………………………………………….	...........	16	2,386,968	1.42	618	88.74
Minnesota…………………………………………………….	...........	40	6,378,403	3.80	607	84.31
Missouri…………………………………………………….	...........	11	1,710,794	1.02	610	89.40
Nebraska…………………………………………………….	...........	1	48,300	0.03	604	58.90
Nevada…………………………………………………….	...........	32	7,318,954	4.36	617	79.84
New Hampshire…………………………………………………….	...........	27	5,506,914	3.28	647	83.70
New Jersey…………………………………………………….	...........	27	6,133,184	3.66	588	74.36
New Mexico…………………………………………………….	...........	8	1,417,577	0.85	601	85.63
New York…………………………………………………….	...........	54	11,171,844	6.66	603	78.36
North Carolina…………………………………………………….	...........	27	4,182,613	2.49	617	86.60
Ohio…………………………………………………….	...........	9	1,071,291	0.64	613	87.49
Oklahoma…………………………………………………….	...........	3	280,890	0.17	570	87.50
Oregon…………………………………………………….	...........	3	628,422	0.37	610	87.57
Pennsylvania…………………………………………………….	...........	29	3,810,421	2.27	581	81.00
Rhode Island …………………………………………………….	...........	3	715,756	0.43	685	86.85
South Carolina …………………………………………………….	...........	10	1,380,227	0.82	594	86.92
Tennessee…………………………………………………….	...........	5	499,171	0.30	634	78.39
Texas…………………………………………………….	...........	5	608,613	0.36	595	84.47
Utah…………………………………………………….	...........	4	663,775	0.40	601	85.33
Vermont…………………………………………………….	...........	6	800,842	0.48	667	73.57
Virginia…………………………………………………….	...........	42	7,857,912	4.69	628	81.37
Washington…………………………………………………….	...........	13	2,646,425	1.58	632	80.78
Wisconsin…………………………………………………….	...........	14	2,631,968	1.57	630	83.45
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

*No more than approximately 0.56% of the mortgage loans in loan group III by aggregate principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Loan Group III

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family................................................................	...........	38	$9,925,703	5.92%	610	76.51%
Condominium.......................................................	...........	30	5,142,964	3.07	626	81.40
PUD..............................................................................	...........	61	13,979,081	8.34	627	84.69
Single Family.........................................................	...........	714	137,691,727	82.11	612	79.43
Townhouse.........................................................	...........	6	949,455	0.57	601	94.18
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

Occupancy Status of Mortgaged Properties in Loan Group III*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Owner Occupied....................................................................................	...........	849	$167,688,930	100.00%	613	79.84%
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Loan Group III

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 179 months..................................................................................	...........	1	$83,516	0.05%	650	47.22%
180 - 239 months..................................................................................	...........	15	2,326,931	1.39	677	70.58
240 - 359 months..................................................................................	...........	13	2,733,520	1.63	676	68.45
360 months..........................................................................................	...........	820	162,544,962	96.93	612	80.18
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in loan group III was approximately 356 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Loan Group III

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
61 - 120 months..................................................................................	...........	1	$83,516	0.05%	650	47.22%
121 - 180 months..................................................................................	...........	15	2,326,931	1.39	677	70.58
181 - 240 months..................................................................................	...........	7	1,602,737	0.96	671	62.00
241 - 300 months..................................................................................	...........	6	1,130,783	0.67	683	77.59
301 - 360 months...........................................................................................	...........	820	162,544,962	96.93	612	80.18
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in loan group III was approximately
354 months.

Loan Purpose for the Mortgage Loans in Loan Group III

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance..............................................................................	...........	686	$138,894,053	82.83%	614	78.91%
Purchase.............................................................................................................	...........	61	8,794,483	5.24	609	88.36
Rate/Term Refinance...........................................................................	...........	102	20,000,394	11.93	612	82.55
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

Documentation Type of the Mortgage Loans in Loan Group III

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative...................................................................................	...........	629	$123,390,604	73.58%	612	80.48%
Lite……………………………...............................................................	...........	19	4,819,811	2.87	627	78.98
Stated Income…………….................................................................	...........	201	39,478,514	23.54	617	77.92
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

Product Type of the Mortgage Loans in Loan Group III

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (40/30 BLN)………………………..	...........	1	$134,951	0.08%	657	32.93%
FIXED……………………….................................................................	...........	250	45,669,209	27.23	640	75.56
LIBOR 2/6 ARM………………………................................................................	...........	156	24,344,773	14.52	588	80.56
LIBOR 2/6 ARM (40/30 BLN)……………………….	...........	91	20,436,235	12.19	571	78.44
LIBOR 2/6 ARM (50/30 BLN)……………………….	...........	32	7,328,470	4.37	597	83.59
LIBOR 2/6 ARM IO………………….................................................................	...........	63	15,276,175	9.11	629	81.67
LIBOR 3/6 10YR DUAL…………...............................................................……..	...........	5	509,423	0.30	566	73.75
LIBOR 3/6 ARM……………………...............................................................	...........	76	15,359,814	9.16	600	84.06
LIBOR 3/6 ARM (40/30 BLN)……………………….	...........	34	6,978,161	4.16	610	83.21
LIBOR 3/6 ARM (50/30 BLN)……………………….	...........	86	19,345,664	11.54	613	83.06
LIBOR 3/6 ARM IO…………………................................................................	...........	40	8,631,600	5.15	638	81.40
LIBOR 5/6 ARM……………………...............................................................	...........	3	716,928	0.43	637	89.81
LIBOR 5/6 ARM (40/30 BLN)……………………….	...........	4	678,880	0.40	691	66.40
LIBOR 5/6 ARM (50/30 BLN)……………………….	...........	6	1,806,148	1.08	684	80.05
LIBOR 5/6 ARM IO…………………................................................................	...........	2	472,500	0.28	644	74.21
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group III

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months.....................................................................................................	...........	598	$121,884,770	72.69%	604	81.49%
Fixed.....................................................................................................	...........	251	45,804,159	27.31	640	75.44
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

Months to Next Rate Adjustment of the Mortgage Loans in Loan Group III

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
18 - 23 months..................................................................................................	...........	342	$67,385,652	40.18%	593	80.50%
30 - 35 months..................................................................................................	...........	241	50,824,663	30.31	613	83.01
54 - 59 months..................................................................................................	...........	15	3,674,455	2.19	671	78.68
Fixed...................................................................................................	...........	251	45,804,159	27.31	640	75.44
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

The weighted average next rate adjustment for the adjustable rate mortgage loans is approximately 28 months in loan group III. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Loan Group III

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.750% - 10.999%.................................................	...........	1	$253,864	0.15%	681	61.95%
11.500% - 11.749%.................................................	...........	5	1,106,497	0.66	708	73.32
11.750% - 11.999%.................................................	...........	27	5,928,972	3.54	670	74.94
12.000% - 12.249%................................................	...........	18	4,264,247	2.54	648	78.53
12.250% - 12.499%................................................	...........	17	4,306,805	2.57	661	84.91
12.500% - 12.749%................................................	...........	16	4,308,406	2.57	641	84.43
12.750% - 12.999%................................................	...........	27	5,992,767	3.57	634	82.15
13.000% - 13.249%................................................	...........	18	4,162,891	2.48	639	83.11
13.250% - 13.499%................................................	...........	26	6,222,104	3.71	611	79.26
13.500% - 13.749%................................................	...........	35	9,265,671	5.53	607	77.66
13.750% - 13.999%................................................	...........	55	11,188,027	6.67	594	81.28
14.000% - 14.249%................................................	...........	28	6,417,862	3.83	595	82.91
14.250% - 14.499%................................................	...........	43	8,082,008	4.82	588	80.26
14.500% - 14.749%................................................	...........	31	5,304,222	3.16	587	82.51
14.750% - 14.999%................................................	...........	53	10,007,211	5.97	589	83.27
15.000% - 15.249%................................................	...........	26	5,358,303	3.20	573	80.23
15.250% - 15.499%................................................	...........	35	6,353,273	3.79	578	82.82
15.500% - 15.749%................................................	...........	38	7,104,976	4.24	576	83.58
15.750% - 15.999%................................................	...........	40	6,223,075	3.71	571	86.22
16.000% - 16.249%................................................	...........	17	2,846,573	1.70	573	82.78
16.250% - 16.499%................................................	...........	16	2,867,343	1.71	580	82.96
16.500% - 16.749%................................................	...........	10	2,061,257	1.23	566	85.00
16.750% - 16.999%................................................	...........	6	947,696	0.57	576	85.80
17.000% - 17.249%................................................	...........	3	390,767	0.23	590	89.99
17.250% - 17.499%................................................	...........	4	404,313	0.24	570	86.70
17.500% - 17.749%................................................	...........	1	188,942	0.11	692	70.00
18.000% - 18.249%................................................	...........	1	274,703	0.16	527	41.67
19.000% - 19.249%................................................	...........	1	51,996	0.03	560	65.00
Fixed......................................................................	...........	251	45,804,159	27.31	640	75.44
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in loan group III was approximately 14.177%.

Minimum Mortgage Rates of the Mortgage Loans in Loan Group III

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
4.750% - 4.999%................................................	...........	1	$118,750	0.07%	623	95.00%
5.000% - 5.249%................................................	...........	5	712,250	0.42	627	87.57
5.250% - 5.499%................................................	...........	4	575,820	0.34	658	77.69
5.500% - 5.749%................................................	...........	16	2,709,217	1.62	640	74.71
5.750% - 5.999%................................................	...........	42	8,821,673	5.26	641	75.99
6.000% - 6.249%................................................	...........	28	6,011,490	3.58	632	80.13
6.250% - 6.499%................................................	...........	22	4,517,484	2.69	649	83.75
6.500% - 6.749%................................................	...........	27	5,768,434	3.44	622	85.00
6.750% - 6.999%................................................	...........	24	5,528,133	3.30	634	81.07
7.000% - 7.249%................................................	...........	23	5,638,193	3.36	625	80.75
7.250% - 7.499%................................................	...........	52	9,652,826	5.76	603	85.32
7.500% - 7.749%................................................	...........	45	10,117,928	6.03	608	80.12
7.750% - 7.999%................................................	...........	56	12,201,920	7.28	597	82.96
8.000% - 8.249%................................................	...........	22	4,711,201	2.81	586	81.59
8.250% - 8.499%................................................	...........	34	7,212,818	4.30	601	81.31
8.500% - 8.749%................................................	...........	23	4,436,768	2.65	578	81.18
8.750% - 8.999%................................................	...........	36	7,151,539	4.26	572	82.25
9.000% - 9.249%................................................	...........	19	3,997,302	2.38	575	78.50
9.250% - 9.499%................................................	...........	29	5,506,546	3.28	569	78.04
9.500% - 9.749%................................................	...........	28	5,706,874	3.40	577	83.15
9.750% - 9.999%................................................	...........	24	4,212,083	2.51	572	87.01
10.000% - 10.249%................................................	...........	12	2,335,832	1.39	575	85.47
10.250% - 10.499%................................................	...........	9	1,378,984	0.82	575	76.65
10.500% - 10.749%................................................	...........	8	1,743,011	1.04	576	85.97
10.750% - 10.999%................................................	...........	3	454,549	0.27	565	81.13
11.000% - 11.249%................................................	...........	2	122,308	0.07	543	74.59
11.250% - 11.499%................................................	...........	2	299,900	0.18	538	64.64
11.500% - 11.749%................................................	...........	1	188,942	0.11	692	70.00
12.000% - 12.249%................................................	...........	1	51,996	0.03	560	65.00
Fixed......................................................................	...........	251	45,804,159	27.31	640	75.44
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in loan group III was approximately 7.814%.

Periodic Rate Cap of the Mortgage Loans in Loan Group III

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%.................................................................................	...........	560	$114,187,648	68.09%	605	81.54%
1.500%.................................................................................	...........	31	5,922,978	3.53	576	81.67
1.520%.................................................................................	...........	1	114,959	0.07	575	63.19
2.000%.................................................................................	...........	6	1,659,185	0.99	595	78.36
Fixed.....................................................................................	...........	251	45,804,159	27.31	640	75.44
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in loan group III was approximately 1.038%.

Initial Rate Cap of the Mortgage Loans in Loan Group III

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.500% - 1.749%...............................................	...........	27	$5,141,002	3.07%	581	81.61%
2.000% - 2.249%...............................................	...........	77	16,321,371	9.73	593	80.49
3.000% - 3.249%...............................................	...........	492	99,949,897	59.60	606	81.68
5.000% - 5.249%...............................................	...........	2	472,500	0.28	644	74.21
Fixed...................................................................	...........	251	45,804,159	27.31	640	75.44
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in loan group III was approximately 2.811%.

Gross Margin of the Mortgage Loans in Loan Group III

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.750% - 2.999%...............................................	...........	2	$330,246	0.20%	597	74.79%
3.500% - 3.749%...............................................	...........	5	1,106,497	0.66	708	73.32
3.750% - 3.999%...............................................	...........	23	4,815,058	2.87	681	73.12
4.000% - 4.249%...............................................	...........	15	3,583,084	2.14	658	78.48
4.250% - 4.499%...............................................	...........	14	3,199,234	1.91	669	85.57
4.500% - 4.749%...............................................	...........	12	3,282,757	1.96	639	88.24
4.750% - 4.999%...............................................	...........	17	3,591,328	2.14	641	83.71
5.000% - 5.249%...............................................	...........	22	4,621,122	2.76	637	84.68
5.250% - 5.499%...............................................	...........	74	16,333,158	9.74	597	82.06
5.500% - 5.749%...............................................	...........	87	18,789,349	11.20	603	79.80
5.750% - 5.999%...............................................	...........	77	16,811,545	10.03	592	81.45
6.000% - 6.249%...............................................	...........	49	11,029,645	6.58	580	80.16
6.250% - 6.499%...............................................	...........	33	6,290,815	3.75	588	80.09
6.500% - 6.749%...............................................	...........	29	4,579,301	2.73	574	80.33
6.750% - 6.999%...............................................	...........	20	3,504,362	2.09	572	81.83
7.000% - 7.249%...............................................	...........	15	3,163,147	1.89	578	73.63
7.250% - 7.499%...............................................	...........	46	6,652,267	3.97	586	86.11
7.500% - 7.749%...............................................	...........	33	5,607,935	3.34	592	85.77
7.750% - 7.999%...............................................	...........	19	3,467,880	2.07	572	87.03
8.000% - 8.249%...............................................	...........	3	548,623	0.33	600	84.13
8.250% - 8.499%...............................................	...........	2	461,957	0.28	606	90.72
8.500% - 8.749%...............................................	...........	1	115,461	0.07	579	85.00
Fixed..................................................................	...........	251	45,804,159	27.31	640	75.44
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in loan group III was approximately 5.814%.

Originator of the Mortgage Loans in Loan Group III

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
AEGIS MORTGAGE…………...…………………………	...........	449	$93,385,499	55.69%	630	80.07%
ENCORE CREDIT DIVISION OF BSRM…………….	...........	214	43,446,909	25.91	591	77.81
OTHER…………………………...............................................	...........	186	30,856,521	18.40	595	81.99
Total.........	...........	849	$167,688,930	100.00%	613	79.84%

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX
DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-HE5 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

  Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

  Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depository of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depository for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depository, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

(a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

  U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. Person. As used in this free writing prospectus the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

As used in this free writing prospectus, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities